UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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REALPAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RealPage, Inc.

2201 Lakeside Blvd.

Richardson, Texas 75082

March 8, 2021

Dear RealPage Stockholder:

You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of RealPage, Inc. (“RealPage” or the “Company”) to be held on March 8, 2021, at 10:00 a.m., Central time. Due to the possible public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, RealPage will hold the Special Meeting virtually via the Internet at www.meetingcenter.io/267632344. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated as of December 20, 2020 (the “Merger Agreement”), by and among Mirasol Parent, LLC, a Delaware limited liability company (“Parent”), Mirasol Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and RealPage, (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to RealPage’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. Parent and Merger Sub are entities that are affiliated with Thoma Bravo, L.P., a private equity investment firm. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into RealPage and the separate corporate existence of Merger Sub will cease, with RealPage continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent.

If the Merger is completed, you will be entitled to receive $88.75 in cash, less any applicable withholding taxes, for each share of RealPage common stock that you own (other than certain Company Restricted Stock Awards), unless you have properly exercised your appraisal rights.

The Board of Directors of RealPage (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that it is in the best interests of RealPage and its stockholders, and declared it advisable, to enter into the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by RealPage, the performance by RealPage of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; and (iii) resolved to recommend that holders of RealPage common stock adopt the Merger Agreement in accordance with the DGCL. The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote in person by virtual ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of RealPage common stock entitled to vote at the Special Meeting.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (800) 578-5378

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

David G. Monk
Executive Vice President, Chief Legal Officer and Secretary

The accompanying proxy statement is dated February 5, 2021 and, together with the enclosed form of proxy card, is first being mailed on or about February 5, 2021.

RealPage, Inc.

2201 Lakeside Blvd.

Richardson, Texas 75082

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA THE INTERNET ON MARCH 8, 2021

Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of RealPage, Inc., a Delaware corporation (“RealPage”), will be held on March 8, 2021 at 10:00 a.m., Central time. Due to the possible public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, RealPage will hold the Special Meeting virtually via the Internet at www.meetingcenter.io/267632344. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of December 20, 2020, (the “Merger Agreement”), by and among Mirasol Parent, LLC, a Delaware limited liability company (“Parent”), Mirasol Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and RealPage. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into RealPage and the separate corporate existence of Merger Sub will cease, with RealPage continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent;

2. To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to RealPage’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Only holders of RealPage common stock (“RealPage Stockholders”) of record as of the close of business on February 1, 2021, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote in person by virtual ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the adoption of the Merger Agreement, “FOR,” on an advisory (non-binding) basis, the Compensation Proposal and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

By Order of the Board of Directors,

David G. Monk
Executive Vice President, Chief Legal Officer and Secretary

Dated: February 5, 2021

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a RealPage Stockholder of record, voting in person by virtual ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the Compensation Proposal or the adjournment proposal.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of RealPage common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (800) 578-5378

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Mirasol Merger Sub, Inc. with and into RealPage, Inc. (the “Merger”) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “RealPage,” “we,” “our,” “us,” the “Company” and similar words refer to RealPage, Inc. Throughout this proxy statement, we refer to Mirasol Parent, LLC as “Parent” and Mirasol Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated December 20, 2020, by and among Parent, Merger Sub and RealPage as the “Merger Agreement,” our common stock, par value $0.001 per share, as “RealPage common stock,” and the holders of RealPage common stock as “RealPage Stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Parties Involved in the Merger

RealPage, Inc.

RealPage, a Delaware corporation, is a leading global provider of software and data analytics to the real estate industry. RealPage provides a technology platform that enables real estate owners and managers to change how people experience and use rental space. RealPage’s clients use the platform to gain transparency in asset performance, leverage data insights and monetize space to create incremental yields. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 19 million units worldwide from offices in North America, Europe and Asia. RealPage common stock is listed on The Nasdaq Global Select Market (“NASDAQ”) under the symbol “RP.”

Mirasol Parent, LLC

Parent was formed on December 9, 2020, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.

Mirasol Merger Sub, Inc.

Merger Sub is a wholly owned subsidiary of Parent and was formed on December 9, 2020, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.

Parent and Merger Sub are each affiliated with Thoma Bravo Fund XIII, L.P. and Thoma Bravo Fund XIV, L.P. (the “Thoma Bravo Funds”), and Parent, Merger Sub and the Thoma Bravo Funds are each affiliated with

Thoma Bravo, L.P. (“Thoma Bravo”). Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. At the Effective Time (as defined in the section of this proxy statement captioned “—The Merger”),the Surviving Corporation (as defined in the section of the proxy statement captioned “—The Merger”), will be indirectly owned by the Thoma Bravo Funds and certain of their affiliates.

In connection with the transactions contemplated by the Merger Agreement, (1) the Thoma Bravo Funds have provided Parent with an equity commitment of $7.36 billion and (2) Parent has obtained debt financing commitments in an aggregate amount of $4 billion from Goldman Sachs Bank USA, Credit Suisse AG, Credit Suisse Loan Funding LLC, UBS AG, Stamford Branch, UBS Securities LLC, Apollo Global Funding, LLC, Apollo Capital Management, L.P., Bank of Montreal, BMO Capital Markets Corp., Barclays Bank PLC, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Jefferies Finance LLC, KKR Corporate Lending LLC, KKR Capital Markets LLC, Nomura Securities International, Inc., Royal Bank of Canada, RBC Capital Markets LLC, Truist Bank, Truist Securities, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, SPC Financing Company LLC, Thoma Bravo Credit Fund I, L.P., Thoma Bravo Credit Fund II, L.P., Ares Capital Management LLC, Owl Rock Capital Advisors LLC, Owl Rock Capital Corporation , PSP Investments Credit USA LLC, T. Rowe Price Associates, Inc., Oak Hill Advisors, L.P., Apollo Capital Management, L.P., Diameter Master Fund LP, Benefit Street Partners L.L.C., on behalf of its affiliated funds, and New Mountain Finance Advisers BDC, L.L.C. Such amounts will be used to fund the aggregate purchase price required to be paid at the closing of the Merger and to also fund certain other payments (including the Required Amounts (as defined in the section of this proxy statement captioned “—Financing of the Merger”)), subject to the terms and conditions of the Merger Agreement. In addition, the Thoma Bravo Funds have agreed to guarantee the payment of certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $533 million, including any termination fee and amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by RealPage, as specified in the Merger Agreement. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into RealPage and the separate corporate existence of Merger Sub will cease, with RealPage continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, RealPage common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, RealPage common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and RealPage will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provision of the General Corporation Law of the State of Delaware (the “DGCL”) (the time of such filing and the acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and RealPage and specified in the certificate of merger, being referred to herein as the “Effective Time”).

Merger Consideration

RealPage Common Stock

At the Effective Time, each then outstanding share of RealPage common stock (other than (A) shares of RealPage common stock (i) held by RealPage as treasury stock, (ii) owned by Parent or Merger Sub, (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub or (iv) owned by RealPage Stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares of RealPage common stock in accordance with Section 262 of the DGCL, collectively, the “Excluded Shares” and (B) certain Company Restricted Stock Awards (as further discussed in the section of this proxy statement captioned “—Merger Consideration—Treatment of Company Options and Company Restricted Stock Awards”)) will be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $88.75, without interest thereon (the “Per Share Merger Consideration”), less any applicable withholding taxes.

At or prior to the Effective Time, Parent will deposit (or cause to be deposited) an amount of cash equal to the aggregate Per Share Merger Consideration with a designated payment agent for payment of each share of RealPage common stock owned by each RealPage Stockholder. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of Company Options and Company Restricted Stock Awards

The Merger Agreement provides that each option (whether vested or unvested) granted under RealPage’s equity incentive plans (each, a “Company Option”) outstanding prior to the Effective Time will be converted into cash equal to (i) the excess of the Per Share Merger Consideration over the per share exercise price of such Company Option, times (ii) the number of shares of RealPage common stock covered by such Company Option. This consideration is herein referred to as the “Option Consideration.”

With limited exceptions, each award of RealPage common stock that is subject to vesting requirements (each, a “Company Restricted Stock Award”) granted prior to the date of the Merger Agreement that is outstanding prior to the Effective Time will be converted into an amount in cash equal to (i) the Per Share Merger Consideration times (ii) the number of shares of RealPage common stock covered by the applicable award immediately prior to the Effective Time (which will be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any award subject to performance based vesting conditions). This consideration is herein referred to as the “RSA Consideration.”

Each Company Restricted Stock Award granted after the date of the Merger Agreement and certain other shares granted pursuant to Company Restricted Stock Awards that are not converted into the right to receive the RSA Consideration will be converted into a cash-based award having a value equal to (i) the Per Share Merger Consideration times (ii) the number of shares of RealPage common stock covered by the applicable award immediately prior to the Effective Time (which shall be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any award subject to performance based vesting conditions), having the terms and conditions applicable to the Company Restricted Stock Award (including the time-based vesting conditions in the applicable award agreement), subject, in specified cases, to accelerated vesting upon a termination without Cause, for Good Reason or due to death or disability.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Outstanding Company Options and Company Restricted Stock Awards.”

Treatment of Convertible Securities

On the Closing Date, Parent, Merger Sub and RealPage shall, as and to the extent required by the Convertible Notes Indentures (as defined in the section of this proxy statement captioned “—Financing of the Merger”), execute, and use reasonable best efforts to cause the trustee to execute, any supplemental indenture(s)

required by the Convertible Notes Indentures and deliver any certificates and other documents required by the Convertible Notes Indentures to be delivered by such persons in connection with such supplemental indenture(s); provided, that counsel for RealPage shall not be required to give any legal opinions under the Convertible Notes Indentures. Prior to the Effective Time, the Company shall deliver all notices and take all other actions required under the terms of the Convertible Notes or the Convertible Notes Indentures (or required by applicable Law with respect to the Convertible Notes or the Convertible Notes Indentures), including, without limitation, the giving of any notices that may be required in connection with the Merger, including with respect to any repurchases or conversions of the Convertible Notes occurring as a result of or in connection with the Merger, and the Company will provide copies of such notice or other document to Parent at a reasonable time (and in any event at least two (2) business days) prior to delivering any such notice or other document and shall reasonably consider all comments provided by Parent with respect thereto. After the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, comply with its obligations (including any conversion or repurchase obligations) under the Convertible Notes Indentures.

At and prior to the Effective Time, RealPage shall (i) use reasonable best efforts to facilitate the settlement of certain derivative transactions entered into in connection with the Convertible Notes at the Effective Time as reasonably requested by Parent (it being understood that any such settlement will be subject to the respective terms of such derivative transactions, as such terms may be amended or modified from time to time after the date hereof with the prior written consent of Parent), (ii) use reasonable best efforts to cooperate with Parent with respect to its efforts to settle such derivative transactions and the negotiation of any termination payments or valuations related thereto, as applicable; provided, that RealPage shall not (x) exercise any right that it may have to terminate any of such derivative transactions or (y) except as required pursuant to the terms of such derivative transactions, agree to amend or modify the terms of the documentation relating to, or agree to any amount due upon, the termination or settlement of such derivative transactions, in each case, without the prior written consent of Parent; provided, further, that nothing herein shall require RealPage to (A) make any payment with respect to the termination or settlement of any such derivative transactions in connection with the Merger prior to the occurrence of the Effective Time or (B) enter into any instrument or agreement relating to the termination or settlement of the such derivative transactions, or agree to any change or modification to any such derivative transactions that is effective prior to the Effective Time and (iii) deliver all notices and take all other actions required under the terms of such derivative transactions, including the giving of any notices that may be required in connection with the Merger, and RealPage will provide copies of such notice or other document to Parent at a reasonable time (and in any event at least two (2) business days to the extent practicable) prior to delivering any such notice or other document and shall reasonably consider all comments provided by Parent with respect thereto.

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by RealPage Stockholders in exchange for shares of RealPage common stock in the Merger will be a taxable transaction to RealPage Stockholders for U.S. federal income tax purposes. Such receipt of cash by each RealPage Stockholder that is a U.S. Holder (as defined under the section, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of RealPage common stock surrendered pursuant to the Merger by such stockholder. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless such U.S. Holder complies with certification procedures under the backup withholding rules.

A RealPage Stockholder that is a Non-U.S. Holder (as defined under the section, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of RealPage common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

RealPage Stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

RealPage Stockholders should consult their tax advisors in light of their particular circumstances and any consequences arising under U.S. federal, state, local and non-U.S. income and other tax consequences relating to the Merger.

Appraisal Rights

If the Merger is consummated and certain conditions are met, RealPage Stockholders who continuously hold shares of RealPage common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that RealPage Stockholders may be entitled to have their shares of RealPage common stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of RealPage common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, RealPage Stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

RealPage Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of RealPage common stock.

To exercise appraisal rights, RealPage Stockholders must: (i) submit a written demand for appraisal to RealPage before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold shares of RealPage common stock of record through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of RealPage unless certain stock ownership conditions are satisfied by the RealPage Stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex C to this proxy statement. If you hold your shares of RealPage common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Regulatory Approvals Required for the Merger

HSR Act, U.S. Antitrust Matters and Other Regulatory Approvals

Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated and approvals, consents, waivers or clearances under other antitrust laws have been obtained. RealPage and RP Property Parent, LP made the filings required under the HSR Act on January 5, 2021, and the applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern time on February 4, 2021.

Money Transmitter Licenses

A RealPage Group Member (as defined in the section of this proxy statement captioned “—Closing Conditions”) holds a license to operate as a money transmitter or other similar money service business (each such license, a “Money Transmitter License” and such subsidiary, “Licensee”) in numerous U.S. jurisdictions. The money transmission laws and regulations of certain of these jurisdictions require that, in connection with a change of control of Licensee, Licensee and/or the acquiror must notify the applicable governmental authority, make certain filings with such governmental authority and/or obtain the consent or approval of such governmental authority (such consents or approvals, “Licensee Consents”). It is a condition to each of RealPage, Parent and Merger Sub’s obligation to complete the Merger that RealPage and Parent obtain the Licensee Consents in certain material jurisdictions in which Licensee provides regulated services pursuant to a Money Transmitter License, that represent, in the aggregate (among other things, together with states that do not require a Money Transmitter License to provide such services and jurisdictions that do not require approval, consent, exemption or waiver to consummate the Merger), at least 80% of the fee revenue received by Licensee in the United States during the period of January 1, 2020 to November 30, 2020 (the “Material Jurisdictions”). RealPage and Parent have begun the process of obtaining the Licensee Consents, but there can be no assurance that all such Licensee Consents will be obtained before the Termination Date (as defined in the section of this proxy statement captioned “—Termination of the Merger Agreement”).

For more information, please see the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger.”

Closing Conditions

The obligations of RealPage, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:

•	the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•	the expiration or termination of the applicable waiting period under the HSR Act and the receipt of approvals, consents, waivers or clearances under other antitrust laws;

•	the receipt of Licensee Consents in the Material Jurisdictions;

•	the absence of any laws or court orders making the Merger illegal or otherwise prohibiting the Merger;

•

in the case of Parent and Merger Sub, the absence, since the date of the Merger Agreement, of any continuing change, event, effect or circumstance at RealPage that is or would reasonably be expected to be materially adverse (with certain limitations) to the business, financial condition or results of operations of RealPage and its subsidiaries (each, a “RealPage Group Member” and together, the “RealPage Group”), taken as a whole;

•

the accuracy of the representations and warranties of RealPage, Parent and Merger Sub in the Merger Agreement, subject to materiality qualifiers, as of the Effective Time or the date in respect of which such representation or warranty was specifically made; and

•

the performance in all material respects by RealPage, Parent and Merger Sub of their respective obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time.

Financing of the Merger

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement, will be approximately $11.3 billion. This amount includes funds needed to: (1) pay RealPage Stockholders the amounts due under the Merger Agreement for their RealPage common stock (other than certain Company Restricted Stock Awards), (2) make payments in respect of our outstanding Company Restricted Stock Awards payable at the closing of the Merger pursuant to the Merger Agreement, (3) make payments in respect of our outstanding Company Options payable at the closing of the Merger pursuant to the Merger Agreement, (4) make payments of all indebtedness outstanding under that certain Amended and Restated Credit Agreement, dated as of September 5, 2019, by and among RealPage, as borrower, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent (the “Credit Facility”) and (5) make payments of all amounts required to be paid in connection with the Merger pursuant to (a) that certain Indenture, dated as of May 23, 2017, between RealPage and Wells Fargo Bank, National Association, as trustee (the “2022 Convertible Notes Indenture”), and the 1.50% Convertible Senior Notes due 2022 issued pursuant thereto (the “2022 Convertible Notes”), (b) that certain Indenture, dated as of May 22, 2020, between the Company and U.S. Bank National Association, as trustee (as supplemented by that certain First Supplemental Indenture, dated as of May 22, 2020, the “2025 Convertible Notes Indenture” and, together with the 2022 Convertible Notes Indenture, the “Convertible Notes Indentures”) and the 1.50% Convertible Senior Notes due 2025 issued pursuant thereto (the “2025 Convertible Notes” and, together with the 2022 Convertible Notes, the “Convertible Notes”) and (c) certain derivative transactions entered into in connection with the Convertible Notes (collectively, the “Required Amounts”).

The Thoma Bravo Funds have committed to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $7.36 billion, subject to the terms and conditions set forth in an equity commitment letter, dated as of December 20, 2020 (the “Equity Commitment Letter”). RealPage is an express third-party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter by a Thoma Bravo Fund to be funded to Parent in accordance with the Equity Commitment Letter, and to cause Parent to enforce its rights against such Thoma Bravo Fund to perform its funding obligations under the Equity Commitment Letter, in each case subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.

Pursuant to the limited guaranty delivered by the Thoma Bravo Funds in favor of RealPage, dated as of December 20, 2020 (the “Guaranty”), the Thoma Bravo Funds have agreed to guarantee the payment of certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $533 million, including any termination fee and amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by RealPage, as specified in the Merger Agreement.

In addition, in connection with the Merger Agreement, Parent and Merger Sub entered into a debt commitment letter, dated as of December 20, 2020 (as amended, supplemented or otherwise modified, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Letters”) with Goldman Sachs Bank USA (“Goldman”), pursuant to which Goldman has committed to provide, upon certain terms and subject to certain conditions, Parent and Merger Sub with Debt Financing (as defined in the section of this proxy statement captioned “The Merger—Financing of the Merger”) in an aggregate principal amount of $4 billion. The Debt Commitment Letter was subsequently (i) amended and restated to add Credit Suisse AG, Credit Suisse Loan Funding LLC, UBS AG, Stamford Branch, UBS Securities LLC, Apollo Global Funding, LLC, Apollo Capital Management, L.P., Bank of Montreal, BMO Capital Markets Corp., Barclays Bank PLC, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Jefferies Finance LLC, KKR Corporate Lending LLC, KKR Capital Markets LLC, Nomura Securities International, Inc., Royal Bank of Canada, RBC Capital Markets LLC, Truist Bank, Truist Securities, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and SPC Financing Company LLC as commitment parties thereto, (ii) supplemented to allocate a portion of the commitments to Thoma Bravo Credit Fund I, L.P. and Thoma Bravo Credit Fund II, L.P., each of which is an affiliate of Thoma Bravo and (iii) further amended and restated to provide for the private placement of the second lien term loan facility set forth therein to Goldman Sachs Bank USA, Thoma Bravo Credit Fund I, L.P., Thoma Bravo Credit Fund II, L.P. , Ares Capital Management LLC, Owl Rock Capital Advisors LLC, Owl Rock Capital Corporation , PSP Investments Credit USA LLC, T. Rowe Price Associates, Inc., Oak Hill Advisors, L.P., Apollo Capital Management, L.P., Diameter Master Fund LP, Benefit Street Partners L.L.C., on behalf of its affiliated funds, and New Mountain Finance Advisers BDC, L.L.C. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Each of Parent and Merger Sub shall, and shall cause their respective subsidiaries and the Thoma Bravo Funds to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing described in the Financing Letters on the terms (including the market “flex” provisions) set forth in the Financing Letters.

RealPage has agreed to use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the financing contemplated by the Debt Commitment Letter, subject to the terms set forth in the Merger Agreement. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Cooperation with Debt Financing.”

Required Stockholder Approval

The affirmative vote of the holders of a majority of the outstanding shares of RealPage common stock is required to adopt the Merger Agreement. As of the Record Date, 51,030,050 votes constitute a majority of the outstanding shares of RealPage common stock. Approval of the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to RealPage’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”) and the proposal to adjourn the Special Meeting (the “adjournment proposal”), whether or not a quorum is present, requires the affirmative vote of a majority of the shares of RealPage common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 11,233,895 shares of RealPage common stock, representing approximately 11.00% of the shares of RealPage common stock outstanding as of the Record Date (and approximately 11.07% of the shares of RealPage common stock outstanding when taking into account Company Options held, in the aggregate, by our directors and executive officers).

Stephen T. Winn, our Chairman of the Board of Directors and Chief Executive Officer, and certain of his affiliated entities (the “Winn entities”) entered into a voting agreement with Parent and the Company, dated as of December 20, 2020 (the “Voting Agreement”). Mr. Winn and the Winn entities collectively own 10,299,287 shares of RealPage common stock representing approximately 10.09% of the outstanding RealPage common stock as of February 1, 2021. Pursuant to the Voting Agreement, Mr. Winn and the Winn entities have agreed, among other things, to vote their shares of RealPage common stock in favor of the proposal to adopt the Merger Agreement and against any competing transaction so long as the Merger Agreement has not been terminated and the Board of Directors has not made a Company Board Recommendation Change (as defined and described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change”). For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Voting Agreement.”

We currently expect that our directors and executive officers will vote all of their respective shares of RealPage common stock: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment proposal.

The Special Meeting

Date, Time and Place

A special meeting of RealPage Stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held on March 8, 2021 at 10:00 a.m., Central time (the “Special Meeting”). Due to the possible public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, RealPage will hold the Special Meeting virtually via the Internet at www.meetingcenter.io/267632344 (the “virtual meeting website”). You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of RealPage common stock at the close of business on February 1, 2021 (the “Record Date”). Each holder of RealPage common stock shall be entitled to one (1) vote for each such share owned at the close of business on the Record Date.

Quorum

As of the Record Date, there were 102,060,098 shares of RealPage common stock outstanding and entitled to vote at the Special Meeting. The holders of a majority of the shares of RealPage common stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

Recommendation of the RealPage Board of Directors

The Board of Directors has unanimously: (i) determined that it is in the best interests of RealPage and its stockholders, and declared it advisable, to enter into the Merger Agreement in accordance with the DGCL and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by RealPage, the performance by RealPage of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; and (iii) resolved to recommend that RealPage Stockholders adopt the Merger Agreement in accordance with the DGCL.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Prior to the adoption of the Merger Agreement by RealPage Stockholders, under certain circumstances, the Board of Directors may withdraw or change the foregoing recommendation if it determines in good faith (after consultation with its financial advisor and its outside legal counsel) that failure to do so would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law. However, the Board of Directors cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent and its representatives in good faith over a four (4) business day period, after which the Board of Directors shall have determined that the failure of the Board of Directors (or a committee thereof) to make a Company Board Recommendation Change (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change”) would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law. The termination of the Merger Agreement by RealPage following the Board of Directors’ authorization for RealPage to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The “Go Shop” Period—Solicitation of Other Offers”) will result in the payment by RealPage of a termination fee of either (i) $91,000,000 if the Merger Agreement is terminated before the No Shop Period Start Date (as defined in the section of this proxy statement captioned “—Alternative Acquisition Proposals”) with respect to an Excluded Party (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The “Go Shop” Period—Solicitation of Other Offers”), so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement or (ii) $288,000,000, in the case of any other such termination. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Opinion of BofA Securities, Inc.

In connection with the Merger, BofA Securities, Inc. (“BofA Securities”), RealPage’s financial advisor, delivered to the Board of Directors a written opinion, dated December 20, 2020, as to the fairness, from a financial point of view and as of the date of the opinion, to the RealPage Stockholders (other than holders of Excluded Shares) of the Per Share Merger Consideration to be received by such holders in the Merger. The full text of the written opinion, dated December 20, 2020, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the Board of Directors (in its capacity as such) for the benefit and use of the Board of Directors in connection with and for purposes of its evaluation of the Per Share Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to RealPage or in which RealPage might engage or as to the underlying business decision of RealPage to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation to any RealPage Stockholder as to how to vote or act in connection with the proposed Merger or any other matter.

For more information, see the section of this proxy statement captioned “The Merger—Opinion of BofA Securities, Inc.”

Interests of RealPage’s Directors and Executive Officers in the Merger

When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, RealPage Stockholders should be aware that RealPage’s directors and executive officers may have interests in the Merger that are different from, or in addition to, RealPage Stockholders more generally. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger and (3) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:

•

at the Effective Time, each Company Option and Company Restricted Stock Award held by an executive officer or director will receive the treatment described in the section of this proxy statement captioned “The Merger—Interests of RealPage’s Directors and Executive Officers in the Merger—Treatment of Company Options and Company Restricted Stock Awards;”

•

eligibility of RealPage’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) under their employment agreements with RealPage, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of RealPage’s Directors and Executive Officers in the Merger—Executive Employee Arrangements;” and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of RealPage common stock held by RealPage directors and executive officers will be treated in the same manner as outstanding shares of RealPage common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of RealPage’s Directors and Executive Officers in the Merger.”

Alternative Acquisition Proposals

The “Go Shop” Period—Solicitation of Other Acquisition Proposals

Under the Merger Agreement, from the date of the Merger Agreement until 11:59 p.m., Central time on February 3, 2021 (such date, the “No Shop Period Start Date” and such period, the “Go Shop Period”), RealPage, its affiliates and their respective representatives have the right to, among other things: (i) solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal; (ii) subject to an Acceptable Confidentiality Agreement (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘Go Shop’ Period—Solicitation of Other Offers”), provide any non-public information to, any third person with the intent to facilitate the making of an Acquisition Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘Go Shop’ Period—Solicitation of Other Offers”); (iii) continue, enter into, maintain, participate or otherwise engage in discussions with any third person (and its representatives and financing sources) with respect to an Acquisition Proposal (or any proposal or inquiry that could constitute or reasonably be expected to lead to an Acquisition Proposal); and (iv) cooperate with or assist or participate in or facilitate any such proposals, inquiries, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposal.

The “No Shop” Period—No Solicitation of Other Acquisition Proposals

Under the Merger Agreement, from the No Shop Period Start Date until the Effective Time, RealPage may not: (i) solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any Acquisition Proposal; (ii) engage in discussions or negotiations with, or provide any non-public information to, any person relating to, an Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into a contract relating to an Acquisition Transaction (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘Go Shop’ Period—Solicitation of Other Offers”).

Notwithstanding the foregoing restrictions, under certain specified circumstances, from the No Shop Period Start Date until the adoption of the Merger Agreement by RealPage’s stockholders, RealPage may, among other things, provide information to, and engage or participate in negotiations or substantive discussions with, a person in respect of a bona fide Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives, prospective debt and equity financing sources and/or their respective representatives) with such Acquisition Proposal (in each case, if requested by such person) and such Acquisition Proposal did not result from any material breach of RealPage’s obligations, as described in the immediately preceding paragraph if (and only if), subject to complying with certain procedures described in the subsequent paragraph, the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and its outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably likely lead to a Superior Proposal, and, in each case, the failure to take such actions in respect of such Acquisition Proposal would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘No Shop’ Period—No Solicitation of Other Offers.”

Both during the Go Shop Period and after the No Shop Period Start Date but prior to the adoption of the Merger Agreement by RealPage’s stockholders, RealPage is entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal if it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith over a four (4) business day period in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.

The termination of the Merger Agreement by RealPage following the Board of Directors’ authorization for RealPage to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal will result in the payment by RealPage of a termination fee of either (i) $91,000,000 if the Merger Agreement is terminated before the No Shop Period Start Date with respect to an Excluded Party, the Company has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal or (ii) $288,000,000, in the case of any other such termination. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Termination of the Merger Agreement

In addition to the circumstances described above, Parent and RealPage have certain rights to terminate the Merger Agreement under customary circumstances, including by mutual agreement, the imposition of laws or non-appealable court orders that make the Merger illegal or otherwise prohibit the Merger, an uncured breach of the Merger Agreement by the other party, if the Merger has not been consummated by 11:59 p.m., Central time on September 20, 2021 (the “Termination Date”) (subject to an extension of the marketing period (as further described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement”)), or if RealPage Stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof). Under some circumstances, (i) RealPage is required to pay Parent a termination fee equal to either $91,000,000 or $288,000,000; and (ii) Parent is required to pay RealPage a termination fee equal to $528,000,000. Please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Effect on RealPage if the Merger Is Not Completed

If the Merger Agreement is not adopted by RealPage Stockholders, or if the Merger is not completed for any other reason:

i.	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of RealPage common stock pursuant to the Merger Agreement;

ii.

(a) RealPage will remain an independent public company; (b) RealPage common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act; and (c) RealPage will continue to file periodic reports with the SEC; and

iii.

under certain specified circumstances, RealPage will be required to pay Parent a termination fee of either $91,000,000 or $288,000,000, upon the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

The Voting Agreement

Mr. Winn and the Winn entities, which collectively own 10,299,287 shares of RealPage common stock representing approximately 10.09% of the outstanding RealPage common stock as of February 1, 2021, entered into the Voting Agreement with Parent and the Company. Pursuant to the Voting Agreement, Mr. Winn and the Winn entities have agreed, among other things, to vote their shares of RealPage common stock in favor of the proposal to adopt the Merger Agreement and against any competing transaction so long as the Merger Agreement has not been terminated and the Board of Directors has not made a Company Board Recommendation Change.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”

Q: Why am I receiving these materials?

A: The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of RealPage common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q: When and where is the Special Meeting?

A: Due to the possible public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, RealPage will hold the Special Meeting virtually via the Internet at the virtual meeting website. You will not be able to attend the Special Meeting physically in person.

Q: What am I being asked to vote on at the Special Meeting?

A: You are being asked to vote on the following proposals:

•	to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into RealPage, and RealPage will become a wholly owned subsidiary of Parent;

•	to approve, on an advisory (non-binding) basis, the Compensation Proposal; and

•

to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q: Who is entitled to vote at the Special Meeting?

A: Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of RealPage common stock shall be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.

Q: May I attend the Special Meeting and vote in person?

A: Yes. If you are a stockholder of record, you may attend the Special Meeting virtually via the Internet at the virtual meeting website on March 8, 2021 and complete a virtual ballot, whether or not you sign and return your proxy card. If you are a stockholder of record, you will need your assigned 16-digit control number to vote shares electronically at the Special Meeting. The control number can be found on the proxy card, voting instruction form, or other applicable proxy notices.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and complete a virtual ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q: What will I receive if the Merger is completed?

A: Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration of $88.75 in cash, less any applicable withholding taxes, for each share of RealPage common stock that you own (other than certain Company Restricted Stock Awards), unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of RealPage common stock, you will receive $8,875 in cash in exchange for your shares of RealPage common stock, less any applicable withholding taxes.

Additionally, the Merger Agreement provides that each Company Option outstanding prior to the Effective Time will receive the Option Consideration.

With limited exceptions, each Company Restricted Stock Award granted prior to the date of the Merger Agreement that is outstanding prior to the Effective Time will receive the RSA Consideration.

Each Company Restricted Stock Award granted after the date of the Merger Agreement and certain other shares granted pursuant to Company Restricted Stock Awards that are not converted into the right to receive the RSA Consideration will be converted into a cash-based award having a value equal to (i) the Per Share Merger Consideration times (ii) the number of shares of RealPage common stock covered by the applicable award immediately prior to the Effective Time (which shall be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any award subject to performance based vesting conditions), having the terms and conditions applicable to the Company Restricted Stock Award (including the time-based vesting conditions in the applicable award agreement), subject, in specified cases, to accelerated vesting upon a termination without Cause, for Good Reason or due to death or disability.

Q: What vote is required to adopt the Merger Agreement?

A: The affirmative vote of the holders of a majority of the outstanding shares of RealPage common stock is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote in person by virtual ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the Compensation Proposal or any proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q: Have any RealPage Stockholders already agreed to approve the proposal to adopt the Merger Agreement?

A: Yes. Mr. Winn and the Winn entities, which collectively own 10,299,287 shares of RealPage common stock representing approximately 10.09% of the outstanding RealPage common stock as of February 1, 2021, have entered into the Voting Agreement with Parent. Pursuant to the Voting Agreement, Mr. Winn and the Winn entities have agreed, among other things, to vote their shares of RealPage common stock in favor of the proposal to adopt the Merger Agreement and against any competing transaction so long as the Merger Agreement has not been terminated and the Board of Directors has not made a Company Board Recommendation Change. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Voting Agreement.”

Q: What happens if the Merger is not completed?

A: If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of RealPage common stock. Instead, RealPage will remain an independent public company, RealPage common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, RealPage will be required to pay Parent a termination fee of either $91,000,000 or $288,000,000, upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Q: Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?

A: The Exchange Act and applicable SEC rules thereunder require RealPage to seek an advisory (non-binding) vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q: What vote is required to approve the Compensation Proposal?

A: The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required for approval of the Compensation Proposal.

Q: What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?

A: Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on RealPage. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to RealPage’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q: What do I need to do now?

A: You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q: Should I surrender my book-entry shares now?

A: No. After the Merger is completed, the payment agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of RealPage common stock represented by such holder’s book-entry shares for merger consideration.

Q: What happens if I sell or otherwise transfer my shares of RealPage common stock after the Record Date but before the Special Meeting?

A: The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of RealPage common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies RealPage in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of RealPage common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by RealPage.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of RealPage common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q: How may I vote?

A: If you are a stockholder of record (that is, if your shares of RealPage common stock are registered in your name with Computershare, our transfer agent), there are four (4) ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the Special Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of RealPage common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet by visiting the address on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of RealPage common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of RealPage common stock in person by virtual ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by virtual ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q: If my broker holds my shares in “street name,” will my broker vote my shares for me?

A: No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement but will have no effect on the Compensation Proposal or the adjournment proposal.

Q: May I change my vote after I have mailed my signed and dated proxy card?

A: Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Secretary of RealPage; or

•	by attending the Special Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot.

If you hold your shares of RealPage common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q: What is a proxy?

A: A proxy is your legal designation of another person to vote your shares of RealPage common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of RealPage common stock is called a “proxy card.” Stephen T. Winn, our Chairman of the Board of Directors and Chief Executive Officer, is the proxy holder for the Special Meeting, with full power of substitution and re-substitution.

Q: If a stockholder gives a proxy, how are the shares voted?

A: Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q: What should I do if I receive more than one (1) set of voting materials?

A: Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one (1) set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one (1) brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one (1) name, you will receive more than one (1) proxy card.

Q: Where can I find the voting results of the Special Meeting?

A: RealPage intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that RealPage files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q: When do you expect the Merger to be completed?

A: We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the second calendar quarter of 2021. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q: Who can help answer my questions?

A: If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of RealPage common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (800) 578-5378

FORWARD-LOOKING STATEMENTS

This proxy statement, and any document to which RealPage refers in this proxy statement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to RealPage’s strategy, goals, future focus areas and the value of the proposed transaction to RealPage Stockholders. These forward-looking statements are based on RealPage management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on RealPage’s business, financial condition, and results of operations. Additional factors that could cause or contribute to such differences include, but are not limited to, the following:

•

risks related to the satisfaction of the conditions to closing the Merger (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	risks related to disruption of management’s attention from RealPage’s ongoing business operations due to the Merger;

•

disruption from the Merger making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with RealPage’s customers, vendors and others with whom it does business;

•	significant transaction costs;

•	the risk of litigation and/or regulatory actions related to the Merger;

•

the possibility that general economic conditions, including leasing velocity or other uncertainty, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed;

•	an increase in insurance claims;

•	an increase in client cancellations;

•	the inability to increase sales to existing clients and to attract new clients;

•

RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including recently completed acquisitions of WhiteSky Communications, Chirp, Stratis, Modern Message, Buildium, Investor Management Services, Simple Bills, Hipercept, and Lease Term Solutions;

•	the timing and success of new product introductions by RealPage or its competitors;

•	changes in RealPage’s pricing policies or those of its competitors;

•	developments with respect to legal or regulatory proceedings;

•	the inability to achieve revenue growth or to enable margin expansion;

•	changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and

•

such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2020 and its Quarterly Report on Form 10-Q previously filed with the SEC on November 6, 2020.

All information provided in this proxy statement is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

The Special Meeting will be held on March 8, 2021 at 10:00 a.m., Central time. Due to the possible public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, RealPage will hold the special meeting virtually via the Internet at the virtual meeting website. You will not be able to attend the Special Meeting physically in person.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to: (i) adopt the Merger Agreement; (ii) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 2201 Lakeside Blvd., Richardson, Texas 75082, during regular business hours for a period of no less than 10 days before the Special Meeting and at the virtual meeting website during the Special Meeting. As of the Record Date, there were 102,060,098 shares of RealPage common stock outstanding and entitled to vote at the Special Meeting.

The holders of a majority of the stock issued and outstanding and entitled to vote in person or as represented by proxy will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of RealPage common stock is required to adopt the Merger Agreement. As of the Record Date, 51,030,050 votes constitute a majority of the outstanding shares of RealPage common stock. Adoption of the Merger Agreement by stockholders is a condition to the closing of the Merger.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement and “AGAINST” the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the Compensation Proposal or any proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. RealPage does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of RealPage common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “against” the proposal to adopt the Merger Agreement.

Stock Ownership and Interests of Certain Persons

Shares Held by RealPage’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 11,233,895 shares of RealPage common stock, representing approximately 11.00% of the shares of RealPage common stock outstanding on the Record Date (and approximately 11.07% of the total shares of RealPage common stock outstanding when taking into account Company Options held, in the aggregate, by our directors and executive officers).

We currently expect that our directors and executive officers will vote all of their respective shares of RealPage common stock (1) “FOR” the adoption of the Merger Agreement, (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal, and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Shares Held by Mr. Winn and the Winn Entities

Mr. Winn and the Winn entities, which collectively own 10,299,287 shares of RealPage common stock representing approximately 10.09% of the outstanding RealPage common stock as of February 1, 2021, have entered into the Voting Agreement with Parent and the Company. Pursuant to the Voting Agreement, Mr. Winn and the Winn entities have agreed, among other things, to vote their shares of RealPage common stock in favor of the proposal to adopt the Merger Agreement and against any competing transaction so long as the Merger Agreement has not been terminated and the Board of Directors has not made a Company Board Recommendation Change. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Voting Agreement.”

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available and follow the instructions on the proxy card in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a virtual ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by virtual ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the Compensation Proposal or the adjournment proposal.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Secretary of RealPage; or

•	attending the Special Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot.

If you have submitted a proxy, your appearance at the Special Meeting will not have the effect of revoking your prior proxy, provided that you do not vote in person or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.

If you hold your shares of RealPage common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors’ Recommendation

The Board of Directors has unanimously: (i) determined that it is in the best interests of RealPage and its stockholders, and declared it advisable, to enter into the Merger Agreement in accordance with the DGCL and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement;

(ii) approved the execution and delivery of the Merger Agreement by RealPage, the performance by RealPage of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; and (iii) resolved to recommend that RealPage Stockholders adopt the Merger Agreement in accordance with the DGCL.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Solicitation of Proxies

The expense of soliciting proxies will be borne by RealPage. We have retained D.F. King & Co., Inc. (“D.F. King”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $20,000 plus expenses. We will also indemnify D.F. King against losses arising out of its provision of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be consummated in the second calendar quarter of 2021.

Appraisal Rights

If the Merger is consummated, stockholders who continuously hold shares of RealPage common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of RealPage common stock who perfect their appraisal rights, who do not thereafter withdraw their demand for appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of RealPage common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to RealPage before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold your shares of RealPage common stock of record through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex C to this proxy statement and incorporated herein by reference. If you hold your shares of RealPage common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Delisting and Deregistration of RealPage Common Stock

If the Merger is completed, the shares of RealPage common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and shares of RealPage common stock will no longer be publicly traded.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of RealPage common stock will be voted in accordance with the discretion of the appointed proxy holders.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two (2) or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents, please contact us using the instructions set forth below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.

If you are a stockholder of record, you may contact us by writing to RealPage at 2201 Lakeside Blvd., Richardson, Texas 75082. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of RealPage common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (800) 578-5378

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

RealPage, Inc.

2201 Lakeside Blvd.

Richardson, Texas 75082

(972) 820-3000

RealPage, a Delaware corporation, is a leading global provider of software and data analytics to the real estate industry. RealPage provides a technology platform that enables real estate owners and managers to change how people experience and use rental space. RealPage’s clients use the platform to gain transparency in asset performance, leverage data insights and monetize space to create incremental yields. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 19 million units worldwide from offices in North America, Europe and Asia. RealPage common stock is listed on NASDAQ under the symbol “RP.”

Mirasol Parent, LLC

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

(415) 263-3600

Parent was formed on December 9, 2020, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.

Mirasol Merger Sub, Inc.

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

(415) 263-3600

Merger Sub is a wholly owned subsidiary of Parent and was formed on December 9, 2020, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.

Parent and Merger Sub are each affiliated with the Thoma Bravo Funds, and Parent, Merger Sub and the Thoma Bravo Funds are each affiliated with Thoma Bravo. Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. At the Effective Time, Surviving Corporation, will be indirectly owned by the Thoma Bravo Funds and certain of their affiliates.

In connection with the transactions contemplated by the Merger Agreement, (1) the Thoma Bravo Funds have provided Parent with an equity commitment of $7.36 billion and (2) Parent has obtained debt financing commitments in an aggregate amount of $4 billion from Goldman Sachs Bank USA, Credit Suisse AG, Credit

Suisse Loan Funding LLC, UBS AG, Stamford Branch, UBS Securities LLC, Apollo Global Funding, LLC, Apollo Capital Management, L.P., Bank of Montreal, BMO Capital Markets Corp., Barclays Bank PLC, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Jefferies Finance LLC, KKR Corporate Lending LLC, KKR Capital Markets LLC, Nomura Securities International, Inc., Royal Bank of Canada, RBC Capital Markets LLC, Truist Bank, Truist Securities, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, SPC Financing Company LLC, Thoma Bravo Credit Fund I, L.P. and Thoma Bravo Credit Fund II, L.P. In addition, the Thoma Bravo Funds have agreed to guarantee the payment of certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $533 million, including any termination fee and amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by RealPage, as specified in the Merger Agreement. Such amounts will be used to fund the aggregate purchase price required to be paid at the closing of the Merger and to also fund certain other payments (including the Required Amounts), subject to the terms and conditions of the Merger Agreement. For more information, please see the section of this proxy statement captioned “—Financing of the Merger.”

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into RealPage and the separate corporate existence of Merger Sub will cease, with RealPage continuing as the Surviving Corporation. As a result of the Merger, RealPage will become a wholly owned subsidiary of Parent, and RealPage common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, RealPage common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on RealPage If the Merger Is Not Completed

If the Merger Agreement is not adopted by stockholders, or if the Merger is not completed for any other reason:

i.	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of RealPage common stock pursuant to the Merger Agreement;

ii.

(a) RealPage will remain an independent public company; (b) RealPage common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act; and (c) RealPage will continue to file periodic reports with the SEC;

iii.

we anticipate that (a) management will operate the business in a manner similar to that in which it is being operated today and (b) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to RealPage’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which RealPage operates and economic conditions;

iv.

the price of RealPage common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of RealPage common stock would return to the price at which it trades as of the date of this proxy statement;

v.

the Board of Directors will continue to evaluate and review RealPage’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate; irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that RealPage’s business, prospects and results of operations will be adversely impacted; and

vi.

under specified circumstances, RealPage will be required to pay Parent a termination fee of either $91,000,000 or $288,000,000, upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

RealPage Common Stock

At the Effective Time, each share of RealPage common stock (other than (A) Excluded Shares, which include, for example, shares of RealPage common stock owned by stockholders who have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL and (B) certain Company Restricted Stock Awards (as further discussed in the section of this proxy statement captioned “—Merger Consideration—Treatment of Company Options and Company Restricted Stock Awards”)) outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the Per Share Merger Consideration, less any applicable withholding taxes.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration in respect of each share of RealPage common stock that you own (other than certain Restricted Stock Awards and less any applicable withholding taxes), but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “—Appraisal Rights.”

Treatment of Company Options and Company Restricted Stock Awards

The Merger Agreement provides that each Company Option outstanding prior to the Effective Time will be converted into cash equal to (i) the excess of the Per Share Merger Consideration over the per share exercise price of such Company Option, times (ii) the number of shares of RealPage common stock covered by such Company Option.

With limited exceptions, each Company Restricted Stock Award granted prior to the date of the Merger Agreement that is outstanding prior to the Effective Time will be converted into an amount in cash equal to (i) the Per Share Merger Consideration times (ii) the number of shares of RealPage common stock covered by the applicable award immediately prior to the Effective Time (which will be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any award subject to performance based vesting conditions).

Each Company Restricted Stock Award granted after the date of the Merger Agreement and certain other shares granted pursuant to Company Restricted Stock Awards that are not converted into the right to receive the RSA Consideration will be converted into a cash-based award having a value equal to (i) the Per Share Merger Consideration times (ii) the number of shares of RealPage common stock covered by the applicable award immediately prior to the Effective Time (which shall be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any award subject to performance based vesting conditions), having the terms and conditions applicable to the Company Restricted Stock Award (including the time-based vesting conditions in the applicable award agreement), subject, in specified cases, to accelerated vesting upon a termination without Cause, for Good Reason or due to death or disability.

Background of the Merger

As part of RealPage’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board of Directors and RealPage’s senior management periodically review, consider and assess RealPage’s operations and financial performance, as well as overall industry conditions, as they may affect those strategic goals and plans. This review includes, among other matters, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives.

On November 3, 2020, Scott Crabill, Managing Partner of Thoma Bravo (for purposes of this section, all references to Thoma Bravo refer to Thoma Bravo, L.P. and its affiliated funds, collectively), sent an email to Mr. Winn stating Thoma Bravo’s belief that the current environment may afford an opportunity to work together, and requesting whether Mr. Winn may be available soon for a videoconference call to discuss the matter. On November 6, 2020, Mr. Winn responded by email requesting a videoconference call be arranged for the following week.

On November 12, 2020, Messrs. Winn and Crabill and Orlando Bravo, Managing Partner of Thoma Bravo, joined a videoconference call. Messrs. Bravo and Crabill stated that Thoma Bravo was interested in acquiring RealPage, that it could be aggressive on price and timing, and that it had the capacity to accomplish a transaction without involving any other equity participant. They further stated that they understood that any transaction would have to be at a significant premium to the current trading price of RealPage common stock. Mr. Winn indicated that he would discuss Thoma Bravo’s preliminary indication of interest with the Board of Directors, noting that a proposal in writing would be necessary for the Board of Directors to fully evaluate it and determine appropriate next steps.

Later that same day, Mr. Winn called Jason Wright, RealPage’s lead independent director, to inform him of Thoma Bravo’s preliminary indication of interest. Mr. Winn also informed RealPage’s outside counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”).

On November 14, 2020, Mr. Winn emailed Messrs. Bravo and Crabill, informing them that he had spoken with Mr. Wright and requesting a videoconference call be scheduled for the following week to discuss the matter further.

On November 18, 2020, Messrs. Winn, Bravo and Crabill joined a videoconference call. Messrs. Bravo and Crabill stated that Thoma Bravo was interested in acquiring RealPage for $80 per share in cash, which would be financed by approximately $3 billion in debt and $7 billion in equity, and that, subject to due diligence, they expected to be able to sign a transaction in three weeks. Mr. Winn reiterated that Thoma Bravo’s proposal would need to be in writing in order for the Board of Directors to be in a position to fully evaluate it.

Following the telephone call, Mr. Crabill emailed a letter to Mr. Winn containing a non-binding letter of intent (the “Initial LOI”) for Thoma Bravo to acquire 100% of the outstanding common stock of RealPage for $80 per share. The Initial LOI noted that the full consideration would be financed with equity from Thoma Bravo funds and debt from one or more of Thoma Bravo’s lending partners, and the transaction would not be subject to a financing condition. The Initial LOI also indicated that Thoma Bravo expected to be able to complete its due diligence with respect to RealPage within three weeks.

On November 19, 2020, Mr. Winn held a telephone call with Mr. Wright; Jeffrey Leeds, a member of the Board of Directors; a representative of Wachtell Lipton; David Monk, Executive Vice President, Chief Legal Officer and Secretary of RealPage; and Brian Shelton, Executive Vice President, Chief Financial Officer and Treasurer of RealPage, where they discussed the Initial LOI and agreed that Mr. Winn should contact Mr. Crabill to indicate that RealPage would discuss Thoma Bravo’s initial indication with the Board of Directors, but that it was his view, based on preliminary discussions with certain directors, that the Thoma Bravo initial proposal did not fairly value RealPage and that Thoma Bravo should increase its proposed purchase price. It was also agreed that Mr. Winn would inform Thoma Bravo that RealPage would consider providing to Thoma Bravo certain high priority due diligence information that would facilitate such an increase, subject to the parties entering into an appropriate confidentiality agreement. Mr. Winn conveyed this message the next day on a telephone call with Mr. Crabill.

On November 21, 2020, Thoma Bravo sent RealPage an initial high priority due diligence request list.

On November 24, 2020, the Board of Directors held a meeting by videoconference during which members of RealPage’s senior management and a representative of Wachtell Lipton were present. At the meeting,

Mr. Winn described the Initial LOI, as well as previous interactions with Messrs. Bravo and Crabill, including the telephone calls that he had received from Messrs. Bravo and Crabill in connection with the Initial LOI. The Board of Directors discussed the proposal contained in the Initial LOI, including in the context of general valuation materials presented to the Board of Directors. A representative of Wachtell Lipton provided an overview of the Board of Directors’ fiduciary duties under Delaware law in the context of the consideration of a proposal to acquire RealPage. The Board of Directors also discussed whether it was the appropriate time to engage a financial advisor, including potential firms to engage, and decided to contact BofA Securities to inquire about a possible engagement and, subject to confirming BofA Securities was not conflicted, engaging BofA Securities, due to, among other things, its extensive experience in RealPage’s industry, its qualifications and deep expertise in the matters that were to be considered by the Board of Directors, and prior interaction between RealPage and certain representatives of BofA Securities. The Board of Directors discussed next steps, and directed RealPage to provide Thoma Bravo with a short period of limited due diligence upon execution of an acceptable confidentiality agreement, in order to (1) seek an increase in the offer price, (2) obtain additional clarity from Thoma Bravo regarding its intended equity and debt financing for a potential transaction and (3) require Thoma Bravo to confirm its timeline to signing a potential transaction.

On November 25, 2020, Mr. Winn called Messrs. Bravo and Crabill to convey the Board of Directors’ position at its November 24 meeting, and to request that Thoma Bravo provide a written reply at the appropriate time, for the Board of Directors’ further consideration. After the call, RealPage sent a draft confidentiality agreement to Thoma Bravo.

Between November 25, 2020 and November 27, 2020, RealPage and Thoma Bravo negotiated the terms of a confidentiality agreement. On November 27, 2020, RealPage and Thoma Bravo executed the agreement, which included a customary standstill provision that would terminate if, among other things, RealPage entered into an agreement providing for a change of control transaction with a third party.

On December 1, 2020, BofA Securities, at the direction of RealPage management, provided initial due diligence information to Thoma Bravo.

On December 3, 2020, representatives of Thoma Bravo had an initial due diligence videoconference call with members of senior management of RealPage and representatives of BofA Securities.

On December 4, 2020, following a telephone call to preview such letter, Mr. Crabill emailed a letter to Mr. Winn containing a non-binding letter of intent (the “Revised LOI”) for Thoma Bravo to acquire 100% of the outstanding common stock of RealPage for $87 per share. The Revised LOI noted that the full consideration would be financed with $7.268 billion of equity from Thoma Bravo equity funds and $3 billion of new debt from only one of Thoma Bravo’s lending partners, and the transaction would not be subject to a financing condition. The Revised LOI also indicated that Thoma Bravo expected to be able to complete its remaining due diligence with respect to RealPage within 10 days.

On December 7, 2020, the Board of Directors held a meeting by videoconference during which members of RealPage’s senior management and representatives of Wachtell Lipton and BofA Securities were present. At the meeting, representatives of BofA Securities described the due diligence process with Thoma Bravo over the past week and the Revised LOI, as well as BofA Securities’ preliminary financial analysis of the proposal set forth in the Revised LOI. A representative of Wachtell Lipton discussed legal matters, including an overview of the Board of Directors’ fiduciary duties under Delaware law in the context of the Board of Directors’ consideration of the Revised LOI. The Board of Directors next discussed the Revised LOI, including in comparison to RealPage’s standalone prospects, as well as whether other potential bidders would be capable of and willing to offer a more attractive value than Thoma Bravo’s $87 per share all-cash proposal. After discussion, including in consultation with representatives of BofA Securities and Wachtell Lipton regarding the likelihood of potential interest from other bidders, the risk of leaks from a broader process, and the potential impact on discussions with Thoma Bravo, as well as other factors, the Board of Directors preliminarily determined not to solicit alternative third-party interest at this time, but to negotiate for a robust go-shop process. The Board of Directors authorized management to continue to explore a transaction with Thoma Bravo by moving forward with due diligence and negotiation of definitive documentation, on the condition that the process remain on its proposed timeline, the parties negotiate acceptable go-shop, termination fee and other terms, and that Thoma Bravo provide an improved valuation.

After the meeting, representatives of BofA Securities held a videoconference call with Thoma Bravo to provide a summary of the Board of Directors’ position at its meeting that day.

On December 8, 2020, representatives of RealPage had a call with Messrs. Bravo and Crabill, where they discussed due diligence matters, benefits of private ownership and margin expansion, as well as RealPage’s potential post-transaction strategy.

Also on December 8, 2020, RealPage made available to Thoma Bravo certain due diligence information in a confidential data room. Thereafter, Thoma Bravo, with the assistance of its advisors, conducted additional due diligence on RealPage, including through telephone calls with RealPage management.

On December 9, 2020, a representative of Wachtell Lipton sent a draft merger agreement to representatives of Thoma Bravo’s outside legal counsel, Kirkland & Ellis LLP (“Kirkland & Ellis”), reflecting RealPage’s desired terms should it determine to proceed with a transaction, including, among other things, (1) a go-shop period of 49 days, (2) a termination fee equal to 0.65% of RealPage’s equity value if RealPage terminated the merger agreement to enter into a definitive agreement in respect of a superior proposal prior to the end of the go-shop period, (3) a termination fee equal to 2.75% of RealPage’s equity value based on the merger consideration if RealPage terminated the merger agreement under certain circumstances, (4) a termination fee equal to 5.5% of RealPage’s equity value based on the merger consideration if Thoma Bravo terminated the merger agreement under certain circumstances and (5) a closing condition relating to receipt of approvals of the transaction pursuant to money transmitter licenses held by a subsidiary of RealPage, with the specific scope of the condition to be determined.

On December 11, 2020, a representative of BofA Securities sent a memorandum to Wachtell Lipton, who in turn shared the memorandum with the Board of Directors, disclosing certain relationships between Bank of America, N.A. (“BANA”), an affiliate of BofA Securities and its affiliates, on the one hand, and RealPage and Thoma Bravo, on the other hand, including the Call Spread Transactions (as defined and described below in the section captioned “—Opinion of BofA Securities, Inc.”). The Board of Directors determined that the relationships did not reflect a material conflict in the context of the proposed transaction.

On December 14, 2020, the Board of Directors held a meeting by videoconference during which members of RealPage’s senior management and representatives of Wachtell Lipton and BofA Securities were present. At the meeting, representatives of BofA Securities provided an update on the status of the due diligence process and transaction negotiations with Thoma Bravo. They also described the mechanics of a typical go-shop period, and discussed potential bidders to contact during such period. The Board of Directors discussed next steps, including that a revised draft of the merger agreement was expected to be received later that day.

Later on December 14, 2020, a representative of Kirkland & Ellis sent a revised draft of the merger agreement to representatives of Wachtell Lipton, as well as initial drafts of the voting agreement, equity commitment letter and limited guaranty. Kirkland & Ellis’ revised draft of the merger agreement included, among other things, (1) a go-shop period of 40 days, (2) a termination fee equal to 1.25% of RealPage’s transaction equity value if RealPage terminated the merger agreement to enter into a definitive agreement in respect of a superior proposal prior to the end of the go-shop period, (3) a termination fee equal to 3.25% of RealPage’s transaction equity value if RealPage terminated the merger agreement under certain circumstances, and (4) a termination fee equal to 4.25% of RealPage’s equity value if Thoma Bravo terminated the merger agreement under certain circumstances.

On December 16, 2020, the Board of Directors held a meeting by videoconference during which members of RealPage’s senior management and representatives of Wachtell Lipton and BofA Securities were present. At the meeting, representatives of BofA Securities provided an update on the status of the due diligence process and transaction negotiations with Thoma Bravo. Mr. Monk then discussed the money transmitter license approvals required in connection with the proposed transaction with the Board of Directors, including that various state governments would be required to consent to the proposed transaction because one of RealPage’s subsidiaries was licensed as a money transmitter in such states. Mr. Monk provided an estimate of proposed timing for obtaining such approvals, as well as potential alternative arrangements to permit a more expeditious closing, which the Board of Directors then discussed. Representatives of Wachtell Lipton next reviewed with the Board of Directors a summary of the most recent draft transaction documents, including the merger agreement, voting agreement, equity commitment letter and limited guaranty, which the Board of Directors discussed, and provided direction on, including, among other things, the go-shop period and termination fees. The Board of Directors subsequently discussed next steps, and following discussion, authorized management and RealPage’s advisors to continue negotiations with Thoma Bravo, taking into account the Board of Directors’ feedback with respect to the material open points discussed at the meeting.

Also on December 16, 2020, a representative of Wachtell Lipton sent a revised draft of the merger agreement, voting agreement, equity commitment letter and limited guaranty to representatives of Kirkland & Ellis. Wachtell Lipton’s revised draft of the merger agreement included, among other things, (1) a go-shop period of 49 days, (2) a termination fee equal to 0.95% of RealPage’s transaction equity value if RealPage terminated the merger agreement to enter into a definitive agreement in respect of a superior proposal prior to the end of the go-shop period, (3) a termination fee equal to not less than 5% of RealPage’s transaction equity value if Thoma Bravo terminated the merger agreement under certain circumstances, which was also to be two times the termination fee payable by RealPage if RealPage terminated the merger agreement under certain circumstances and (4) a closing condition relating to receipt of money transmitter license approvals, which would be measured based on a revenue threshold relating to RealPage’s fees received pursuant to such licenses.

Between December 16, 2020 and December 20, 2020, representatives of Wachtell Lipton and Kirkland & Ellis, with input from RealPage and Thoma Bravo, continued to exchange and negotiate drafts of the merger agreement, voting agreement, equity commitment letter and limited guaranty, as well as the debt commitment letter, including with respect to the length of the go-shop period, termination fees, the money transmitter license approval closing condition, and potential alternative arrangements to obtaining money transmitter license approvals.

On December 17, 2020, the Board of Directors held a meeting by videoconference during which members of RealPage’s senior management and representatives of Wachtell Lipton and BofA Securities were present. At the meeting, the representatives of management as well as BofA Securities presented an update on negotiations with Thoma Bravo, including that Thoma Bravo had recently indicated it was close to completing its due diligence review. The Board of Directors also revisited its earlier discussion, with input from BofA Securities, regarding whether other potential bidders would be capable of and willing to offer a more attractive value than Thoma Bravo’s $87 per share all-cash proposal or Thoma Bravo’s deal certainty, especially in a timely manner. Following discussion with its advisors, the Board of Directors determined that a go-shop structure, especially if favorable go-shop terms could be secured, was an advisable path to achieve a value-maximizing transaction based on the prevailing facts and circumstances. Messrs. Winn and Shelton next presented the Management Projections to the Board of Directors, which are more fully described in “—Management Projections,” and BofA Securities presented its preliminary valuation analysis using such Management Projections. After discussion, the Board of Directors met in executive session without representatives of BofA Securities and management, where the Board of Directors determined that RealPage should continue the current course of negotiations with Thoma Bravo, seeking the highest price and most favorable terms available, and specifically that BofA Securities should present a counteroffer of $90 per share.

On December 18, 2020, following receipt of the $90 per share counteroffer which BofA Securities had conveyed verbally on behalf of RealPage, Thoma Bravo indicated on a videoconference call with representatives of BofA Securities that it would be willing to increase its proposed purchase price to $88.50 per share.

Later on December 18, 2020, the Board of Directors held a meeting by videoconference during which members of RealPage’s senior management and representatives of Wachtell Lipton and BofA Securities were present. A representative of BofA Securities provided an update on the proposed transaction, including Thoma Bravo’s most recent proposed purchase price of $88.50 per share. A representative of Wachtell Lipton next updated the Board of Directors on the status of negotiations with respect to money transmitter license approvals, including the expected timing for obtaining such approvals, as well as potential alternative arrangements to permit a more expeditious closing, which the Board of Directors then discussed. The Board of Directors next discussed Thoma Bravo’s proposed purchase price of $88.50 per share, and directed BofA Securities to propose $88.75 per share, with an indication that the Board of Directors would be preliminarily prepared to recommend a transaction at that price, subject to, among other things, satisfactory completion of the definitive transaction documents.

After the meeting, representatives of BofA Securities held a videoconference call with Messrs. Bravo and Crabill and proposed a purchase price of $88.75 per share, which the representatives of Thoma Bravo agreed to in a subsequent videoconference call later that day.

Between December 18, 2020 and December 20, 2020, the parties and their respective advisors worked to finalize the definitive transaction documents, with all remaining open points having been substantially resolved by the afternoon of December 20, 2020.

On December 20, 2020, the Board of Directors held a meeting by videoconference during which members of RealPage’s senior management and representatives of Wachtell Lipton and BofA Securities were present. A representative of BofA Securities provided an update on the negotiations with Thoma Bravo, including Thoma Bravo’s agreement to increase its proposed purchase price to $88.75 per share. A representative of Wachtell Lipton again reviewed the fiduciary duties of the directors and provided a summary of the proposed terms of the merger agreement, voting agreement, equity commitment letter, limited guaranty and debt commitment letter. The representative of Wachtell Lipton also described for the Board of Directors the proposed amendment to RealPage’s bylaws to add an exclusive forum provision relating to certain types of litigation that may be brought by stockholders. A representative of BofA Securities then reviewed BofA Securities’ financial analysis of the proposed transaction with Thoma Bravo. In the context of providing this opinion, representatives of BofA Securities reviewed with the Board of Directors a memorandum disclosing certain relationships between BofA Securities and its affiliates, on the one hand, and RealPage and Thoma Bravo, on the other hand, including the Call Spread Transactions. The Board of Directors determined again that the relationships did not reflect a material conflict in the context of the proposed transaction. After discussion among the Board of Directors and representatives of Wachtell Lipton and BofA Securities, a representative of BofA Securities delivered BofA Securities’ oral opinion, to be confirmed by delivery of a written opinion, dated December 20, 2020, to the Board of Directors to the effect that, as of such date and based upon and subject to the various factors, qualifications, limitations and assumptions set forth therein, the merger consideration to be paid to holders of RealPage’s common stock (other than holders of certain excluded shares) was fair, from a financial point of view, to such holders. After additional discussions of the proposed transaction and the matters summarized for the Board of Directors at the meeting, the Board of Directors unanimously (i) determined that it is in the best interests of RealPage and its stockholders, and declared it advisable, to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth therein; (ii) approved the merger agreement, the merger, the other transactions, the execution and delivery of the merger agreement by RealPage, the performance by RealPage of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and conditions set forth therein; (iii) resolved to recommend that the stockholders of RealPage adopt the merger agreement in accordance with the DGCL; and (iv) adopted the bylaw amendment.

Later in the evening on December 20, 2020, the parties executed and delivered the merger agreement, voting agreement, equity commitment letter, limited guaranty and debt commitment letter.

Early in the morning on December 21, 2020, the parties issued a press release announcing the transaction.

In connection with the go-shop period provided for in the merger agreement, which expired at 11:59 p.m. Central Time on February 3, 2021, at the direction of the Board of Directors, representatives of BofA Securities communicated with 49 additional parties to gauge such parties’ interest in making an alternative Acquisition Proposal. Of those 49 parties, RealPage executed a confidentiality agreement with two parties. During the go-shop period, no party made an alternative Acquisition Proposal.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously: (i) determined that it is in the best interests of RealPage and its stockholders, and declared it advisable, to enter into the Merger Agreement in accordance with the DGCL and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by RealPage, the performance by RealPage of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; and (iii) resolved to recommend that RealPage Stockholders adopt the Merger Agreement in accordance with the DGCL.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Reasons for the Merger

In the course of reaching its determination and recommendation, the Board of Directors consulted with RealPage management, Wachtell Lipton and BofA Securities. The Board of Directors considered a number of factors, including those below (which are not listed in any relative order of importance), all of which it viewed as generally supporting its (i) approval of the execution and delivery of the Merger Agreement by RealPage, the performance by RealPage of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; and (ii) resolution to recommend that RealPage Stockholders adopt the Merger Agreement in accordance with the DGCL:

•

the current and historical market prices of RealPage common stock, including the market performance of the RealPage common stock relative to those of other participants in RealPage’s industry and general market indices, and the fact that the Per Share Merger Consideration constituted a premium of 30.8% over RealPage’s closing stock price of $67.83 on December 18, 2020 (the trading day prior to the public announcement of the Merger), a premium of 36.5% over RealPage’s 30-day volume-weighted average share price through that date, and a premium of 27.8% over RealPage’s all-time high closing stock price of $69.47 on December 7, 2020;

•

the belief of the Board of Directors, based upon the course of negotiations with Thoma Bravo (as described in more detail under the section of this proxy statement captioned “—Background of the Merger”), that the Per Share Merger Consideration represents the highest price that Parent was willing to pay and that the terms of the Merger Agreement include the most favorable terms to the Company, in the aggregate, to which Parent was willing to agree;

•

the potential risk of losing the favorable opportunity with Thoma Bravo in the event RealPage sought to pursue discussions with third parties prior to entry into the Merger Agreement and the potential negative effect that such a process might have on RealPage’s business, especially in light of the “go-shop” provision Thoma Bravo was willing to provide that would allow for RealPage to solicit alternative acquisition proposals following announcement of the Merger;

•	the high degree of certainty that the closing would be achieved in a timely manner, in view of the terms of the Merger Agreement;

•

the view of the Board of Directors that the Per Share Merger Consideration was more favorable to RealPage Stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to RealPage, based upon the Board of Directors’ extensive knowledge of RealPage’s business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance, and the belief that the Per Share Merger Consideration represented an attractive and comparatively certain value for RealPage Stockholders relative to the risk-adjusted prospects for RealPage on a standalone basis;

•	the fact that Mr. Winn, the Company’s most significant stockholder and a long-term investor in the Company, was prepared to execute and deliver the Voting Agreement;

•

the financial analysis presentations of BofA Securities and the oral opinion of BofA Securities, subsequently confirmed in writing, to the effect that, as of December 20, 2020, and based upon and subject to the various factors, qualifications, limitations and assumptions set forth therein, the Per Share Merger Consideration to be paid to the holders of RealPage common stock in the Merger was fair, from a financial point of view, to such holders, as more fully described below under the section of this proxy statement captioned “—Opinion of BofA Securities,” which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•	the terms and conditions of the Merger Agreement and the other transaction documents, including the following:

•

the right of RealPage, pursuant to a 45-day “go-shop” period, to solicit Acquisition Proposals (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The “Go Shop” Period—Solicitation of Other Offers”) from, and participate in discussions and negotiations with, third parties regarding any Acquisition Proposal;

•

RealPage’s ability to terminate the Merger Agreement in order to accept a Superior Proposal, subject to certain conditions of the Merger Agreement and paying Parent a termination fee of either (i) $91,000,000 if the Merger Agreement is terminated during the Go-Shop Period or (ii) $288,000,000, in the case of any other such termination – amounts which the Board of Directors believed, based upon the advice of its financial and legal advisors, were unlikely to deter third parties from making Acquisition Proposals;

•

the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of RealPage’s representations and warranties, is generally subject to a Company Material Adverse Effect (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Representations and Warranties”) qualification;

•	the requirement that the Merger Agreement be adopted by the affirmative vote of the holders of a majority of the outstanding shares of RealPage common stock;

•	the fact that RealPage has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the Merger;

•	the provision of the Merger Agreement allowing the Board of Directors to effect a Company Board Recommendation Change and to terminate the Merger Agreement, in certain circumstances relating to the presence of a Superior Proposal (or to effect a change of recommendation in response to an intervening event) subject to the applicable procedures, terms and conditions set forth in the Merger Agreement (including, if applicable, payment of termination fees) (for more information, see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation Change; Company Board Recommendation Change,” “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement” and “Proposal 1: Adoption of the Merger Agreement—Termination Fee”);

•	the absence of a financing condition in the Merger Agreement;

•	the end date of September 20, 2021 allowing for sufficient time to complete the Merger;

•

that Parent has obtained committed debt financing for the transaction from a reputable financial institution and committed equity financing for the transaction from certain affiliated funds of Parent that together provide funding of an amount sufficient to cover the aggregate Per Share Merger Consideration, all fees and expenses payable by Parent, Merger Sub or RealPage and the repayment or refinancing of any indebtedness required to be repaid or refinanced;

•	the obligation of Parent and Merger Sub to use reasonable best efforts to consummate the financing and the limited number and nature of the conditions to the debt and equity financing;

•

the Company’s ability, under circumstances specified in the Merger Agreement, to specifically enforce Parent’s obligation to enforce the financing commitments and to cause Parent to cause the Thoma Bravo Funds to fund their respective contributions as contemplated by the Merger Agreement and the Equity Commitment Letter;

•

the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a termination fee of $528,000,000, and the obligation to pay such amounts by the Thoma Bravo Funds, pursuant to the terms of a limited guaranty, as more fully described under the section of this proxy statement captioned “—Financing of the Merger—Equity Financing” and “—Financing the Merger—Guaranty;” and

•

the fact that the Voting Agreement terminates in the event the Board of Directors withdraws its recommendation in favor of the Merger, as more fully described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Voting Agreement.”

•

the availability of appraisal rights under Delaware law to holders of shares of RealPage common stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement; and

•

the fact that, in the absence of the Merger, RealPage would continue to incur significant expenses by remaining a public company, including legal, accounting, transfer agent, printing and filing fees, and that those expenses could adversely affect RealPage’s financial performance and the value of its shares.

The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily presented in order of relative importance):

•

the fact that RealPage would no longer exist as an independent, publicly traded company, and stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of RealPage;

•

the risks and costs to RealPage if the Merger is not completed in a timely manner or at all, including the potential adverse effect on RealPage’s ability to attract and retain key personnel, the diversion of management and employee attention and the potential disruptive effect on RealPage’s day-to-day operations and RealPage’s relationships with customers, suppliers and other third parties, any or all of which risks and costs, among other things, could adversely affect RealPage’s overall competitive position and the trading price of its common stock;

•

the requirement under certain circumstances that RealPage pay Parent a termination fee following termination of the Merger Agreement, including if the Merger Agreement is terminated by RealPage in order to enter into a Superior Proposal or by Parent because the Board of Directors effects a Company Board Recommendation Change;

•

if Parent fails to complete the Merger as a result of failure to obtain the Debt Financing (as defined in the section of this proxy statement captioned “The Merger—Financing of the Merger”) or as a breach of the Merger Agreement in certain circumstances, remedies may be limited to the termination fee payable by Parent described above, which may be inadequate to compensate RealPage for the damage caused, and if available, other rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain;

•

the restrictions on the conduct of RealPage’s business prior to the consummation of the Merger, which may delay or prevent RealPage from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, RealPage might have pursued;

•	the fact that an all cash transaction would be taxable to RealPage’s stockholders that are U.S. persons for U.S. federal income tax purposes;

•	the fact that under the terms of the Merger Agreement, RealPage is unable to solicit other Acquisition Proposals following the expiration of the 45-day Go-Shop Period;

•

the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of RealPage management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•	the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of RealPage common stock;

•

the fact that the completion of the Merger requires certain regulatory clearances and consents, including under applicable antitrust laws and with respect to RealPage’s Money Transmitter Licenses, which clearances and consents could subject the Merger to unforeseen delays and risks;

•

the fact that RealPage’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of RealPage’s stockholders generally (see below under the caption “—Interests of RealPage’s Directors and Executive Officers in the Merger”); and

•	the possible loss of key management or other personnel of RealPage during the pendency of the Merger.

The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement is not meant to be exhaustive but addresses the material information and factors considered by the Board of Directors in consideration of its recommendation. In view of the wide variety of factors considered by the Board of Directors in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, in considering the information and factors described above, individual members of the Board of Directors each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board of Directors based its unanimous recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”

Opinion of BofA Securities, Inc.

RealPage retained BofA Securities to act as RealPage’s financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. RealPage selected BofA Securities to act as RealPage’s financial advisor in connection with the Merger, on the basis of, among other things, its extensive experience in RealPage’s industry, its qualifications and deep expertise in the matters that were to be considered by the Board of Directors, and prior interaction between RealPage and certain representatives of BofA Securities.

On December 20, 2020, at a meeting of the Board of Directors held to evaluate the Merger, BofA Securities delivered to the Board of Directors an oral opinion, which was confirmed by delivery of a written opinion dated December 20, 2020, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Per Share Merger Consideration to be received in the Merger by RealPage Stockholders (other than holders of Excluded Shares) was fair, from a financial point of view, to such holders.

The full text of BofA Securities’ written opinion to the Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Board of Directors for the benefit and use of the Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the Per Share Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to RealPage or in which RealPage might engage or as to the underlying business decision of RealPage to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any RealPage Stockholder as to how to vote or act in connection with the Merger or any other matter.

In connection with rendering its opinion, BofA Securities, among other things:

(i)	reviewed certain publicly available business and financial information relating to RealPage;

(ii)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of RealPage furnished to or discussed with BofA Securities by the management of RealPage, including certain financial forecasts relating to RealPage prepared by the management of RealPage (as described in the section captioned “—Management Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of RealPage with members of senior management of RealPage;

(iv)	reviewed the trading history for RealPage common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(v)	compared certain financial and stock market information of RealPage with similar information of other companies BofA Securities deemed relevant;

(vi)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(vii)	reviewed a draft, dated December 20, 2020, of the Merger Agreement (the “Draft Agreement”); and

(viii)	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of RealPage that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Management Forecasts, BofA Securities was advised by RealPage, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of RealPage as to the future financial performance of RealPage. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of RealPage, nor did it make any physical inspection of the properties or assets of RealPage. BofA Securities did not evaluate the solvency or fair value of RealPage or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of RealPage, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on RealPage or the contemplated benefits of the Merger. BofA Securities also assumed, at the direction of RealPage, that the final executed Merger Agreement would not differ in any material respect from the Draft Agreement reviewed by it.

BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Per Share Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger, or any terms or other aspects or implications of any related transactions, of any voting or support agreements or any other arrangements, agreements or understandings entered into in connection with or related to the Merger or otherwise. BofA Securities was not requested to, and it did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of RealPage. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the RealPage Stockholders (other than holders of Excluded Shares) and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Per Share Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to RealPage or in which RealPage might engage or as to the underlying business decision of RealPage to proceed with or effect the Merger. BofA Securities also did not express any view or opinion with respect to, and BofA Securities relied, with the consent of RealPage, upon the assessments of representatives of RealPage regarding, legal, regulatory, accounting, tax and similar matters relating to RealPage and the Merger (including the contemplated benefits thereof) as to which matters BofA Securities understood that RealPage obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any RealPage Stockholder should vote or act in connection with the Merger or any other matter.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and BofA Securities expresses no opinion or view as to any potential effects of such volatility on RealPage or the Merger. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities. Except as described in this summary, RealPage imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

The discussion set forth below in the section entitled “Summary of Material RealPage Financial Analyses” represents a summary of the material financial analyses presented by BofA Securities to the Board of Directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Summary of Material RealPage Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for RealPage and ten publicly traded companies in the software industry. BofA Securities reviewed, among other things, enterprise values of the selected publicly traded companies, calculated based on closing stock prices on December 18, 2020, plus debt, and less cash and cash equivalents and marketable securities, as a multiple of (i) calendar year 2021 and 2022 estimated revenue, (ii) calendar year 2021 and 2022 estimated earnings before interest, taxes, depreciations and amortization, commonly referred to as “EBITDA,” unburdened for stock-based compensation and non-recurring charges (“Adj. EBITDA”), and (iii) calendar year 2021 and 2022 estimated free cash flow, commonly referred to as “FCF,” calculated as Adj. EBITDA minus capital expenditures (including capitalized software expenditures). The selected publicly traded companies and their respective multiples are as follows:

Selected Publicly Traded Companies	2021E Revenue	2022E Revenue	2021E Adj. EBITDA	2022E Adj. EBITDA	2021E FCF	2022E FCF
Blackbaud, Inc.	3.7x	3.6x	16.0x	15.3x	20.5x	21.2x
Black Knight Inc.	11.6x	10.8x	23.5x	21.7x	29.0x	26.7x
CDK Global Inc.	4.2x	4.1x	10.7x	10.1x	12.0x	11.1x
Cornerstone OnDemand, Inc.	5.4x	5.0x	17.8x	16.6x	20.6x	19.2x
Guidewire Software Inc.	13.0x	12.0x	Not Meaningful (“NM”)	NM	NM	NM
Manhattan Associates, Inc.	11.0x	10.0x	49.8x	43.1x	53.9x	45.5x
SS&C Technologies Holdings, Inc	5.4x	5.2x	13.6x	12.8x	14.5x	13.6x
SPS Commerce, Inc.	10.3x	9.4x	38.0x	32.5x	45.8x	38.8x
Temenos AG	9.9x	9.1x	20.8x	18.9x	25.9x	23.0x
Tyler Technologies, Inc.	15.8x	14.2x	51.7x	45.7x	58.1x	50.9x

The overall low to high calendar year 2021 and 2022 estimated revenue multiples observed for selected publicly traded companies were 3.7x to 15.8x (with an average of 9.0x and a median of 10.1x) and 3.6x to 14.2x (with an average of 8.4x and a median of 9.3x), respectively. The overall low to high calendar year 2021 and 2022 Adj. EBITDA multiples observed for selected publicly traded companies were 10.7x to 51.7x (with an average of 26.9x and a median of 20.8x) and 10.1x to 45.7x (with an average of 24.1x and a median of 18.9x), respectively. The overall low to high calendar year 2021 and 2022 FCF multiples observed for selected publicly traded companies were 12.0x to 58.1x (with an average of 31.1x and a median of 25.9x) and 11.1x to 50.9x (with an average of 27.8x and a median of 23.0x), respectively. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of RealPage were based on the Management Forecasts.

Based on the financial characteristics of the selected publicly traded companies and RealPage and based on its professional judgment and experience, BofA Securities applied calendar year 2021 and 2022 revenue multiples of 5.75x to 9.75x and 5.0x to 9.0x, respectively, based on the selected publicly traded companies to RealPage’s calendar year 2021 estimated revenue of $1,317 million and calendar year 2022 estimated revenue of $1,502 million, respectively, as set forth in the Management Forecasts, to calculate a range of implied enterprise values for RealPage. BofA Securities then applied calendar year 2021 and 2022 EBITDA multiples of 17.0x to 25.0x and 15.0x to 21.0x, respectively, derived from the selected publicly traded companies to RealPage’s calendar year 2021 and 2022 estimated Adj. EBITDA of $386 million and $473 million, respectively, as set forth in the Management Forecasts, to calculate ranges of implied enterprise values for RealPage. BofA Securities then applied calendar year 2021 and 2022 FCF multiples of 20.0x to 30.0x and 18.0x to 27.0x, respectively, derived from the selected publicly traded companies to RealPage’s calendar year 2021 and 2022 FCF, calculated as Adj. EBITDA minus capital expenditures (excluding acquisition capital expenditures) on an unlevered basis, of $320 million and $398 million, respectively, as provided by RealPage’s management, to calculate ranges of implied enterprise values for RealPage.

BofA Securities then calculated implied equity value reference ranges per share of RealPage common stock by deducting estimated net debt of RealPage of $687 million, as provided by RealPage’s management, as of December 31, 2020 from such enterprise values and dividing the result by the number of fully-diluted shares outstanding, calculated using the treasury stock method, based on information provided by RealPage’s management. In applying the calendar year 2021 and 2022 multiples, BofA Securities took into consideration, among other things, the observed data for the selected publicly traded companies and for RealPage, the historical trading prices of RealPage’s common stock and the common stocks of the selected publicly traded companies and the differences in the financial profiles of RealPage and the selected publicly traded companies, including that RealPage had an enterprise value / estimated NTM revenue multiple that (i) was 4.6x lower than the multiple for the selected publicly traded companies and (ii) was 4.3x, 4.1x, 3.7x, 2.4x, 1.2x and 1.5x lower than the one month, three month, six month, one year, three year and five year average multiples, respectively, for the selected publicly traded companies. BofA Securities also considered that RealPage had an enterprise value / estimated NTM Adj. EBITDA multiple that (i) was 3.5x lower than the multiple for the selected publicly traded companies and (ii) was 3.2x, 3.1x, 1.7x, 1.1x, 2.8x and 3.6x lower than the one month, three month, six month, one year, three year and five year average multiples, respectively, for the selected publicly traded companies. BofA Securities further considered that RealPage had an enterprise value / estimated NTM FCF multiple that (i) was 3.1x lower than the multiple for the selected publicly traded companies and (ii) was 3.1x, 3.9x, 1.2x, 0.0x, 1.7x and 1.4x lower than the one month, three month, six month, one year, three year and five year average multiples, respectively, for the selected publicly traded companies.

This analysis indicated the following approximate implied per share of RealPage common stock equity value reference ranges for RealPage, rounded to the nearest $0.25, as compared to the Per Share Merger Consideration:

Implied Per Share Equity Value Reference Ranges for RealPage						Per Share Merger Consideration
2021E Revenue	2022E Revenue	2021E Adj. EBITDA	2022E Adj. EBITDA	2021E FCF	2022E FCF
$66.50 - $114.00	$66.00 - $120.00	$57.25 - $85.25	$62.25 - $87.75	$55.75 - $84.75	$62.75 - $95.00	$88.75

No company used in this analysis is identical or directly comparable to RealPage. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which RealPage was compared.

Selected Precedent Transactions Analysis. BofA Securities reviewed, to the extent publicly available, financial information relating to twenty-one selected transactions involving companies in the software industry. BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of each of (i) the target company’s last twelve months’ revenue, commonly referred to as “LTM Revenue,” (ii) the target company’s next twelve months’ estimated revenue, commonly referred to as “NTM Revenue,” (iii) the target company’s last twelve months’ estimated Adj. EBITDA, commonly referred to as “LTM EBITDA” and (iv) the target company’s next twelve months’ estimated Adj. EBITDA, commonly referred to as “NTM EBITDA”. The selected transactions and their respective multiples are as follows:

Enterprise Value as a Multiple of
Acquiror	Target	LTM Revenue	NTM Revenue	LTM EBITDA	NTM EBITDA
Vista Equity Partners	Pluralsight, Inc.	9.1x	7.9x	NM	NM
Thoma Bravo, LLC	Flexera Software	7.0x	6.8x	~13.1x	NA
Leonard Green & Partners, L.P.	ECI Software Solutions	7.4x	7.0x	~18.5x	~17.2x
Clayton Dubilier & Rice, LLC	Epicor Software Corporation	5.3x	~5.2x	13.4x	~13.3x
Roper Technologies, Inc.	Vertafore, Inc.	10.1x	9.1x	~20.3x	18.0x
Intercontinental Exchange	Ellie Mae	17.9x	12.2x	NA	23.4x
Panasonic Corporation	Blue Yonder	~5.7x	~5.4x	~21.9x	~20.1x
Cornerstone OnDemand, Inc.	Saba Software	5.0x	4.9x	15.2x	~14.7x
Harvest Partners, LP / TA Associates	MRI Software	NA	NA	~22.0x	NA
Thoma Bravo, LLC	Instructure	7.3x	6.3x	NM	NM
Roper Technologies, Inc.	iPipeline	~8.4x	8.1x	~21.0x	~20.0x
GI Partners	Insurity, Inc.	~7.7x	~6.6x	NA	NA
Dassault Systèmes	Medidata Solutions	8.8x	7.5x	38.6x	29.7x
KKR & Co.	Exact Software	7.2x	NA	18.8x	NA
Thoma Bravo, LLC	Ellie Mae	7.1x	6.4x	27.8x	22.0x
Hellman & Friedman	Ultimate Software	9.5x	8.0x	39.6x	32.2x
Thoma Bravo, LLC	MINDBODY, Inc.	8.3x	6.7x	NM	NM
Veritas Capital	athenahealth, Inc.	4.3x	3.9x	13.9x	13.1x
State Street Corporation	Charles River Development	8.4x	8.0x	17.4x	12.6x
Onex Corporation	PowerSchool Group LLC	~8.5x	~7.7x	~22.9x	~17.5x
SAP SE	Callidus Software Inc.	10.2x	8.5x	NM	NM

The overall low to high multiples of enterprise value to the target companies’ LTM Revenue and NTM Revenue for the selected transactions were 4.3x to 17.9x (with an average of 8.2x and a median of 8.0x) and 3.9x to 12.2x (with an average of 7.2x and a median of 7.0x), respectively. BofA Securities then applied enterprise value to LTM Revenue and NTM Revenue multiples of 6.0x to 9.0x and 5.5x to 8.0x, respectively, derived from the selected transactions and based on its professional experience and judgment, to RealPage’s calendar year 2020 estimated revenue of $1,156 million, and calendar year 2021 estimated revenue of $1,317 million, respectively, as set forth in the Management Forecasts, to calculate a range of implied enterprise values for RealPage. The overall low to high multiples of enterprise value to the target companies’ LTM EBITDA and NTM EBITDA for the selected transactions were 13.1x to 39.6x (with an average of 21.6x and a median of 20.3x) and 12.6x to 32.2x (with an average of 19.5x and a median of 18.0x), respectively. BofA Securities then applied enterprise value to LTM EBITDA and NTM EBITDA multiples of 19.5x to 28.0x and 17.5x and 24.0x, respectively, derived from the selected transactions and based on its professional experience and judgment, to RealPage’s LTM Adj. EBITDA as of December 31, 2020 of $318 million and NTM Adj. EBITDA as of December 31, 2020 of $386 million, as set forth in the Management Forecasts, to calculate a range of implied enterprise values for RealPage. BofA Securities then calculated implied per share of RealPage common stock equity value reference ranges for RealPage by deducting estimated net debt of RealPage of $687 million, as provided by RealPage’s management, as of December 31, 2020 from such enterprise values and dividing the result by the number of fully-diluted shares outstanding, calculated using the treasury stock method, based on information provided by RealPage’s management.

Estimated financial data of the selected transactions were based on publicly available information. Estimated financial data of RealPage were based on the Management Forecasts. This analysis indicated the following approximate implied per share of RealPage common stock equity value reference ranges for RealPage, rounded to the nearest $0.25, as compared to the Per Share Merger Consideration:

Implied Per Share Equity Value Reference Ranges for RealPage				Per Share Merger Consideration
LTM Revenue	NTM Revenue	LTM Adj. EBITDA	NTM Adj. EBITDA
$60.75 - $92.00	$63.50 - $93.25	$53.75 - $78.50	$59.00 - $81.75	$88.75

No company, business or transaction used in this analysis is identical or directly comparable to RealPage or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which RealPage and the Merger were compared.

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of RealPage to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that RealPage was forecasted to generate during RealPage’s calendar years 2021 through 2025 based on the Management Forecasts. BofA Securities calculated the present value of tax savings from the tax deductible goodwill and intangibles as reflected in the Management Forecasts (calculated at a tax rate of 24% per RealPage’s management) and calculated terminal values for RealPage by applying perpetuity growth rates of 3.50% to 4.00%, to terminal year Unlevered Free Cash Flow of $426 million, which was derived by adjusting RealPage’s calendar year 2025 Unlevered Free Cash Flow, principally to eliminate acquisition capital expenditures, based on guidance provided by RealPage’s management. The cash flows, the tax savings from the tax deductible goodwill and intangibles, and terminal values were then discounted to present value as of December 31, 2020 using discount rates ranging from 6.50% to 8.50%, which were based on an estimate of RealPage’s weighted average cost of capital. From the resulting enterprise values, BofA Securities deducted net debt as of December 31, 2020 to derive equity values and dividing the result by the number of fully-diluted shares outstanding, calculated using the treasury stock method, based on information provided by RealPage’s management. This analysis indicated the following approximate implied per share of RealPage common stock equity value reference ranges for RealPage, rounded to the nearest $0.25, as compared to the Per Share Merger Consideration:

Implied Per Share Equity Value Reference Range for RealPage	Per Share Merger Consideration

$55.00 - $120.50	$88.75

Other Factors

BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•	historical trading prices of RealPage’s common stock during the 52-week period ended December 18, 2020, which ranged from $42.75 to $69.50 per share of RealPage common stock; and

•

publicly available research analysts’ one-year price targets, discounted to present value as of December 18, 2020 at an approximate cost of equity of 8%, which ranged from $67.25 to $79.00 per share of RealPage common stock.

Miscellaneous

As noted above, the discussion set forth above in the section entitled “Summary of Material RealPage Financial Analyses” is a summary of the material financial analyses presented by BofA Securities to the Board of Directors in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of RealPage and Parent. The estimates of the future performance of RealPage and Parent in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to the RealPage Stockholders (other than holders of Excluded Shares) of the Per Share Merger Consideration to be received by such holders in the Merger and were provided to the Board of Directors in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of RealPage or Parent.

The type and amount of consideration payable in the Merger was determined through negotiations between RealPage and Parent, rather than by any financial advisor, and was approved by the Board of Directors. The decision to enter into the Merger Agreement was solely that of the Board of Directors. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors or management with respect to the Merger or the Per Share Merger Consideration.

RealPage has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee which is estimated, based on the information available as of the date of announcement, to be $42.75 million, of which $3.0 million was payable upon delivery of its opinion and the remainder of which is contingent upon consummation of the Merger. RealPage also has agreed to reimburse BofA Securities for certain expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, its affiliates and each of their respective directors, officers, employees and agents and each other person controlling BofA Securities or any of its affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of RealPage and certain of its affiliates and Thoma Bravo and certain affiliates and portfolio companies of Thoma Bravo.

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to RealPage and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a book-running manager, bookrunner and/or underwriter for certain debt and equity offerings of RealPage, (ii) having acted or acting as a bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of RealPage and/or certain of its affiliates (including acquisition financing), (iii) having provided or providing certain derivatives and foreign exchange trading services to RealPage and/or certain of its affiliates, and (iv) having provided or providing certain treasury management products and services to RealPage and/or certain of its affiliates. From December 1, 2018 to November 30, 2020, BofA Securities and its affiliates derived aggregate revenues from RealPage and certain of its affiliates of approximately $15 million for investment and corporate banking services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Thoma Bravo and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Thoma Bravo and/or certain of its affiliates and portfolio companies in connection with certain merger and acquisition transactions, (ii) having acted or acting as a book-running manager, bookrunner and/or underwriter for certain debt and equity offerings of certain affiliates and portfolio companies of Thoma Bravo, (iii) having acted or acting as an administrative agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of Thoma Bravo and/or certain of its affiliates and portfolio companies (including acquisition financing), (iv) having provided or providing certain derivatives, foreign exchange and other trading services to Thoma Bravo and/or certain of its affiliates and portfolio companies and (v) having provided or providing certain treasury management products and services to Thoma Bravo and/or certain of its affiliates and portfolio companies. In addition, BofA Securities and/or certain of its affiliates have maintained, currently are maintaining, and in the future may maintain, significant commercial (including vendor and/or customer) relationships with Thoma Bravo and/or certain of its affiliates and portfolio companies. From December 1, 2018 to November 30, 2020, BofA Securities and its affiliates derived aggregate revenues from Thoma Bravo and certain of its affiliates and portfolio companies of approximately $50 million for investment and corporate banking services.

Call Spread Transactions

Concurrent with RealPage’s issuance in May 2017 of the 2022 Convertible Notes, RealPage entered into separate convertible note hedge transactions (the “Convertible Note Hedge Transactions”) and issuer warrant transactions (the “Issuer Warrant Transactions” and, collectively with the Convertible Note Hedge Transactions, the “Call Spread Transactions”). The Call Spread Transactions were entered into with three banks (each, a “Call Spread Counterparty” and, collectively, the “Call Spread Counterparties”), including BANA, an affiliate of BofA Securities. BANA, acting as principal for its own account, was the Call Spread Counterparty in respect of 25% of the aggregate notional amount of the Call Spread Transactions.

The Call Spread Transactions consisted of the purchase by RealPage from the Call Spread Counterparties of call options in respect of the number of shares of RealPage’s common stock initially underlying the 2022 Convertible Notes and with an initial strike price equal to the initial conversion price of the 2022 Convertible Notes of approximately $41.9475, and the sale by RealPage to such Call Spread Counterparties of warrants in respect of the same number of shares of RealPage common stock and with an initial strike price of $57.5750, in each case subject to certain adjustments. The Convertible Note Hedge Transactions were intended to partially offset the dilution that could occur upon conversion of the 2022 Convertible Notes, and the Issuer Warrant Transactions offset the cost to RealPage of the Convertible Note Hedge Transactions.

If the Merger is consummated, the holders of the 2022 Convertible Notes may convert the 2022 Convertible Notes, which would result in automatic termination of the Convertible Note Hedge Transactions. Under the terms of the documents governing the Convertible Note Hedge Transactions, each Call Spread Counterparty would be obligated to pay RealPage the fair value of the transaction, determined pursuant to the terms of the relevant Convertible Note Hedge Transaction. Such termination value will be determined by each Call Spread Counterparty as the calculation agent under its Convertible Note Hedge Transaction, acting in good faith and in a commercially reasonable manner. Such early termination cash payment would depend on a variety of factors, including the date on which the Merger is consummated, the remaining term of the Convertible Note Hedge Transactions at such date, the Per Share Merger Consideration, the volatility of RealPage common stock before the announcement of the Merger, hedge unwind costs and applicable interest rates.

If the Merger is consummated, each outstanding Issuer Warrant Transaction would terminate in accordance with its terms and the applicable Call Spread Counterparty would be entitled to receive an early termination cash payment from RealPage, which will be determined by each Call Spread Counterparty as the calculation agent under its Issuer Warrant Transaction, acting in good faith and a commercially reasonable manner. Such early termination cash payment will vary depending on a variety of factors, including the date on which the Merger is consummated, the remaining term of the Issuer Warrant Transactions at such date, the Per Share Merger Consideration, the volatility of RealPage common stock after the announcement of the Merger, hedge unwind costs and applicable interest rates. The consummation of the Merger could result in RealPage paying BANA an amount that is greater than, equal to, or less than the amount RealPage would have paid or delivered to BANA upon exercise, expiration or termination of its Issuer Warrant Transaction in the absence of the Merger.

In addition, following the announcement of the Merger, the Call Spread Counterparties may adjust the terms of the Issuer Warrant Transactions, regardless of whether the Merger is consummated. Each Call Spread Counterparty may determine, in good faith and in a commercially reasonable manner as calculation agent with respect to its Issuer Warrant Transaction, the economic effect of such an announcement on the value of its Issuer Warrant Transaction and may take into account a number of factors, including, for example, the date of the announcement (and the remaining term of the Issuer Warrant Transactions at that time), the stock price and changes in volatility, stock loan rate, liquidity and expected dividends of RealPage common stock in determining whether an adjustment to its Issuer Warrant Transaction is appropriate. Each Call Spread Counterparty may make additional adjustments to its Issuer Warrant Transaction following the announcement of a change to the Merger, including a withdrawal from, or the abandonment or discontinuation of, the Merger.

Under the Call Spread Transactions to which it is a counterparty, BANA has market exposure to the price of shares of RealPage common stock. It is standard industry practice, and BANA’s ordinary practice, to engage in hedging activities to reduce market exposure to the price of the common stock underlying derivative transactions such as the Call Spread Transactions. Such hedging includes BANA either purchasing or selling shares of the common stock or related instruments to offset the exposure to the common stock that BANA has under the Call Spread Transactions. BANA’s hedging is intended to substantially reduce BANA’s exposure under the Call Spread Transactions to changes in the price of shares of the common stock.

Hedging does not fully offset every risk or change in market conditions. Hedging is designed to offset a range of normal price movements under a range of typical market conditions, based on publicly available information, and thus might not fully offset extraordinary market events or conditions (such as the announcement of a merger transaction) that might have a material effect on the price, volatility or other characteristics of shares of common stock. BANA’s hedging activity was and is at its own risk and might result in a loss or profit to BANA in an amount that might be less than or greater than the expected economic benefit or obligation to BANA under the Call Spread Transactions it entered into. BANA’s ultimate loss or profit with respect to the Call Spread Transactions after taking into account its hedging activity would depend on many factors, including the original net premium received by BANA for the Call Spread Transactions, the price at which BANA established its initial hedge position in respect of the Call Spread Transactions, the deliveries or payments made or received pursuant to the Call Spread Transactions, the profit and loss realized by BANA in connection with rebalancing its stock hedge positions during the term of the Call Spread Transactions (such rebalancing occurring as frequently as intra-day), and the premium or other amounts paid, and payments received, in connection with entering into or maintaining any option position or other derivative transaction used to hedge the Call Spread Transactions, the volatility of shares of the common stock and the prices at which BANA would close out these hedge positions. The amount of any loss or profit would not be known until all of the Call Spread Transactions to which BANA is a party have been terminated and BANA has completed all of its related hedge unwind activities. In accordance with industry practices, BofA Securities maintains an enterprise information wall reasonably designed to prevent the unauthorized disclosure of confidential information by or to employees in its investment banking division to or by employees on the “public” side of BofA Securities, including the employees who undertake these hedging and other market transactions. However, a portion of any gain or loss BANA experiences with respect to the Call Spread Transactions, including any termination payment, may be shared with BofA Securities’ investment banking division.

BANA has advised RealPage that, if the Merger were consummated on March 31, 2021, and based on certain specified assumptions, the net economic benefit to BANA with respect to the Call Spread Transactions would range from $7.3 million to $13.2 million (assuming consideration to be paid to RealPage stockholders of between $80.00 and $100.00 per share). On the same basis and assumptions, but if the Merger were consummated on June 30, 2021, the net economic benefit to BANA with respect to the Call Spread Transactions would range from $8.9 million to $14.5 million (assuming consideration to be paid to RealPage stockholders of between $80.00 and $100.00 per share). Under each set of estimates, within the assumed range of transaction prices and based on the related set of assumptions, the aggregate amount of such net economic benefit to BANA would be greater at higher transaction prices. There can be no assurance that the market assumptions used in calculating such gain to BANA will match or approximate actual market conditions and, thus, the actual magnitude of any benefit to BANA may be greater or less than such estimates. The amount of any such economic benefit will not be known until the Call Spread Transactions have been exercised, expired or terminated in accordance with their terms and BANA and its affiliates have completed all of their unwind activities. As described above, BofA Securities maintains an enterprise information wall reasonably designed to prevent the unauthorized disclosure of confidential information, such as the Merger, to employees who undertake hedging activities with respect to the Call Spread Transactions. Any potential gain or loss as a result of such activities is therefore not included in the estimates of the aggregate benefit to BANA as a result of the Merger.

The indenture governing the 2022 Convertible Notes and the confirmations containing the terms of the Call Spread Transactions were included as exhibits to RealPage’s Quarterly Report on Form 10-Q filed by RealPage with the SEC on August 4, 2017. All references in this section captioned “Call Spread Transactions” to share counts, conversion prices and strike prices may change from time to time in accordance with the terms of the relevant confirmations.

Management Projections

Summary of Management Projections

Except for a financial outlook with respect to the current fiscal quarter and year issued in connection with its ordinary course earnings announcements, RealPage does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections, especially over the longer term periods. However, RealPage is including a summary of certain previously nonpublic, unaudited prospective financial information prepared by its management for the calendar years 2020-2025 (the “Management Projections”) in order to provide RealPage Stockholders with access to information that was made available to, and approved by, the Board of Directors in connection with its evaluation of the Merger and the Per Share Merger Consideration. The Management Projections were also made available to Parent and Merger Sub at Parent’s request in connection with their due diligence review, and the Management Projections were made available to BofA Securities in connection with the rendering of its opinion to the Board of Directors.

The following table presents a summary of the Management Projections.

(In millions)	2020E	2021E	2022E	2023E	2024E	2025E
Non-GAAP Revenue(1)	$1,156	$1,317	$1,502	$1,712	$1,961	$2,246
Adjusted EBITDA(2)	$318	$386	$473	$574	$668	$778
Unlevered Free Cash Flow(3)	N/A	$2	$3	$(5)	$(2)	$15

(1)	“Non-GAAP Revenue” is a non-GAAP financial measure which was calculated in the Management Projections as total revenue plus acquisition-related deferred revenue.
(2)

“Adjusted EBITDA” is a non-GAAP financial measure which was calculated in the Management Projections as net income, plus (1) acquisition-related deferred revenue, (2) depreciation, asset impairment, and loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) change in fair value of equity investment, (5) acquisition-related expense, (6) organizational realignment costs, (7) regulatory and legal matters, (8) stock-based expense, (9) interest expense, net, and (10) income tax expense.

(3)

“Unlevered Free Cash Flow” is a non-GAAP financial measure which was calculated by BofA Securities in connection with its discounted cash flow analysis, using the financial information provided by RealPage in the Management Projections, as Adjusted EBITDA (as shown in the table above) less (i) estimated tax expense (assuming a 24% effective tax rate), less (ii) the after tax impact of stock-based compensation expense, less (iii) change in net working capital, less (iv) acquisition capital expenditures, less (v) capital expenditures (other than acquisition capital expenditures), plus (vi) other non-cash items, plus (vii) other tax related items, less (viii) other one time acquisition related items, less (ix) expected acquisition payouts. 2020E is noted as “N/A” because the first year of projections utilized in the discounted cash flow analysis was 2021E.

Important Information Regarding the Management Projections

The Management Projections were developed by RealPage management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement. Furthermore, the Management Projections do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement to be completed and should not be viewed as accurate or continuing in that context. Although the Management Projections are presented with numerical specificity, they were based on numerous variables and assumptions made by RealPage management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to RealPage’s business, all of which are difficult or impossible to predict accurately and many of which are beyond RealPage’s control. The Management Projections constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Management Projections, including, but not limited to, RealPage’s performance, industry performance, general business and economic conditions, customer requirements, staffing levels, competition, adverse changes in applicable laws, regulations or rules, the ability to successfully pursue and complete acquisitions, and the various risks set forth in RealPage’s reports filed with the SEC. There can be no assurance that the Management Projections will be realized or that actual results will not be significantly higher or lower than the Management Projections. The Management Projections cover several years, and such information by its nature becomes less reliable with each successive year. In addition, the Management Projections will be affected by RealPage’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Management Projections reflect assumptions as to certain business decisions that are subject to change and cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Management Projections should not be regarded as an indication that RealPage, BofA Securities, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Management Projections will be necessarily predictive of actual future events. No representation is made by RealPage or any other person regarding the Management Projections or

RealPage’s ultimate performance compared to such information. The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about RealPage contained in RealPage’s public filings with the SEC. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Management Projections, stockholders are cautioned not to place undue, if any, reliance on the Management Projections.

The Management Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. Neither RealPage’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Management Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Non-GAAP Revenue, Adjusted EBITDA and Unlevered Free Cash Flow contained in the Management Projections summarized above are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. The non-GAAP financial measures used in the Management Projections were relied upon by BofA Securities for purposes of its opinion and by the Board of Directors in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by BofA Securities for purposes of its opinion or by the Board of Directors in connection with its evaluation of the Merger. Accordingly, RealPage has not provided a reconciliation of the financial measures included in the Management Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by RealPage may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The summary of such information above is included solely to give stockholders access to the information that was made available to the Board of Directors, BofA Securities, Parent and Merger Sub, and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares of RealPage common stock. In addition, the Management Projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, RealPage does not intend to update or otherwise revise the Management Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

Interests of Executive Officers and Directors of RealPage in the Merger

In considering the recommendation of the Board of Directors that the stockholders of RealPage adopt the Merger Agreement, RealPage’s stockholders should be aware that the executive officers and directors of RealPage have certain interests in the Merger that may be different from, or in addition to, the interests of RealPage’s stockholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated hereby, including the Merger, and in making their recommendation that RealPage’s stockholders approve the Merger Agreement.

For purposes of this disclosure,

•	the named executive officers of RealPage are:

•	Stephen T. Winn, Chairman of the Board of Directors and Chief Executive Officer

•	Ashley C. Glover, President;

•	Brian Shelton, Executive Vice President, Chief Financial Officer and Treasurer;

•	David G. Monk, Executive Vice President, Chief Legal Officer and Secretary;

•	Thomas C. Ernst, Jr., Former Executive Vice President, Chief Financial Officer and Treasurer;

•	William P. Chaney, Former Executive Vice President; and

•	W. Bryan Hill, Former Executive Vice President, Chief Financial Officer and Treasurer

•

As disclosed in prior SEC filings, Mr. Hill resigned his position as Executive Vice President, Chief Financial Officer and Treasurer in January 2019, Mr. Chaney resigned his position as Executive Vice President in January 2020, and Mr. Ernst resigned his position as Executive Vice President, Chief Financial Officer and Treasurer in August 2020. None of Messrs. Chaney, Hill or Ernst is entitled to any payments in connection with Company Options or Company Restricted Stock Awards in connection with the Merger.

•	“qualifying termination” means a termination of employment without Cause or for Good Reason during the two-year period following the occurrence of the Effective Time.

Treatment of RealPage Equity Awards

The Merger Agreement provides that each Company Option outstanding prior to the Effective Time will receive the Option Consideration.

With limited exceptions, each Company Restricted Stock Award granted prior to the date of the Merger Agreement that is outstanding prior to the Effective Time will receive the RSA Consideration.

Each Company Restricted Stock Award granted after the date of the Merger Agreement and certain other shares granted pursuant to Company Restricted Stock Awards that are not converted into the right to receive the RSA Consideration will be converted into a cash-based award having a value equal to (i) the Per Share Merger Consideration times (ii) the number of shares of RealPage common stock covered by the applicable award immediately prior to the Effective Time (which shall be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any award subject to performance based vesting conditions), having the terms and conditions applicable to the Company Restricted Stock Award (including the time-based vesting conditions in the applicable award agreement), subject, in specified cases, to accelerated vesting upon a termination without Cause, for Good Reason or due to death or disability.

For an estimate of the value of unvested equity awards that would vest assuming that the Merger occurs on January 12, 2021 and each of the named executive officers experiences a qualifying termination on that date, see “—Quantification of Payments and Benefits to RealPage’s Named Executive Officers” below. We estimate that the value of unvested equity awards held by all executive officers, other than the named executive officers, that would vest assuming that the merger occurs on January 12, 2021 and all such executive officers experience qualifying terminations on that date is $10,429,101.25. We estimate that the aggregate value of unvested equity awards held by all non-employee directors of RealPage that would vest assuming that the merger occurs on January 12, 2021 is $614,416.25.

Executive Employment Agreements

Each of the RealPage executives is party to an employment agreement with RealPage. Each employment agreement provides that, in the event of a qualifying termination, the executive officer will be entitled to

(1) severance equal to 200% of his or her annual base salary, payable in equal monthly installments over twelve months (lump sum in the case of Mr. Winn) and (2) a lump sum payment equal to the employer portion of the health insurance premiums for twenty-four months of coverage for the executive and his or her dependents. The foregoing payments are conditional on the executive executing a release of claims agreement with RealPage. The employment agreements provide that any payments and benefits payable to the executive officer will be reduced to the extent necessary to avoid any excise taxes on “excess parachute payments” that would otherwise be imposed under Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Each of the executives is prohibited for a period of two (2) years following termination of employment from competing with RealPage and its affiliates and soliciting RealPage and its affiliates’ respective customers, licensees or employees.

For an estimate of the value of the severance payments described above that would be payable to RealPage’s named executive officers upon a qualifying termination on January 12, 2021, see “—Quantification of Payments and Benefits to RealPage’s Named Executive Officers” below. We estimate that the aggregate value of severance payments that would be payable to all RealPage executive officers who are not named executive officers, assuming a qualifying termination on January 12, 2021, is $2,387,939.

Treatment of Annual Bonuses

Under the terms of the Merger Agreement, RealPage may, immediately prior to the Effective Time, provide to each RealPage employee who is eligible to participate in an annual bonus program a pro-rated portion of the annual bonus with respect to the period from January 1, 2021 through the date on which the Effective Time occurs, which bonus shall be determined based on the greater of target performance and actual performance through the latest practicable date prior to the Effective Time, as determined by RealPage prior to the Effective Time.

Letter Agreements

On December 29, 2020, in order to mitigate the impact of Sections 280G and 4999 of the Code, RealPage entered into agreements (the “Letter Agreements”) with each of Messrs. Winn and Shelton, Ms. Glover and one (1) other executive officer, who is not a named executive officer, providing for the acceleration of the number of shares of RealPage restricted stock (the “Accelerated Shares”) indicated below:

Mr. Winn	292,329
Ms. Glover	88,436
Mr. Shelton	20,099
Mr. Carter	8,097

Each of the Letter Agreements provides that if the applicable executive’s employment is terminated by RealPage for Cause or by the executive without Good Reason prior to the completion of the Merger and any portion of the Accelerated Shares would not have otherwise vested on or prior to such employment termination, the executive will be obligated to either (1) repay to RealPage the net, after-tax, amount of the income recognized by the executive (assuming the highest marginal federal, state and local tax rates applicable to the executive) as a result of the settlement of such portion of the Accelerated Shares, and/or (2) return to the Company shares of common stock representing the net shares received by the executive in respect of the settlement of such portion of the Accelerated Shares within 20 business days following such termination of the executive’s employment.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, RealPage’s directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six (6) years following the effective time under directors’ and officers’ liability insurance policies from the surviving corporation. This indemnification and insurance coverage is further described in the section captioned “Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance.”

Quantification of Payments and Benefits to RealPage’s Named Executive Officers

The table below sets forth the amount of payments and benefits that each of RealPage’s named executive officers would receive in connection with the Merger, assuming (i) that the Merger were consummated and each such named executive officer experienced a qualifying termination on January 12, 2021 (which is the assumed date solely for purposes of this golden parachute compensation disclosure); (ii) a per share price of RealPage common stock of $88.75; (iii) that each named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement; and (iv) equity awards that are outstanding as of January 12, 2021. The calculations in the table below do not include any amounts that the named executive officers were entitled to receive or that were vested as of the date hereof. In addition, these amounts do not attempt to forecast any additional awards, grants or forfeitures that may occur prior to the Effective Time of the Merger or any awards that, by their terms, vest irrespective of the Merger prior to January 12, 2021. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may differ materially from the amounts set forth below.

For purposes of this discussion, “single trigger” refers to benefits that arise as a result of the completion of the Merger and “double trigger” refers to benefits that require two conditions, which are the completion of the Merger and a qualifying termination.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity Awards ($)(2)	Total ($)
Stephen T. Winn	$1,432,449	$27,837,059	$29,269,508
Ashley C. Glover	993,088	4,248,108	5,241,196
Brian Shelton	839,865	1,383,080	2,222,945
David G. Monk	789,865	4,098,919	4,888,784

(1)

Cash Severance for Named Executive Officers. Each of the RealPage executives is party to an employment agreement with RealPage. Each employment agreement provides that, in the event of a qualifying termination, the executive officer will be entitled to (1) severance equal to 200% of his or her annual base salary, payable in equal monthly installments over twelve months (lump sum in the case of Mr. Winn) and (2) a lump sum payment equal to the employer portion of the health insurance premiums for twenty-four months of coverage for the executive and his or her dependents. The foregoing payments are conditional on the named executive officer executing a release of claims agreement with RealPage. The employment agreements provide that any payments and benefits payable to the executive officer will be reduced to the extent necessary to avoid any excise taxes on “excess parachute payments” that would otherwise be imposed under Section 280G and Section 4999 of the Code. Each of the executives is prohibited for a period of two years following termination of employment from competing with RealPage and its affiliates and soliciting RealPage and its affiliates’ respective customers, licensees or employees.

(2)

Equity Award Treatment. Includes unvested Company Restricted Stock Awards that vest upon completion of the Merger and are “single trigger.” Each Company Restricted Stock Award granted to the named executive officers prior to the date of the Merger Agreement that is outstanding prior to the Effective Time will receive the RSA Consideration.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement, will be approximately $11.3 billion. This amount includes funds needed to: (1) pay RealPage Stockholders the amounts due under the Merger Agreement for their RealPage common stock (other than certain Company Restricted Stock Awards), (2) make payments in respect of our outstanding Company

Restricted Stock Awards payable at the closing of the Merger pursuant to the Merger Agreement, (3) make payments in respect of our outstanding Company Options payable at the closing of the Merger pursuant to the Merger Agreement, (4) make payments of all indebtedness outstanding under the Credit Facility and (5) make payments of all amounts required to be paid in connection with the Merger pursuant to the Convertible Notes Indentures, the Convertible Notes and certain derivative transactions entered into in connection with the Convertible Notes (collectively, the “Required Amounts”).

Parent and Merger Sub have obtained committed financing consisting of (i) equity to be provided by the Thoma Bravo Funds pursuant to the terms of the Equity Commitment Letter and (ii) debt financing to be provided pursuant to the Debt Commitment Letter by the lenders party thereto. In connection with the Merger Agreement, Parent and Merger Sub have delivered to RealPage copies of the Financing Letters. Notwithstanding anything in the Merger Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the financing contemplated by the Financing Letters) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.

Equity Financing

Pursuant to the Equity Commitment Letter, the Thoma Bravo Funds have committed to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $7.36 billion for the purpose of funding the Required Amounts. The obligations of each Thoma Bravo Fund to provide the equity financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to: (i) satisfaction or written waiver by RealPage, Parent and Merger Sub, as applicable, of each the conditions to the obligations of RealPage, Parent and Merger Sub to consummate the Merger set forth in Section 7.1 and Section 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), (ii) the substantially concurrent consummation of the Merger in accordance with the terms of the Merger Agreement, (iii) the prior or substantially concurrent receipt of the debt financing contemplated by the Debt Commitment Letter or, if applicable, alternative debt financing or written confirmation that the debt financing contemplated by the Debt Commitment Letter or, if applicable, alternative debt financing, will be funded at the closing of the Merger if the equity financing under the Equity Commitment Letter is consummated at the closing of the Merger and (iv) the prior or substantially concurrent funding by the other Thoma Bravo Fund of such Thoma Bravo Fund’s pro rata percentage of the equity commitment. We refer to the equity financing described in the preceding sentence as the “Equity Financing.”

The obligation of the Thoma Bravo Funds to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the consummation of the closing of the Merger and the payment of the aggregate Per Share Merger Consideration and the payment or provision for the other Required Amounts in accordance with the Merger Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) 90 days after the Termination Date and (iv) the date that the Company or any of its subsidiaries or any of their respective directors or officers acting on their behalf attempt to enforce the Equity Commitment Letter (except as permitted).

RealPage is an express third-party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter by a Thoma Bravo Fund to be funded to Parent in accordance with the Equity Commitment Letter, and to cause Parent to enforce its rights against such Thoma Bravo Fund to perform its funding obligations under the Equity Commitment Letter, in each case subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.

Debt Financing

The Debt Commitment Letter provides that the lenders party thereto will provide, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, in the aggregate up to $4.0 billion in debt financing (not all of which is expected to be drawn at the closing of the Merger), consisting of the following:

•	$2.75 billion senior secured first lien term loan facility;

•	$250 million senior secured first lien revolving credit facility; and

•	$1.0 billion senior secured second lien term loan facility.

We refer to the debt financing described above as the “Debt Financing.” The proceeds of the Debt Financing will be used (i) to effect the Merger and related transactions on the Closing Date, (ii) for working capital, capital expenditures and other general corporate purposes and (iii) to pay fees and expenses related to the Merger and related transactions.

The obligations of the lenders party to the Debt Commitment Letter to provide the Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions, including, but not limited to (as applicable):

•	the absence of a Company Material Adverse Effect since December 20, 2020;

•

the consummation in all material respects of the Merger in accordance with the Merger Agreement as in effect on December 20, 2020 (without any amendment, modification or waiver of any of the provisions thereof that would be materially adverse to the lenders in their capacity as such without the consent of the lead arrangers);

•

subject to certain limitations and exceptions, the accuracy in all material respects as of the closing of the Merger of certain specified representations and warranties in the Merger Agreement and certain specified representations and warranties in the loan documents;

•	the Equity Financing shall have occurred or, substantially concurrently with the initial funding of the Debt Financing, shall occur; and

•

such lenders having been afforded a marketing period of at least 15 consecutive business days (subject to certain blackout dates) following receipt of certain required financial information regarding RealPage.

As of the date hereof, the documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement.

Guaranty

Pursuant to the Guaranty, the Thoma Bravo Funds have agreed to guarantee the due, punctual and complete payment and performance of: (1) the aggregate amount of the Parent Termination Fee (as defined under the caption “The Merger—Termination Fee”) solely if and when any of the Parent Termination Fee is payable pursuant to the Merger Agreement; (2) any enforcement expenses due by Parent pursuant to legal proceedings as a result of certain defaults under the Merger Agreement; and (3) the reimbursement obligations of Parent pursuant to the indemnification obligations to RealPage and its representatives in connection with debt financing. We refer to the obligations set forth in the preceding sentence as the “Guaranteed Obligations.” The obligations of the Thoma Bravo Funds under the Guaranty are subject to an aggregate cap equal to $533 million.

Subject to specified exceptions, the Guaranty will terminate upon the earliest of:

•	the closing of the Merger;

•

(1) the payment and full discharge of any reimbursement obligations which RealPage has requested reimbursement for within 90 days following the valid termination of the Merger Agreement and (2) the valid termination of the Merger Agreement in accordance with its terms, other than a termination pursuant to which RealPage would be entitled to a Parent Termination Fee under the Merger Agreement, in which case the Guaranty shall terminate 90 days after such termination unless RealPage shall have delivered a written notice with respect to the Guaranteed Obligations prior to such 90th day; provided that if the Merger Agreement has been so terminated and such notice has been provided, the Thoma Bravo Funds, as the guarantor entities under the Guaranty, shall have no further liability or obligation under the Guaranty from and after the earliest of (x) the closing of the Merger, including payment of the aggregate Per Share Merger Consideration payable at the closing of the Merger in accordance with the Merger Agreement, (y) a final, non-appealable order of a court of competent jurisdiction determining that the Thoma Bravo Funds, as the guarantor entities under the Guaranty, do not owe any amount under the Guaranty and (z) a written agreement among the Thoma Bravo Funds, as the guarantor entities under the Guaranty, and RealPage terminating the obligations and liabilities of the Thoma Bravo Funds, as the guarantor entities under the Guaranty, pursuant to the Guaranty; and

•

payment of the Guaranteed Obligations by or on behalf the Thoma Bravo Funds, as the guarantor entities under the Guaranty, Parent and/or Merger Sub to RealPage, except to the extent that any Guaranteed Obligations paid to RealPage by Parent, Merger Sub, or any other Person by or on behalf or for the benefit of Parent or Merger Sub are rescinded or otherwise returned.

Closing and Effective Time

The closing of the Merger will take place no later than 9:00 a.m., Central time, on the second business day following the satisfaction or waiver of all conditions to closing of the Merger (as described under the caption, “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing but subject to the satisfaction or waiver of such conditions.

Appraisal Rights

If the Merger is consummated, stockholders who continuously hold shares of RealPage common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of RealPage common stock unless otherwise expressly noted herein. Only a holder of record of shares of RealPage common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of RealPage common stock held of record in the name of another person, such as a bank, broker, trust or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of RealPage common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, if the Merger is completed, holders of shares of RealPage common stock who: (i) submit a written demand for appraisal of their shares; (ii) do not vote in favor of the adoption of the Merger Agreement; (iii) continuously are the record holders of such shares through the Effective Time; and (iv) otherwise exactly follow the procedures set forth in Section 262 may be entitled to have their shares appraised by the Delaware

Court of Chancery and to receive payment in cash of the “fair value” of the shares of RealPage common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of RealPage common stock as measured in accordance with subsection (g) of Section 262; or (b) the value of the aggregate Per Share Merger Consideration in respect of the shares of RealPage common stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes RealPage’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of RealPage common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of RealPage common stock, RealPage believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of RealPage common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to RealPage a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•

the stockholder (or any person who is the beneficial owner of shares of RealPage common stock held either in a voting trust or by a nominee on behalf of such person) or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of RealPage common stock wishing to exercise appraisal rights must deliver to RealPage, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of RealPage common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting, or otherwise fail to vote, on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of RealPage Stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of RealPage common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of RealPage common stock must be executed by or on behalf of the holder of record, and must reasonably inform RealPage of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one (1) person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

RealPage, Inc.

Attention: Chief Legal Officer

2201 Lakeside Blvd.

Richardson, Texas 75082

Any holder of shares of RealPage common stock who has delivered a written demand to RealPage and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to RealPage a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Per Share Merger Consideration within 60 days after the Effective Time. If an appraisal proceeding is commenced and RealPage, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share merger consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of RealPage common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of RealPage common stock who has complied with Section 262 and is entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of RealPage common stock. Accordingly, any holders of shares of RealPage common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of RealPage common stock within the time and in the manner prescribed in Section 262. The failure of a holder of RealPage common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of shares of RealPage common stock who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which RealPage has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of RealPage common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of RealPage common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the written statement described above at the addresses stated therein. Such notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the court. The costs of these notices are borne by the Surviving Corporation. After notice to stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates (if any) to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights if neither of the ownership thresholds is met.

Determination of Fair Value

After determining the holders of RealPage common stock entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of RealPage common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither RealPage nor Parent anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights, and each of RealPage and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of RealPage common stock is less than the Per Share Merger Consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.

If any stockholder who demands appraisal of his, her or its shares of RealPage common stock under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s shares of RealPage common stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of RealPage common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of RealPage common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the ownership thresholds described above has been satisfied as to the stockholders seeking appraisal rights, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of RealPage common stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is limited to RealPage Stockholders who hold their shares of RealPage common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to RealPage Stockholders subject to special rules under the U.S. federal income tax laws, including, for example, but not limited to:

•	banks and other financial institutions;

•	mutual funds;

•	insurance companies;

•	brokers or dealers in securities, currencies or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of RealPage common stock (by vote or value);

•	regulated investment companies and real estate investment trusts;

•	retirement plans, individual retirement and other deferred accounts;

•	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

•	holders that are holding shares of RealPage common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•

Partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	expatriated entities subject to Section 7874 of the Code;

•	holders that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•	persons subject to the alternative minimum tax;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	except as noted below, holders that own or have owned (directly, indirectly or constructively) five percent or more of RealPage common stock (by vote or value);

•	grantor trusts;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	holders that received their shares of RealPage common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•	holders that own an equity interest in Parent following the Merger;

•	holders that hold their RealPage common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States; and

•	holders that do not vote in favor of the Merger and that properly demand appraisal of their shares under Section 262 of the DGCL.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of RealPage common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, partners in partnerships holding shares of RealPage common stock should consult their tax advisors as to the particular tax consequences to them of the Merger.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. WE URGE YOU TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.

U.S. Holders

This section applies to “U.S. Holders.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of RealPage common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one (1) or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of RealPage common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of RealPage common stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of RealPage common stock. A U.S. Holder’s gain or loss on the disposition of shares of RealPage common stock generally will be characterized as capital gain or loss. Any such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one (1) year at the time of the completion of the Merger. A preferential tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. U.S. Holders who hold different blocks of RealPage common stock (shares of RealPage common stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of RealPage common stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with the Merger, unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition of shares of RealPage common stock pursuant to the Merger, and certain other specified conditions are met; or

•

shares of RealPage common stock constitute a United States real property interest (a “USRPI”) by reason of the Company’s status as a “United States real property holding corporation” for U.S. federal income tax purposes (“USRPHC”) at any time during the shorter of the five-year period preceding the effective date of the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of RealPage common stock (the “Relevant Period”).

Unless an applicable treaty provides otherwise, gain described in the first bullet point above generally will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30% rate (or such lower rate specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which generally may be offset by U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet above, we believe that the Company is not currently, and has not been during the preceding five-year period, a USRPHC. Even if we are or were a USRPHC, gain arising from a Non-U.S. Holder’s receipt of cash in exchange for shares of RealPage common stock pursuant to the Merger will not be subject to U.S. federal income tax if the RealPage common stock is “regularly traded,” as defined in the applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of the RealPage common stock throughout the Relevant Period.

Information Reporting and Backup Withholding

Generally, information reporting requirements may apply in connection with payments made to U.S. Holders or Non-U.S. Holders in connection with the Merger.

Backup withholding of tax (currently, at a rate of 24%) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Backup withholding of tax may also apply to the proceeds received by a Non-U.S. Holder pursuant to the Merger, unless the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. Holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder or Non-U.S. Holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Regulatory Approvals Required for the Merger

General

RealPage and Parent have agreed to take all action necessary to comply with all regulatory notification requirements, and, subject to certain limitations, to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include approval under the HSR Act and any other applicable antitrust laws (whether domestic or foreign).

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until RealPage and Thoma Bravo each files a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification and report forms or the early termination of that waiting period. If the FTC or DOJ issues a request for additional information and documents (which we refer to as the “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.

RealPage and RP Property Parent, LP each filed a Notification and Report Form with respect to the Merger with the FTC and DOJ on January 5, 2021. The waiting period with respect to such Notification and Report Forms under the HSR Act expired at 11:59 p.m., Eastern time on February 4, 2021.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

Other Regulatory Approvals

The Merger is also subject to clearance or approval by the antitrust authorities in another jurisdiction. The Merger cannot be completed until RealPage and Thoma Bravo obtain clearance to consummate the Merger or the applicable waiting periods have expired or been terminated in such jurisdiction. RealPage and Thoma Bravo, in consultation and cooperation with each other, made an antitrust filing with the authorities of such jurisdiction.

Money Transmitter Licenses

Licensee holds Money Transmitter Licenses in numerous U.S. jurisdictions. The money transmission laws and regulations of certain of these jurisdictions require that, in connection with a change of control of Licensee, Licensee and/or the acquiror must notify the applicable governmental authority, make certain filings with such governmental authority and/or obtain a Licensee Consent. It is a condition to each of RealPage, Parent and Merger Sub’s obligation to complete the Merger that RealPage and Parent obtain the Licensee Consents in the Material Jurisdictions. RealPage and Parent have begun the process of obtaining the Licensee Consents, but there can be no assurance that all such consents will be obtained before the Termination Date.

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by RealPage, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between RealPage, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of RealPage, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of RealPage, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding RealPage, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding RealPage and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Closing Date (as defined in the section of this proxy statement captioned “—Closing and Effective Time”): (i) Merger Sub will be merged with and into RealPage, with RealPage becoming a wholly owned subsidiary of Parent; (ii) the separate corporate existence of Merger Sub will thereupon cease; and (iii) RealPage will continue as the Surviving Corporation. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of RealPage and Merger Sub, and all of the debts, liabilities and duties of RealPage and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of RealPage as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed. At the Effective Time, the certificate of incorporation of RealPage as the Surviving Corporation will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of

Merger Sub as in effect immediately prior to the Effective Time, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended.

Closing and Effective Time

The closing of the Merger will take place at 9:00 a.m., Central time, on the second business day following the satisfaction or waiver of all conditions to closing of the Merger (described below under the caption, “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the Merger) or such other time agreed to in writing by Parent, RealPage and Merger Sub. However, if a specified marketing period (being the first period of fifteen (15) business days following the date on which Parent has been provided the required financial information regarding RealPage required by the Debt Commitment Letter), has not ended at the time of the satisfaction or waiver of all conditions to closing of the Merger (other than those conditions to be satisfied at the closing of the Merger), the closing of the Merger will then occur on the date that is the earlier of (i) any business day during such marketing period specified by Parent to RealPage on no less than two (2) business days’ notice to RealPage and (ii) the second business day after the final day of such marketing period. The date on which the closing of the Merger occurs is herein referred to as the “Closing Date.”

On the Closing Date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The time at which the Merger will become effective will occur at the Effective Time.

Merger Consideration

RealPage common stock

At the Effective Time, and without any action required by any stockholder, each share of RealPage common stock (other than (A) Excluded Shares, which include, for example, shares of RealPage common stock owned by stockholders who have properly and validly exercised their statutory rights of appraisal under Section 262 of the DGCL and (B) certain Company Restricted Stock Awards (as further discussed in the section of this proxy statement captioned “—Merger Consideration—Treatment of Company Options and Company Restricted Stock Awards”)) outstanding as of immediately prior to the Effective Time will be cancelled and extinguished, and automatically converted into the right to receive the Per Share Merger Consideration, less any applicable withholding taxes.

Treatment of Company Options and Company Restricted Stock Awards

The Merger Agreement provides that each Company Option outstanding prior to the Effective Time will receive the Option Consideration.

With limited exceptions, each Company Restricted Stock Award granted prior to the date of the Merger Agreement that is outstanding prior to the Effective Time will receive the RSA Consideration.

Each Company Restricted Stock Award granted after the date of the Merger Agreement and certain other shares granted pursuant to Company Restricted Stock Awards that are not converted into the right to receive the RSA Consideration will be converted into a cash-based award having a value equal to (i) the Per Share Merger Consideration times (ii) the number of shares of RealPage common stock covered by the applicable award immediately prior to the Effective Time (which shall be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any award subject to performance based vesting conditions), having the terms and conditions applicable to the Company Restricted Stock Award (including the time-based vesting conditions in the applicable award agreement), subject, in specified cases, to accelerated vesting upon a termination without Cause, for Good Reason or due to death or disability.

Treatment of Convertible Securities

On the Closing Date, Parent, Merger Sub and RealPage shall, as and to the extent required by the Convertible Notes Indentures (as defined in the section of this proxy statement captioned “The Merger—Financing of the Merger”), execute, and use reasonable best efforts to cause the trustee to execute, any supplemental indenture(s) required by the Convertible Notes Indentures and deliver any certificates and other documents required by the Convertible Notes Indentures to be delivered by such persons in connection with such supplemental indenture(s); provided, that counsel for RealPage shall not be required to give any legal opinions under the Convertible Notes Indentures. Prior to the Effective Time, the Company shall deliver all notices and take all other actions required under the terms of the Convertible Notes or the Convertible Notes Indentures (or required by applicable law with respect to the Convertible Notes or the Convertible Notes Indentures), including, without limitation, the giving of any notices that may be required in connection with the Merger, including with respect to any repurchases or conversions of the Convertible Notes occurring as a result of or in connection with the Merger, and the Company will provide copies of such notice or other document to Parent at a reasonable time (and in any event at least two (2) business days) prior to delivering any such notice or other document and shall reasonably consider all comments provided by Parent with respect thereto. After the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, comply with its obligations (including any conversion or repurchase obligations) under the Convertible Notes Indentures.

At and prior to the Effective Time, RealPage shall (i) use reasonable best efforts to facilitate the settlement of certain derivative transactions entered into in connection with the Convertible Notes at the Effective Time as reasonably requested by Parent (it being understood that any such settlement will be subject to the respective terms of such derivative transactions, as such terms may be amended or modified from time to time after the date hereof with the prior written consent of Parent), (ii) use reasonable best efforts to cooperate with Parent with respect to its efforts to settle such derivative transactions and the negotiation of any termination payments or valuations related thereto, as applicable; provided, that RealPage shall not (x) exercise any right that it may have to terminate any of such derivative transactions or (y) except as required pursuant to the terms of such derivative transactions, agree to amend or modify the terms of the documentation relating to, or agree to any amount due upon, the termination or settlement of such derivative transactions, in each case, without the prior written consent of Parent; provided, further, that nothing herein shall require RealPage to (A) make any payment with respect to the termination or settlement of any such derivative transactions in connection with the Merger prior to the occurrence of the Effective Time or (B) enter into any instrument or agreement relating to the termination or settlement of such derivative transactions, or agree to any change or modification to any such derivative transactions that is effective prior to the Effective Time and (iii) deliver all notices and take all other actions required under the terms of such derivative transactions, including the giving of any notices that may be required in connection with the Merger, and RealPage will provide copies of such notice or other document to Parent at a reasonable time (and in any event at least two (2) business days to the extent practicable) prior to delivering any such notice or other document and shall reasonably consider all comments provided by Parent with respect thereto.

Exchange and Payment Procedures

Prior to the closing of the Merger, Parent will designate the Company’s transfer agent, Computershare, or such other bank or trust company, reasonably acceptable to RealPage (the “Payment Agent”) to make payments of the Per Share Merger Consideration to stockholders. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Payment Agent cash sufficient to pay the aggregate Per Share Merger Consideration to stockholders.

Promptly following the Effective Time (and in any event within five (5) business days), the Payment Agent will mail to each holder of record (as of immediately prior to the Effective Time) a letter of transmittal in customary form and instructions for use in effecting the surrender of such holder’s shares of RealPage common stock represented by such holder’s certificate(s) or book-entry shares in exchange for the Per Share Merger

Consideration payable in respect of such shares. The amount of any Per Share Merger Consideration paid to stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the Payment Agent is not claimed within one (1) year following the Effective Time, such cash will be returned to Parent, upon demand, and any holders of RealPage common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditor for payment of the Per Share Merger Consideration. Any cash deposited with the Payment Agent that remains unclaimed two (2) years following the Effective Time will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties

The Merger Agreement contains representations and warranties of RealPage, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by RealPage are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to RealPage, any change, event, effect or circumstance that is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the RealPage Group, taken as a whole, except that no changes, events, effects or circumstances with respect to the following matters (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

•	general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

•

conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (i) changes in interest rates or credit ratings in the United States or any other country; (ii) changes in exchange rates for the currencies of any country; or (iii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	conditions in the industries in which the RealPage Group or its customers generally conduct business;

•	regulatory, legislative or political conditions in the United States or any other country or region in the world;

•

geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks (“COVID-19”)), epidemics or other outbreaks of diseases, quarantine restrictions, weather conditions and other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, as applicable second or subsequent wave(s));

•

resulting from the announcement or the existence of, compliance with, pendency of or performance under the Merger Agreement or the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of the RealPage Group with employees, suppliers, customers, partners, vendors or any other third person (except with respect to any representation or warranty to the extent that such representation or warranty expressly addresses consequences resulting from the execution of the Merger Agreement or the consummation or pendency of the transactions contemplated thereby);

•

the compliance by Parent, Merger Sub or RealPage with the terms of the Merger Agreement, including any action expressly required to be taken or refrained from being taken pursuant to or in accordance with the Merger Agreement, including the failure of RealPage to take any action that RealPage is specifically prohibited by the terms of the Merger Agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor;

•	arising from any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of the Merger Agreement;

•	changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);

•

(i) changes or proposed changes in laws (or the enforcement or interpretation thereof) or (ii) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, directive, guidelines or recommendations promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”);

•

the price or trading volume of RealPage common stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred) or any change in the credit ratings or ratings outlook of any RealPage Group Member (provided that the underlying cause of such change in credit rating or rating outlook may be considered in determining if there has been a Company Material Adverse Effect);

•

any failure, in and of itself, by the RealPage Group to meet (i) any public estimates or expectations of RealPage’s revenue, earnings or other financial performance or results of operations for any period; or (ii) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred if not otherwise excluded in the definition of Company Material Adverse Effect);

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub;

•	any matter set forth in the confidential disclosure letter to the Merger Agreement; and

•

any transaction litigation or other legal proceeding threatened, made or brought by any of the current or former stockholders of RealPage (on their own behalf or on behalf of RealPage) against RealPage, any of its executive officers or other employees or any member of the Board of Directors arising out of the transactions contemplated in the Merger Agreement;

except, with respect to bullets 1-6 and 10-11 above (other than, in the case of bullets 6 or 11, any change, event, effect or circumstance with respect to COVID-19 or the COVID- 19 Measures or any escalation or worsening thereof (including any second or subsequent wave(s))) to the extent that such change, event, effect or circumstance has had a materially disproportionate adverse effect on the RealPage Group relative to other companies operating in the industry or industries in which the RealPage Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

In the Merger Agreement, RealPage has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to RealPage;

•

RealPage’s corporate power and authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, RealPage’s organizational documents and RealPage’s contracts;

•	the organizational documents of RealPage;

•	the necessary approval of the Board of Directors;

•	the rendering of BofA Securities’ opinion to the Board of Directors;

•	the inapplicability of anti-takeover statutes to the Merger;

•	the necessary vote of stockholders in connection with the Merger Agreement;

•

the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to RealPage or the resulting creation of any lien upon RealPage’s assets due to the performance of the Merger Agreement;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the capital structure of RealPage;

•	the absence of any undisclosed exchangeable security, option, warrant or other right convertible into RealPage common stock;

•

the absence of any undisclosed contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of RealPage’s securities;

•	the subsidiaries of RealPage;

•	the accuracy and required filings of RealPage’s SEC filings and financial statements;

•	RealPage’s disclosure controls and procedures;

•	RealPage’s internal accounting controls and procedures;

•	certain indebtedness of RealPage;

•	the absence of specified undisclosed liabilities;

•

since (i) October 1, 2020 through the date of the Merger Agreement, the conduct of the business of the RealPage Group in the ordinary course except specifically as a result of RealPage’s sale process (including the transactions contemplated by the Merger Agreement) and any actions taken in good faith to respond to COVID-19 Measures and (ii) December 31, 2019, the absence of a Company Material Adverse Effect;

•	the existence and enforceability of specified categories of RealPage’s material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;

•	certain real property owned or leased by a RealPage Group Member;

•	environmental matters;

•	trademarks, patents, copyrights and other intellectual property matters including data security requirements and privacy;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	RealPage’s compliance with laws, standards and requirements and possession of necessary permits;

•	litigation and regulatory matters;

•	insurance matters;

•	absence of any undisclosed transactions, relations or understandings between a RealPage Group Member, on the one hand, and any affiliate or related person thereof, on the other hand;

•	payment of fees to brokers in connection with the Merger Agreement;

•	export controls matters and compliance with applicable anti-corruption and anti-money laundering laws;

•	the validity and enforceability of Money Transmitter Licenses held by any RealPage Group Member and compliance therewith; and

•	the exclusivity and terms of the representations and warranties made by Parent and Merger Sub.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to RealPage that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub and availability of these documents;

•

Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

•

the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Parent or Merger Sub’s assets due to the performance of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the absence of litigation, orders and investigations;

•	accuracy of information to be provided in the proxy statement;

•	ownership of capital stock of RealPage;

•	payment of fees to brokers in connection with the Merger Agreement;

•	operations of Parent and Merger Sub;

•	the absence of any required consent of holders of voting interests in Parent or Merger Sub;

•	delivery and enforceability of each of the Guaranty, Equity Commitment Letter, Debt Commitment Letter and a certain redacted fee letter dated as of December 20, 2020;

•	the commitments to provide financing to Parent, the availability of Parent’s financing and sufficiency of funds;

•	the absence of any stockholder or management arrangements related to the Merger;

•	the solvency of Parent and its subsidiaries following the consummation of the Merger and the transactions contemplated by the Merger Agreement;

•

Parent’s acknowledgement that Parent and certain of its affiliates (i) do not compete with the RealPage Group and (ii) have not invested in and have not entered into certain agreements to invest in an entity that competes with the RealPage Group;

•

the suitability and ability of each of Parent and Thoma Bravo and certain of Thoma Bravo’s affiliated funds and Thoma Bravo’s managing partners or investment professionals to receive the Licensee Consents in the Material Jurisdictions; and

•	the exclusivity and terms of the representations and warranties made by RealPage.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except: (i) as contemplated by the Merger Agreement; (ii) as required by applicable law; (iii) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); (iv) as disclosed in the confidential disclosure letter to the Merger Agreement; or (v) for any actions taken in good faith to respond to the actual or anticipated effects of COVID-19 or the COVID-19 Measures, during the period of time between the date of the signing of the Merger Agreement and the first to occur of the Effective Time and the termination of the Merger Agreement (the “Interim Period”), RealPage will and will cause each of its subsidiaries to:

•	maintain its existence in good standing pursuant to applicable law;

•

subject to the restrictions and exceptions in the Merger Agreement, use commercially reasonable efforts to conduct its business and operations, in all material respects, in the ordinary course of business; and

•	use its commercially reasonable efforts to preserve intact, in all material respects, its current business organization.

In addition, RealPage has also agreed that, except: (i) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); (ii) as disclosed in the confidential disclosure letter to the Merger Agreement; (iii) to the extent necessary to comply with the express obligations set forth in any Material Contract in effect on the date of the Merger Agreement; (iv) as required by applicable law; (v) for any actions taken in good faith to respond to the actual or anticipated effects of COVID-19 or the COVID-19 Measures; or (vi) as expressly contemplated by the Merger Agreement, during the Interim Period, RealPage will not, among other things (and subject to certain exceptions):

•	amend the organizational documents of any member of the RealPage Group;

•	liquidate, dissolve or reorganize;

•	issue, sell, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of RealPage;

•	acquire, repurchase, or redeem any securities of RealPage;

•	adjust, split, combine, pledge, encumber or modify the terms of capital stock of RealPage;

•	declare, set aside or pay any dividend or other distribution;

•	incur, assume or suffer any indebtedness or issue any debt securities;

•	make any loans, advances or capital contribution to, or investments in, any other person or entity;

•	increase the compensation or other benefits payable or provided to any director, officer, employee or other service provider of any RealPage Group Member;

•

enter into any employment, change of control, severance, deferred compensation, equity, equity-based or retention plan, program, agreement or other arrangement with any employee, officer, director or other service provider of any RealPage Group Member;

•

take any action to accelerate any payment or benefit payable to any current or former director, officer, employee or other service provider, or to forgive the indebtedness of any current or former director, officer, employee or other service provider, of any RealPage Group Member;

•

establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries;

•	settle litigation involving RealPage;

•	change accounting practices;

•	undertake certain tax-related actions;

•

incur or commit to incur capital expenditures (excluding internal and external capitalized labor costs and software development expenses) in excess of $35 million in the aggregate, other than to the extent that such capital expenditures are otherwise reflected in RealPage’s capital expenditure budget set forth on the confidential disclosure letter to the Merger Agreement;

•	enter into or amend Material Contracts except in the ordinary course of business;

•

make any acquisitions by merger, consolidation or acquisition of stock or assets or enter into any joint ventures or similar arrangements if such acquisition or investment is in excess of $100,000,000 individually or $300,000,000 in the aggregate, other than (i) investment in equity securities held in the ordinary course of business for cash management purposes, (ii) investments pursuant to contracts in effect as of the date of the Merger Agreement or (iii) intercompany transactions;

•	enter into, amend or terminate any collective bargaining agreement;

•	adopt or implement any stockholder rights plan or similar arrangement;

•	enter into a transaction with an affiliate of RealPage or other person covered by Item 404 of Regulation S-K that would be required to be disclosed pursuant to Item 404;

•	effect certain layoffs without complying with applicable laws;

•	grant any material refunds, credits, rebates or other allowances other than in the ordinary course or that are not in excess of $2,000,000 individually or $10,000,000 in the aggregate;

•	apply for or receive relief under (i) the CARES Act or any similar government program designed to provide relief related to COVID-19 or (ii) any payroll tax executive order;

•

lease, license, sell, abandon, transfer, assign, guarantee or exchange any assets, tangible or intangible (including any material RealPage intellectual property), in each case, in excess of $15,000,000 individually or $50,000,000 in the aggregate; or

•	enter into agreements to do any of the foregoing.

In addition, during the Interim Period, Parent has agreed not to, and not to permit its affiliates to, (i) knowingly take any action that would prevent, materially delay or materially impede the consummation of the Equity Financing or the Debt Financing; (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any person (a “Specified Acquisition”) or enter into any new line of business, if the entering into of a definitive agreement relating to or the consummation of such a Specified Acquisition or the entering into of such new line of business, as applicable, would reasonably be expected to (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any authorizations, consents, orders, declarations or approvals of any governmental authority or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated by the Merger Agreement or (B) materially increase the risk of any governmental authority seeking or entering an order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement; or (iii) take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Parent to otherwise perform its covenants and agreements under the Merger Agreement or to consummate the Merger.

The “Go Shop” Period—Solicitation of Other Offers

Under the Merger Agreement, from the date of the Merger Agreement until the No Shop Period Start Date, RealPage, its affiliates and their respective representatives have the right to: (i) solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal (as defined in this section of this proxy statement below); (ii) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, furnish to any third person (and its representatives, prospective debt and equity financing sources and/or their respective representatives), any non-public information relating to the RealPage Group or afford to any such third person (and its representatives, prospective debt and equity financing sources and/or their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the RealPage Group, in any such case with the intent to induce the making, submission or announcement of an Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal), provided that RealPage must, within 48 hours, provide to Parent, or provide Parent access to, any such non-public information that has not been previously provided to Parent or its representatives, and the RealPage Group must not provide any competitively sensitive non-public information to any third person who is or whose affiliates are a competitor of any RealPage Group Member except in accordance with customary “clean room” or other similar procedures; (iii) continue, enter into, maintain, participate or engage in discussions or negotiations with any third person (and its representatives, prospective debt and equity financing sources and/or their respective representatives) with respect to an Acquisition Proposal (or any proposal or inquiry that could constitute or reasonably be expected to lead to an Acquisition Proposal); and (iv) cooperate with or assist or participate in or facilitate any such proposals, inquiries, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposal, including that RealPage may grant a limited waiver under any “standstill provision” or similar obligation to allow such third person to submit or amend an Acquisition Proposal on a confidential basis to the Board of Directors.

If RealPage terminates the Merger Agreement for the purpose of entering into a definitive agreement with any Excluded Party prior to the No Shop Period Start Date in respect of a Superior Proposal, RealPage would be required to pay a termination fee of $91,000,000 to Parent, so long as the Company has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal. For more information, please see the section of this proxy statement captioned “—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

For purposes of this proxy statement and the Merger Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement with RealPage that contains customary provisions requiring the counterparty thereto (and any of its affiliates and representatives named therein) that receive non-public information of or with respect to RealPage to keep such information confidential, provided that with respect to agreements executed and delivered after the Merger Agreement, the provisions contained therein are not materially less favorable, in the aggregate, to RealPage than the terms of the confidentiality agreement entered into between RealPage and Thoma Bravo (except that such agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal). A joinder to an Acceptable Confidentiality Agreement pursuant to which a third party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement is an Acceptable Confidentiality Agreement.

“Acquisition Proposal” means any offer, proposal or indication of interest by a third person to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(1)

any direct or indirect purchase or other acquisition by any third person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, whether from RealPage or any other person(s), of securities representing more than 20% of the total outstanding voting power of RealPage after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 20% of the total outstanding voting power of RealPage after giving effect to the consummation of such tender or exchange offer;

(2)

any direct or indirect purchase, exclusive license or other acquisition by any third person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the RealPage Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(3)

any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving RealPage pursuant to which any third person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would hold securities representing more than 20% of the total outstanding voting power of RealPage outstanding after giving effect to the consummation of such transaction.

“Excluded Party” means any third person (i) who did not submit an Acquisition Proposal in writing to the RealPage Group or its representatives prior to the date of the Merger Agreement, (ii) who submits a written bona fide Acquisition Proposal to RealPage or any of its representatives after the date of the Merger Agreement and prior to the No Shop Period Start Date and (iii) whose Acquisition Proposal is determined by the Board of Directors, in good faith, prior to the start of the No Shop Period Start Date (after consultation with its outside counsel and its financial advisor) to be, or would reasonably be expected to lead to, a Superior Proposal; provided, however, that a third person shall immediately cease to be an Excluded Party (and the provisions of the Merger Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if (1) such Acquisition Proposal is withdrawn by such third person or (2) such Acquisition Proposal, in the good faith determination of the Board of Directors (after consultation with its outside counsel and its financial advisor), no longer is or would no longer be reasonably expected to lead to a Superior Proposal.

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that (i) is not solicited in violation of the non-solicitation obligations pursuant to the Merger Agreement in any material respect and (ii) is on terms that the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and other aspects of the Acquisition Proposal that the Board of Directors (or a committee thereof) deems relevant, and if consummated, would be more favorable to RealPage Stockholders (in their capacity as such) than the transactions contemplated by the Merger Agreement (taking into account (A) any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination in accordance with the non-solicitation obligations pursuant to the Merger Agreement and (B) all legal, regulatory, financial (including any termination fee amounts and conditions), timing, financing and other aspects of such proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “80%.”

The “No Shop” Period—No Solicitation of Other Offers

From the date of the No Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, RealPage has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

•	solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiry or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

furnish to any third person any non-public information relating to the RealPage Group or afford to any third person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the RealPage Group, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•	participate or engage in discussions, communications or negotiations with any third person regarding, regarding an Acquisition Proposal or inquiry;

•	approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; or

•

enter into any letter of intent, agreement in principle, memorandum of understanding, Merger Agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement.

In addition, RealPage has agreed to cease and cause to be terminated any discussions or negotiations with any third person and its representatives, request the prompt return or destruction of all non-public information concerning the RealPage Group furnished to any person with whom a confidentiality agreement with respect to an Acquisition Proposal was entered into at any time within the three (3) month period immediately preceding the No Shop Period Start Date was executed and will cease providing any further information with respect to RealPage or any Acquisition Proposal to any such third person or its representatives and will terminate all access granted to any such third person or its representatives to any physical or electronic data room (or any other diligence access). RealPage has also agreed to enforce, and not to waive, terminate or modify any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board of Directors, unless the Board of Directors has determined in good faith, after consultation with outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding these restrictions, RealPage may continue to engage in the activities delineated in the previous two paragraphs with respect to any Excluded Party (but only for so long as such person is and remains an Excluded Party), including with respect to any amended or modified Acquisition Proposal submitted by any Excluded Party following the No Shop Period Start Date.

Additionally, under certain specified circumstances, from the No Shop Period Start Date until the adoption of the Merger Agreement by RealPage Stockholders, RealPage may, among other things, provide information to, and engage or participate in negotiations or substantive discussions with, a person in respect of a bona fide Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives, prospective debt and equity financing sources and/or their respective representatives) with such Acquisition Proposal (in each case, if requested by such person) and such Acquisition Proposal did not result from any material breach of RealPage’s non-solicitation obligations pursuant to the Merger Agreement (provided that RealPage and its representatives may contact any third person in writing to clarify any ambiguous terms and conditions of an Acquisition Proposal which are necessary to determine whether the Acquisition Proposal constitutes a Superior Proposal) if (and only if), subject to complying with certain procedures described in the subsequent paragraph, the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and its outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably likely lead to a Superior Proposal, and, in each case, the failure to take such actions in respect of such Acquisition Proposal would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law.

Both during the Go Shop Period and after the No Shop Period Start Date but prior to the adoption of the Merger Agreement by RealPage’s stockholders, RealPage is not entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith over a four (4)-business-day period in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.

If RealPage terminates the Merger Agreement prior to the adoption of the Merger Agreement by RealPage Stockholders for the purpose of entering into an agreement in respect of a Superior Proposal, other than entering into an agreement in respect of a Superior Proposal with an Excluded Party prior to the No Shop Period Start Date, RealPage must pay a $288,000,000 termination fee to Parent, so long as the Company has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal.

The Board of Directors’ Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of RealPage common stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect a Company Board Recommendation Change except as described below.

Prior to the adoption of the Merger Agreement by stockholders, the Board of Directors may not take any action described in the following (any such action, a “Company Board Recommendation Change”):

•

withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the recommendation of the Board of Directors to approve the Merger, in each case, in a manner adverse to Parent in any material respect (it being understood that it will be considered a modification adverse to Parent that is material if (i) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Board of Directors fails to publicly recommend against acceptance of such tender or exchange offer by stockholders within ten business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (ii) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Board of Directors fails to issue a public press release within ten business days of such public announcement providing that the Board of Directors reaffirms the RealPage recommendation);

•	adopt, approve, endorse, recommend or otherwise declare advisable (or propose to adopt, approve, endorse, recommend or otherwise declare advisable) an Acquisition Proposal;

•

fail to publicly reaffirm the recommendation of the Board of Directors to approve the Merger within ten business days after Parent so requests in writing (it being understood that RealPage will have no obligation to make such reaffirmation on more than two separate occasions); or

•	fail to include the recommendation of the Board of Directors to approve the Merger in this proxy statement.

For the avoidance of doubt, none of the following, among other things, will constitute a Company Board Recommendation Change: (i) a “stop, look and listen” communication by the Board of Directors (or a committee thereof) to RealPage Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (ii) the factually accurate public disclosure by RealPage of the receipt of an Acquisition Proposal, (iii) the determination by the Board of Directors (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal, or (iv) delivery by the Company to Parent of any notice related to an Intervening Event (as defined in this section of this proxy statement below) or Superior Proposal as set forth below.

Notwithstanding the restrictions described above, prior to the adoption of the Merger Agreement by stockholders, the Board of Directors may effect a Company Board Recommendation Change if (i) there has been an Intervening Event; or (ii) RealPage has received a bona fide Acquisition Proposal, whether before or after the No Shop Period Start Date, that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, in each case, to the extent a failure to effect a Company Board Recommendation Change would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary obligations under applicable law.

The Board of Directors may only effect a Company Board Recommendation Change for an Intervening Event if:

•

RealPage has provided prior written notice to Parent at least four (4) business days in advance to the effect that the Board of Directors (or a committee thereof) intends to effect a Company Board Recommendation Change pursuant to the Merger Agreement, which notice must specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

•

prior to effecting such Company Board Recommendation Change, RealPage and its representatives, during such four (4)-business-day period, must have (i) negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to offer such adjustments to the terms and conditions of the Merger Agreement, the Financing Letters and/or the Guaranty to obviate the need to effect a Company Board Recommendation Change in response to such Intervening Event; and (ii) taken into account any adjustments to the terms and conditions of the Merger Agreement, the Financing Letters and/or the Guaranty proposed by Parent and other information provided by Parent in response to the notice described in the foregoing clause directly above, in each case that are offered in writing by Parent no later than 11:59 p.m. (Central time) on the last day of the four (4)-business-day period, in a manner that would constitute a binding agreement between the parties if accepted by RealPage; and

•

following the four (4)-business-day notice period described above, the Board of Directors (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement) shall have determined that the failure of the Board of Directors (or a committee thereof) to make such a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law; provided, that each time material modifications to the Intervening Event occur, RealPage must notify Parent of such modification and the four-business-day period described above will recommence and be extended for two (2) business days from the day of such notification.

In addition, the Board of Directors may only effect a Company Board Recommendation Change or authorize RealPage to terminate the Merger Agreement to enter into an agreement with respect to a Superior Proposal substantially concurrently with the termination of the Merger Agreement in response to a bona fide Acquisition Proposal that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, in each case if and only if:

•	the RealPage Group and its representatives have complied in all material respects with its obligations under the Merger Agreement with respect to such Acquisition Proposal;

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RealPage has provided prior written notice to Parent at least four (4) business days in advance to the effect that the Board of Directors (or a committee thereof) has (i) received a bona fide Acquisition Proposal that has not been withdrawn; (ii) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (iii) resolved to effect a Company Board Recommendation Change or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the person or “group” of persons making such Acquisition Proposal (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person or “group” of persons that was in effect on the date of the Merger Agreement), the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal;

•

prior to effecting such Company Board Recommendation Change or termination, RealPage and its representatives, during the four (4) business day notice period described above, has: (i) negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to offer such adjustments to the terms and conditions of the Merger Agreement, the Financing Letters and/or the Guaranty so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (ii) taken into account any adjustments to the terms and conditions of the Merger Agreement, Financing Letters and/or the Guaranty that are offered in writing by Parent, no later than 11:59 p.m. (Central time) on the last day of the four (4) day notice period described above, in a manner that would constitute a binding agreement between the parties if accepted by RealPage, provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), RealPage will be required to deliver a new written notice to Parent and to comply with the requirements of this clause (it being understood that the “notice period” in respect of such new written notice will be two (2) business days);

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following the four (4) business day notice period described above including any subsequent notice period as provided above, the Board of Directors (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement and any other information provided by Parent) shall have determined that the failure of the Board of Directors (or a committee thereof) to make such a Company Board Recommendation Change or to terminate the Merger Agreement would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law; and

•

in the event of any termination of the Merger Agreement in order to cause or permit the RealPage Group to enter into an acquisition agreement with respect to such Acquisition Proposal, RealPage will have validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement, including paying to Parent a termination fee of either (i) $91,000,000 if the Merger Agreement is terminated before the No Shop Period Start Date for the purposes of entering into a definitive agreement in respect of a Superior Proposal with any Excluded Party, so long as the Company has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal or (ii) $288,000,000, in the case of any other such termination.

For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means any material event, fact, circumstance, development or occurrence that was (i) not known to, or reasonably foreseeable by, the Board of Directors as of the date of the Merger Agreement; and (ii) does not relate to (A) any Acquisition Proposal (or any proposal or inequity that constitutes, or is reasonably expected to lead to, an Acquisition Proposal) or (B) the mere fact, in and of itself, that RealPage meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price of RealPage common stock or credit rating of RealPage, it being understood that the underlying cause of any of the foregoing in clause (B) may be considered and taken into account.

Employee Benefits

The Merger Agreement provides that from and after the Effective Time, RealPage will, and Parent will cause RealPage to, honor all RealPage employee plans set forth in the confidential disclosure letter to the Merger Agreement (an “Employee Plan”) in accordance with their terms as in effect immediately before the Effective Time. For a period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time (or, if sooner, on the date of termination of employment of the relevant employee of RealPage who continues to be an employee following the consummation of the Merger (such employee, a “Continuing Employee”)), Parent will provide, or cause to be provided, to each Continuing Employee, (i) compensation and severance arrangements, each on a basis no less favorable than that in effect immediately prior to the Effective Time, and (ii) employee benefits (excluding equity or equity-based, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation) that are substantially comparable in the aggregate to the employee benefits (excluding equity or equity-based, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation) provided to such Continuing Employees immediately prior to the Effective Time.

All Continuing Employees will be eligible to continue to participate in the Surviving Corporation’s health and welfare benefit plans (to the same extent such Continuing Employees were eligible to participate under the health and welfare benefits plans of the Company immediately prior to the Effective Time); provided, however, that (i) nothing in the Merger Agreement will limit the right of Parent, its affiliates or the Surviving Corporation to amend, modify or terminate, in accordance with its terms, any benefit or compensation arrangement at any time assumed, established, sponsored or maintained by any of them, subject to the requirements set forth in the paragraph directly above, and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan (upon expiration of any appropriate transition period) in the plan year in which the Effective Time occurs, then the Continuing Employees shall be eligible to participate in the Surviving Corporation’s (or a subsidiary’s) health and welfare benefit plans to the extent that coverage under such plans is replacing comparable coverage under an Employee Plan in which such Continuing Employee participated immediately before the Effective Time.

With respect to any group health plans maintained by Parent or its subsidiaries in which the Continuing Employees participate following the Effective Time and in the plan year in which the Effective Time occurs, Parent will, and will cause the Surviving Corporation and any of its subsidiaries to use commercially reasonable efforts to (i) cause there to be waived any eligibility requirements or pre-existing condition limitations or waiting period requirements under any such group health plans to the same extent waived or satisfied under any corresponding Employee Plan of a RealPage Group Member in which such Continuing Employee participated immediately prior to the Effective Time, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations under such group health plans in the plan year in which the Effective Time occurs, to amounts paid by such Continuing Employees during the portion of the year prior to the Effective Time under the Employee Plans maintained by a RealPage Group Member.

RealPage may, immediately prior to the Effective Time, provide to each employee who, immediately prior to the Effective Time, is employed by a RealPage Group Member and is eligible to participate in an annual bonus program of a RealPage Group Member a pro-rated portion of the annual bonus with respect to the period from January 1, 2021 through the date on which the closing of the Merger occurs, which bonus shall be determined based on the greater of target performance and actual performance through the latest practicable date prior to the Closing Date, as determined by RealPage prior to the Effective Time.

Efforts to Close the Merger

Under the Merger Agreement, Parent, Merger Sub and RealPage agreed to use, and agreed to cause their respective affiliates to use, reasonable best efforts to take all actions and assist and cooperate with the other parties, in each case as necessary, proper and advisable pursuant to applicable law or otherwise to consummate the Merger.

Cooperation with Debt Financing

Pursuant to the Merger Agreement, each of Parent and Merger Sub shall, and shall cause their respective subsidiaries and the Thoma Bravo Funds, as the guarantor entities under the Guaranty, to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing on the terms (including the market “flex” provisions) set forth in the Financing Letters.

If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any applicable market “flex” provisions) contemplated by the Debt Commitment Letter and such portion is necessary to fund the Required Amount, Parent shall promptly notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain, as promptly as practicable, alternative financing from the same or alternative sources in an amount sufficient to fund the Required Amount and with terms and conditions (including market “flex” provisions) not less favorable to Parent and Merger Sub (or their respective affiliates) in the aggregate than the terms and conditions set forth in the Debt Commitment Letter.

In connection with the efforts of Parent and Merger Sub to arrange the financing, prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such cooperation as is customary for financings of the type contemplated in the Debt Commitment Letter and reasonably requested by Parent in connection with the arrangement of the Debt Financing, including using its reasonable best efforts to, upon Parent’s written request and subject to certain exceptions set forth in the Merger Agreement: (i) furnish Parent and Merger Sub (and Parent and Merger Sub may then furnish to applicable financing sources) (A) within 45 days after the end of any fiscal quarter that is not a fiscal year end, with the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited consolidated statements of operations and cash flows and (B) within 90 days after the end of any fiscal year, with the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of operations and cash flows; (ii) assist in preparation for and participate in a reasonable number of investor and lender meetings, presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with rating agencies in connection with the Debt Financing and assist Parent in obtaining ratings in connection with the Debt Financing; (iii) assist Parent with the preparation by Parent and the lenders party to the Debt Commitment Letter of materials for rating agency presentations, offering documents, private placement memoranda, prospectuses, bank information memoranda and similar marketing documents required in connection with the Debt Financing, including the execution and delivery of customary representation letters in connection with bank information memoranda; (iv) cooperate reasonably with the due diligence of the lenders party to the Debt Commitment Letter, to the extent customary and reasonably requested; (v) assist Parent in connection with Parent’s preparation of pro forma financial statements of the Company and its Subsidiaries of the type necessary or reasonably requested by the lenders party to the Debt Commitment Letter to be included in any bank information memoranda, offering documents, private placement memoranda, offering memoranda prospectuses or other customary marketing materials, including by providing such financial and other pertinent information regarding the RealPage Group and their respective business; (vi) execute and deliver as of (but not prior to) the closing of the Merger any pledge and security documents, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent and otherwise reasonably facilitate the pledging of collateral as of (but not prior to) the closing of the Merger; and (vii) provide all documentation and other information about the Company and its subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act at least five (5) business days prior to the closing of the Merger to the extent requested in writing at least 10 business days prior to the Closing Date.

Notwithstanding the foregoing, subject to certain exceptions set forth in the Merger Agreement, (i) in no event shall any RealPage Group Member be required to provide any such cooperation to the extent it interferes unreasonably with the ongoing operations of the RealPage Group; (ii) no obligation of any RealPage Group

Member or any of their respective representatives on account of the Debt Financing shall be effective until the Effective Time; (iii) in no event shall any RealPage Group Member be required to pay any commitment or other fee, enter into any definitive agreement or agree to provide any indemnity in connection with the Debt Financing prior to the Effective Time; (iv) such cooperation shall not require any action that would conflict with or violate RealPage’s or any of its subsidiaries’ organizational documents or any laws or result in, prior to the Effective Time, the contravention of any contract to which any RealPage Group Member is a party; (v) neither any RealPage Group Member nor any persons who is a director, officer or employee of any RealPage Group Member shall be required to (x) pass resolutions or consents (except those which are subject to the occurrence of the closing of the Merger passed by directors or officers continuing in their positions following the closing of the Merger) or (y) execute any document (excluding the customary representation letters in connection with bank information memoranda) or contract prior to the occurrence of the closing of the Merger in connection with the Debt Financing; (vi) none of any RealPage Group Member or any of their respective representatives shall be required to disclose or provide any information in connection with the Debt Financing, the disclosure of which, in the judgement of RealPage, is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation; (vii) none of any RealPage Group Member or any of their respective representatives shall be required to prepare or deliver (x) any financial information in a form not customarily prepared by any RealPage Group Member in the ordinary course of their business, (y) any financial information with respect to a fiscal period that has not yet ended or (z) any pro forma financial information or projections (without waiver of RealPage’s obligations set forth in clause (vi) in the preceding paragraph); (viii) none of any RealPage Group Member or any of their respective representatives shall be required to deliver any legal opinion in connection with the Debt Financing; (ix) none of any RealPage Group Member or any of their respective representatives shall be required to take any action that would cause any RealPage Group Member to breach any representation, warranty, covenant or agreement in the Merger Agreement; and (x) none of any RealPage Group Member or any of their respective representatives shall be required to take any action that could cause any director, officer or employee or stockholder of any RealPage Group Member to incur personal liability.

Parent will, in the event the closing of the Merger does not occur, (x) promptly, upon request by RealPage, reimburse RealPage for all reasonable and documented out-of-pocket costs and expenses incurred by any RealPage Group Member or their respective representatives in connection with the cooperation of the RealPage Group and representatives contemplated by the financing cooperation covenant in the Merger Agreement (it being understood that such reimbursement will not apply to any fees, costs and expenses incurred by, or on behalf of, RealPage in connection with its ordinary course financial reporting requirements); and (y) indemnify and hold harmless RealPage, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Debt Financing and any information used in connection therewith, in each case other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, fraud, gross negligence or willful misconduct of any RealPage Group Member.

Treatment of Certain Indebtedness

Prior to the Effective Time, RealPage shall (a) deliver (or cause to be delivered) notices of prepayment and/or termination of the Credit Facility (which notices may be conditioned upon the consummation of the closing of the Merger and other transactions contemplated hereunder (including the Debt Financing)) within the time periods required by the Credit Facility; (b) take all other actions required to facilitate the repayment of the accrued Obligations (as defined in the Credit Facility) with respect to and termination of the commitments under the Credit Facility and the release of any liens and termination of all guarantees granted in connection therewith, in each case on the Closing Date subject to the delivery of funds arranged by Parent and the occurrence of the Effective Time and (c) use reasonable best efforts to obtain a customary, executed pay-off letter from the administrative agent in respect of the Credit Facility at least one (1) business day prior to closing of the Merger and use reasonable best efforts to obtain and furnish Parent with a draft of such pay-off letter not fewer than five (5) business days prior to the contemplated Effective Time.

Indemnification and Insurance

From and after the Effective Time, Parent and the Surviving Corporation will, to the fullest extent permitted under applicable law, (i) indemnify and hold harmless each present and former (or future, but prior to the Effective Time) director, officer or employee of any RealPage Group Member and any person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit any RealPage Group Member (collectively, the “Covered Persons”) in connection with any D&O Claim (as defined in the Merger Agreement) and any losses, claims, damages, liabilities, claim expenses, judgments, fines, penalties and amounts paid in settlement relating to or resulting from such D&O claim and (ii) promptly advance claim expenses as incurred by the Covered Persons in connection with any D&O claim.

In addition, prior to the Effective Time, RealPage may obtain and prepay the premium for a six-year “tail” insurance policy for D&O claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time. If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the Surviving Corporation shall obtain such a tail policy. Any such tail policy must have at least the same coverage and amounts and contain terms and conditions that are no less favorable to the covered individuals as the RealPage Group’s existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time. Notwithstanding the foregoing, in no event will the RealPage Group (or Parent, as applicable) be required to expend a premium in excess of 300% of the aggregate annual amount currently paid by the RealPage Group for such insurance (the “Maximum Premium”) and, if the annual premium of such insurance coverage exceeds such maximum amount, RealPage, Parent or the Surviving Corporation will only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium.

Other Covenants

Stockholders Meeting

RealPage has agreed to take all necessary action (in accordance with applicable law, RealPage’s organizational documents and the rules of NASDAQ) to establish a record date for, duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable following the mailing of this proxy statement for the purpose of obtaining the affirmative vote of the holders of a majority of the outstanding shares of RealPage common stock that is required to adopt the Merger Agreement. The Special Meeting cannot be held later than 45 days after the date upon which RealPage receives confirmation from the SEC that it will not review, or that it has completed its review of this proxy statement (which confirmation will be deemed to occur if the SEC has not affirmatively notified RealPage prior to the tenth calendar day after filing this proxy statement that the SEC will or will not be reviewing this proxy statement).

Stockholder Litigation

RealPage will: (i) provide Parent with prompt notice of all stockholder litigation relating to the Merger Agreement; (ii) keep Parent reasonably informed with respect to the status thereof; (iii) give Parent the opportunity to participate (at Parent’s expense) in the defense, settlement or prosecution of any such litigation; and (iv) consult with Parent with respect to the defense, settlement or prosecution of such litigation. RealPage may not settle any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Money Transmitter Licenses

Parent and RealPage will, and will cause their respective affiliates to, use their respective reasonable best efforts to as promptly as practicable (and in any event by the close of business on January 18, 2021) file with all governmental authorities, including state banking departments and similar agencies with whom any filings or reports are required to be filed, or to whom any notifications are required to be made, or from whom any approvals, consents or waivers are required to be obtained, in connection with a change of control of Licensee, all filings or reports required to be so filed, all notifications required to be so made and all documentation required to obtain such approval, consent or waiver. Parent and RealPage will cooperate in good faith to determine the prioritization of such jurisdictions with respect to the timing of making such initial filings and reports.

Following May 19, 2021 (the “Licensee Consent Deadline”), Parent, Merger Sub and RealPage will use their respective reasonable best efforts following the Licensee Consent Deadline to implement, to the extent permissible by law, alternative arrangements to allow the applicable RealPage Group Member to operate in a particular jurisdiction without a Money Transmitter License (such arrangements, “Alternative Arrangements”) to permit the closing of the Merger to occur as promptly as practicable. Notwithstanding the foregoing, no Alternative Arrangement shall be implemented prior to the Licensee Consent Deadline without the prior written approval of Parent. Notwithstanding anything in the Merger Agreement to the contrary, Parent, Merger Sub and RealPage will consider in good faith all available Alternative Arrangements in a particular jurisdiction before surrendering the Money Transmitter License in such jurisdiction. No RealPage Group Members will publicly announce, or make any disclosures to any governmental authorities or customers with respect to, an intention to implement Alternative Arrangements prior to the Licensee Consent Deadline without the prior written approval of Parent (it being understood that in no event will (x) the public disclosure of the Merger Agreement or (y) the disclosure of the Merger Agreement or any of the related transaction documents as requested or required by law or any governmental authority, including by any state banking department or similar agency, be deemed a breach of this restriction). Without limitation of the preceding sentence (including the proviso therein), RealPage will provide any public announcement of, or any disclosure to governmental authorities or customers with respect to, any Alternative Arrangement to Parent at a reasonable time prior to making such announcement or disclosure and consider in good faith any comments proposed by Parent or its representatives.

Conditions to the Closing of the Merger

The obligations of Parent and Merger Sub, on the one hand, and RealPage, on the other hand, to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•	the expiration or termination of the applicable waiting period under the HSR Act and the receipt of approvals, consents, waivers or clearances under other antitrust laws;

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the receipt of Licensee Consents in the Material Jurisdictions; provided, however, that (i) unless Parent and the Company mutually agree in writing, the reference to “80%” in the definition of Material Jurisdictions shall be deemed to be a reference to “100%” until the Licensee Consent Deadline, (ii) upon the earlier of the Licensee Consent Deadline or such date that Parent and Company mutually agree in writing, this condition shall be deemed satisfied by the receipt of Licensee Consents in the Material Jurisdictions or any combination of Licensee Consents and Alternative Arrangements in the Material Jurisdictions, and (iii) with respect to each jurisdiction for which a Licensee Consent is required prior to the Closing but that does not constitute a jurisdiction used to satisfy the 80% test within the definition of Material Jurisdiction for purposes of this condition, the Company shall, and shall cause Licensee to, in consultation with Parent, use their respective reasonable best efforts to implement an Alternative Arrangement to continue the lawful conduct of services in such non-Material Jurisdiction, and where such Alternative Arrangements cannot be implemented despite such reasonable best efforts, cease the conduct of services regulated by Licensee in such jurisdiction in accordance with the law of such non-Material Jurisdiction (including surrendering the Money Transmitter License in accordance with such law); and

•	the absence of any laws or court orders making the Merger illegal or otherwise prohibiting the Merger.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

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the representations and warranties of RealPage relating to organization, good standing, corporate power, enforceability, board approval, the fairness opinion, anti-takeover laws, required stockholder approval, non-contravention with charter or bylaws, certain aspects of RealPage’s capitalization, no voting agreement, subsidiaries and brokers being generally true and correct in all material respects as of the Closing Date as if made at and as of such time;

•	the representations and warranties of RealPage relating to the absence of any Company Material Adverse Effect since December 31, 2019 being true and correct in all respects as of the Closing Date;

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the representations and warranties of RealPage relating to certain aspects of RealPage’s capitalization being generally true and correct as of the Closing Date, except where the failure to be so true and correct would not reasonably be expected to result in additional cost, expense or liability to RealPage, Parent and their affiliates, individually or in the aggregate, that is more than $50,000,000;

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the other representations and warranties of RealPage set forth elsewhere in the Merger Agreement being true and correct as of the date on which the closing occurs as if made at and as of such time, except for such failures to be true and correct that would not have a Company Material Adverse Effect;

•	RealPage having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement and complied with by RealPage;

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the receipt by Parent and Merger Sub of a certificate of RealPage, validly executed for and on behalf of RealPage and in its name by a duly authorized officer thereof, certifying that the conditions described in the preceding five bullets have been satisfied; and

•	the absence of any Company Material Adverse Effect having occurred after the date of Merger Agreement that is continuing.

In addition, the obligation of RealPage to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

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the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct on and as of the date on which the closing occurs with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, prohibit, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to the Merger Agreement;

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Parent and Merger Sub having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by Parent or Merger Sub at or prior to the closing of the Merger; and

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the receipt by RealPage of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

•	by mutual written agreement of RealPage and Parent;

•	by either RealPage or Parent if:

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prior to the Effective Time, (i) any permanent injunction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, that, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger;

•	the Merger has not been consummated by the Termination Date (which shall be extended if the marketing period described above has not been completed at the time of the Termination Date); or

•	the RealPage Stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof.

•	by Parent if:

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RealPage has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following Parent’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date); or

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prior to the adoption of the Merger Agreement by the RealPage Stockholders, the Board of Directors effects a Company Board Recommendation Change (except that such right to terminate will expire at 5:00 p.m., Central time, on the 10th business day following the date on which Parent becomes aware of such Company Board Recommendation Change).

•	by RealPage if:

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Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following RealPage’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date);

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prior to the adoption of the Merger Agreement by the RealPage Stockholders and so long as RealPage is not in breach of its non-solicitation obligations, RealPage enters into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, subject to RealPage paying to Parent a termination fee of either (i) $91,000,000 if the Merger Agreement is terminated before the No Shop Period Start Date for the purposes of entering into a definitive agreement in respect of a Superior Proposal with respect to an Excluded Party, so long as the Company has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal or (ii) $288,000,000, in the case of any other such termination; or

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prior to the Effective Time, (i) the closing obligations of RealPage have been and continue to be satisfied; (ii) Parent and Merger Sub have failed to consummate the Merger under the timing restrictions set forth in the Merger Agreement; (iii) RealPage has irrevocably notified Parent in writing that, if Parent performs its obligations under the Merger Agreement and the equity financing contemplated by the Equity Commitment Letter and the Debt Financing is funded, RealPage is ready, willing and able to consummate, and will consummate, the Merger; (iv) RealPage has provided at least three (3) business days written notice that it intends to terminate the Merger Agreement; and (v) the Merger is not consummated by the end of such three (3)-business-day period.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from any liability for any fraud or willful and material breach of the Merger Agreement prior to its termination. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Thoma Bravo and RealPage or the Guaranty, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fee

If RealPage terminates the Merger Agreement for the purposes of entering into a definitive agreement with any Excluded Party prior to the No Shop Period Start Date in respect of a Superior Proposal, RealPage would be required to pay a $91,000,000 termination fee to Parent, so long as the Company has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal. If the Merger Agreement is terminated under specified circumstances including the instances described below, RealPage must pay a $288,000,000 termination fee to Parent.

Parent will also be entitled to receive a termination fee of $288,000,000 from RealPage if the Merger Agreement is terminated:

•

(i) (a) by either Parent or RealPage because the Merger has not been consummated by the Termination Date, subject to certain exceptions or (b) by Parent because RealPage has breached its representations, warranties, covenants or agreements in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following Parent’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date) (each of (a) and (b), an “Applicable Termination”); (ii) a person has made (since the date of the Merger Agreement and prior to any Applicable Termination) an Acquisition Proposal that is not withdrawn or otherwise abandoned; and (iii) RealPage enters into an agreement relating to (which is thereafter consummated), or consummates, an Acquisition Transaction within nine (9) months following such Applicable Termination (provided that, for purposes of the termination fee, all references to “20%” in the definition of “Acquisition Transaction” are deemed to be references to “50%”);

•

by Parent, because the Board of Directors has effected a Company Board Recommendation Change (which termination must occur by 5:00 p.m., Central time, on the 10th business day following the date on which Parent becomes aware of such Company Board Recommendation Change); or

•	by RealPage, to enter into a definitive agreement in respect of a Superior Proposal other than with an Excluded Party prior to the No Shop Period Start Date.

RealPage will be entitled to receive a termination fee of $528,000,000 from Parent (the “Parent Termination Fee”) if the Merger Agreement is terminated:

•

by RealPage if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following RealPage’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date);

•

by RealPage if prior to the Effective Time, (i) the closing obligations of RealPage have been and continue to be satisfied; (ii) Parent and Merger Sub have failed to consummate the Merger under the timing restrictions set forth in the Merger Agreement; (iii) RealPage has irrevocably notified Parent in writing that, if Parent performs its obligations under the Merger Agreement and the equity financing contemplated by the Equity Commitment Letter and the Debt Financing is funded, RealPage is ready, willing and able to consummate, and will consummate, the Merger; (iv) RealPage has provided at least three (3) business days written notice that it intends to terminate the Merger Agreement; and (v) the Merger is not consummated by the end of such three (3) business day period; or

•	by Parent because the Merger has not been consummated by the Termination Date and at such time, RealPage could have terminated pursuant to either of the prior two bullets above.

Specific Performance

Parent, Merger Sub and RealPage agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not timely perform the provisions of the Merger Agreement (including any party failing to take such actions as are required of it in order to consummate the Merger Agreement). Parent, Merger Sub and RealPage acknowledge and agree that: (1) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions thereof; (2) the fees and expenses provisions of the Merger Agreement are not intended to and would not adequately compensate RealPage, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of the Merger Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (3) the right of specific enforcement is an integral part of the Merger and without that right, neither RealPage nor Parent would have entered into the Merger Agreement. It is explicitly agreed that, subject to the limitations of the next two sentences, RealPage will have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the financing to be funded (including to cause Parent to enforce the obligations of the Thoma Bravo Funds under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) subject to the terms and conditions set forth therein and in the Merger Agreement. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any financing under the terms thereof, none of RealPage and its affiliates and their direct and indirect equityholders be entitled to directly seek the remedy of specific performance of the Merger Agreement against any financing source. Notwithstanding anything to the contrary in the Merger Agreement, it is explicitly agreed that the right of RealPage to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund a portion of the amount required to consummate the Merger and to make all payments required to be made in connection therewith (but not the right of RealPage to seek such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all of the (x) joint conditions to Parent, Merger Sub and RealPage’s obligations to consummate the Merger and (y) conditions to Parent and Merger Sub’s obligations to consummate the Merger, in each case, have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), (ii) the Debt Financing has been funded in accordance with the terms and conditions thereof or will be funded in accordance with the terms and conditions thereof if the Equity Financing is funded and (iii) RealPage has irrevocably confirmed in writing that if the Equity Financing and Debt Financing are funded, then the Company shall take such actions that are required of it by this Agreement to consummate the closing of the Merger pursuant to the terms of the Merger Agreement.

Parent, Merger Sub and RealPage agree not to raise any objections to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of the Merger

Agreement by RealPage, on the one hand, or Parent and Merger Sub, on the other hand; and (2) the specific performance of the terms and provisions of the merger Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to the Merger Agreement. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it will have to require the obtaining, furnishing or posting of any such bond or other security. Parent, Merger Sub and RealPage further agree to use their respective reasonable best efforts to cooperate with each other in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to fully resolve any dispute before the Termination Date.

Limitations of Liability

The collective monetary damages of Parent, Merger Sub or any of their affiliates for breaches (including any willful breach) under the Merger Agreement (taking into account the payment of the Parent Termination Fee pursuant to the Merger Agreement), the Guaranty or the Equity Commitment Letter will not exceed, in the aggregate for all such breaches, an amount equal to $528,000,000. The maximum aggregate monetary damages of RealPage for breaches under the Merger Agreement (taking into account the payment of the termination fee, if applicable) will not exceed an amount equal to $288,000,000 in the aggregate for all such breaches. Notwithstanding such limitations on liability for monetary damages, Parent, Merger Sub and RealPage may be entitled to an injunction, specific performance or other equitable relief as provided in the Merger Agreement.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, RealPage, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Amendment

The Merger Agreement may be amended by the parties in an executed written instrument at any time before or after adoption of the Merger Agreement by the RealPage Stockholders. However, after adoption of the Merger Agreement by the RealPage Stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Governing Law

The Merger Agreement is governed by Delaware law.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

The Voting Agreement

Mr. Winn and the Winn entities, which collectively own 10,299,287 shares of RealPage common stock representing approximately 10.09% of the outstanding RealPage common stock as of February 1, 2021, have entered into the Voting Agreement with Parent and the Company. Pursuant to the Voting Agreement, Mr. Winn and the Winn entities have agreed, among other things, to (i) vote in favor of the proposal to adopt the Merger Agreement and the Adjournment Proposal and (ii) vote against (x) any action or agreement that would reasonably be expected to result in any of the conditions of RealPage’s obligations set forth in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger” not being fulfilled and (y) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement. The Voting Agreement shall terminate upon the earlier to occur of (a) the receipt of the affirmative vote for the proposal to adopt the Merger Agreement of the holders of at least a majority of the outstanding shares of RealPage common stock entitled to vote at the Special Meeting, (b) the termination of the Merger Agreement, (c) the Effective Time, (d) a Company Board Recommendation Change and (e) any amendment to the Merger Agreement that reduces the Per Share Merger Consideration or changes the form of consideration payable to the RealPage Stockholders pursuant to the Merger Agreement (which would materially delay the Effective Time or is otherwise materially adverse to any RealPage Stockholders, in each case, without such stockholders’ prior consent).

Subject to certain exceptions, Mr. Winn and the Winn entities may not transfer their shares of RealPage common stock other than with the prior written consent of Parent.

PROPOSAL 2: THE REALPAGE COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, RealPage is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to RealPage’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger—Interests of Executive Officers and Directors of RealPage in the Merger.” The Board of Directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, RealPage is asking you to approve the following resolution:

“RESOLVED, that the stockholders of RealPage approve, on a non-binding, advisory basis the compensation that will or may become payable to RealPage’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Executive Officers and Directors of RealPage in the Merger.”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on RealPage. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Vote Required and Board of Directors Recommendation

Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of the outstanding shares of RealPage common stock representing a majority of the outstanding shares present at the Special Meeting in person or by proxy, provided a quorum is present. Assuming a quorum is present, (i) a failure to vote in person or by proxy at the Special Meeting will have no effect on the outcome of the Compensation Proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the Compensation Proposal and (iii) broker “non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of RealPage common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a RealPage Stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of RealPage common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from RealPage Stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers (each, an “NEO”); and

•	all directors and executive officers as a group.

The amounts for our NEOs and executive officers and directors as a group and our significant stockholders are as of February 1, 2021 unless otherwise indicated in a footnote below (and in that case are based upon SEC filings made on behalf of such owners). Beneficial ownership in this table is determined in accordance with the rules of the SEC, and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of RealPage common stock deemed outstanding includes all shares of RealPage restricted stock, and those shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after February 1, 2021. For purposes of calculating each person’s or group’s percentage ownership, unvested stock options exercisable within 60 days and all shares of restricted stock are included for that person or group, but not for any other person or group. Percentage of beneficial ownership is based on the shares of common stock outstanding as of February 1, 2021. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Held	Percentage of Shares Beneficially Owned
5% Stockholders
Stephen T. Winn and Winn entities (2)	10,299,287	10.09%
The Vanguard Group(3)	7,312,160	7.16

Named Executive Officers and Directors
Stephen T. Winn(2)	10,299,287	10.09
Thomas C. Ernst, Jr.(4)	0	*
Brian Shelton(5)	44,040	*
Ashley C. Glover(6)	104,931	*
David G. Monk(7)	233,013	*
William P. Chaney(8)	0	*
W. Bryan Hill(9)	11,566	*
Alfred R. Berkeley, III(10)	27,004	*
Peter Gyenes(11)	25,227	*
Scott S. Ingraham(12)	59,800	*
Dana S. Jones(13)	5,418	*
Charles F. Kane(14)	26,674	*
Jeffrey T. Leeds(15)	186,096	*
Jason A. Wright(16)	98,425	*
All current executive officers and directors as a group (14 people)(17)	11,305,392	11.07%

(1)

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed except for those jointly owned with that person’s spouse. Unless otherwise noted below, the address of each person listed on the table is c/o RealPage, Inc., 2201 Lakeside Blvd., Richardson, Texas 75082.

(2)

Represents 10,299,287 shares held by Stephen T. Winn, of which 313,657 shares are subject to forfeiture to us, 5,804,587 shares held by Seren Capital, Ltd., and 3,000,000 shares held by Seren Capital II, Ltd. Stephen T. Winn is the sole manager and president of Seren Capital Management, L.L.C., which is the general partner of Seren Capital, Ltd., or the Seren Partnership, and, by virtue of this relationship, has sole voting and dispositive power over the shares held by the Seren Partnership. Stephen T. Winn is the sole manager and president of Seren Capital Management II, L.L.C., which is the general partner of Seren Capital II, Ltd., or the Seren II Partnership, and, by virtue of this relationship, has sole voting and dispositive power over the shares held by the Seren II Partnership.

(3)

Pursuant to a Schedule 13G/A filed February 12, 2020, represents 7,312,160 shares beneficially owned by The Vanguard Group (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has sole power to vote or direct to vote 46,639 shares, shared power to vote or direct to vote 15,564 shares, sole power to dispose or to direct the disposition of 7,260,642 shares and shared power to dispose of or to direct the disposition of 51,518 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 35,954 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 26,249 shares as a result of its serving as investment manager of Australian investment offerings.

(4)	Based upon the most recent information available to the Company as of December 2020.
(5)

Includes 15,584 shares subject to forfeiture to us and 452 shares issuable upon the exercise of options to purchase shares of our common stock held by Mr. Shelton that are exercisable within 60 days after February 1, 2021.

(6)	Includes 47,866 shares subject to forfeiture to us held by Ms. Glover.
(7)

Includes 46,185 shares subject to forfeiture to us and 71,045 shares issuable upon the exercise of options to purchase shares of our common stock held by Mr. Monk that are exercisable within 60 days after February 1, 2021.

(8)	Based upon the most recent information available to the Company as of April 2020.
(9)	Based upon the most recent information available to the Company as of May 2019.
(10)	Includes 989 shares subject to forfeiture to us, and 6,931 shares held jointly by Alfred R. Berkeley III and Muriel Van Dusen Berkeley as tenants in entirety.
(11)	Includes 989 shares subject to forfeiture to us held by Mr. Gyenes.
(12)	Includes 989 shares subject to forfeiture to us held by Mr. Ingraham.
(13)	Includes 989 shares subject to forfeiture to us held by Ms. Jones.
(14)	Includes 989 shares subject to forfeiture to us held by Mr. Kane.
(15)

Includes 989 shares subject to forfeiture to us held by Mr. Leeds and 183,135 shares held by Elizabeth Marshall Leeds, as Trustee of the Leeds 2020 RealPage Annuity Trust dated September 11, 2020 (the “Leeds Trust”). Mr. Leeds is the sole beneficiary of the Leeds Trust and by virtue of his relationship with his spouse, Elizabeth Marshall Leeds, Mr. Leeds may be deemed to share voting and dispositive power over the shares held by the Leeds Trust.

(16)	Includes 989 shares subject to forfeiture to us held by Mr. Wright.
(17)

Consists of 11,305,392 shares held of record by our directors and executive officers, which includes 547,726 shares subject to forfeiture to us, 71,497 shares issuable upon the exercise of options held by our directors and executive officers that are exercisable within 60 days after February 1, 2021 and 8,987,722 shares held by entities over which our directors and executive officers may be deemed to have voting or dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2020, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Brian Shelton filed a Form 4 in August 2020 related to his August 2020 restricted stock awards after the filing deadline applicable to such awards.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of RealPage. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

If the Merger is completed, RealPage does not expect to hold a 2021 annual meeting of its stockholders. However, if the Merger is not completed, RealPage will hold a 2021 annual meeting of its stockholders.

As described in our annual proxy statement for the 2020 annual meeting of stockholders filed on April 29, 2020, RealPage Stockholders had the opportunity to submit proper proposals for inclusion in our proxy statement and for consideration at the annual meeting of stockholders to be held in 2021 (the “2021 annual meeting”) by submitting their proposals in writing to our Secretary in a timely manner by December 30, 2020 and otherwise complying with the requirements of Rule 14a-8 of the Exchange Act.

In addition, our bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in our proxy statement. For director nominations or other business to be properly brought before our 2021 annual meeting by a stockholder, such stockholder must deliver written notice to our Secretary at our principal executive offices no later than March 15, 2021, and no earlier than February 13, 2021. If the date of our 2021 annual meeting is advanced by more than 30 calendar days or delayed by more than 60 calendar days from the anniversary date of the 2020 annual meeting, notice of a proposal will be timely if it is received by our Secretary at our principal executive offices no earlier than the close of business on the 120th day prior to the 2021 annual meeting and not later than the later of the close of business on the 90th day before the 2021 annual meeting or the tenth day following the day we first publicly announce the date of the 2021 annual meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to our Secretary. All notices of proposals and director nominations by stockholders should be sent to RealPage, Inc., 2201 Lakeside Blvd., Richardson, Texas 75082, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following RealPage filings with the SEC are incorporated by reference:

•	RealPage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 2, 2020;

•

RealPage’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed on November 6, 2020; RealPage’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed on August 4, 2020; and RealPage’s Quarterly Report on Form 10-Q for the fiscal quarter ended  March 31, 2020, filed on May 8, 2020; and

•

RealPage’s Current Report on Form 8-K, filed on  December 31, 2020; RealPage’s Current Report on Form 8-K, filed on December 21, 2020; RealPage’s Current Report on Form 8-K, filed on November 5, 2020 (Film Number 20129042); RealPage’s Current Report on Form 8-K, filed on  August 17, 2020; RealPage’s Current Report on Form 8-K, filed on August 3, 2020; RealPage’s Current Report on Form 8-K, filed on July 15, 2020; RealPage’s Current Report on Form 8-K, filed on  June 9, 2020; RealPage’s Current Report on Form 8-K, filed on May 22, 2020; and RealPage’s Current Report on Form 8-K, filed on March 18, 2020.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

RealPage, Inc.

Attention: Legal Department

2201 Lakeside Blvd.

Richardson, Texas 75082

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through our website at investor.realpage.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of RealPage common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (800) 578-5378

MISCELLANEOUS

RealPage has supplied all information relating to RealPage, and Parent has supplied, and RealPage has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 5, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

MIRASOL PARENT, LLC,

MIRASOL MERGER SUB, INC.

and

REALPAGE, INC.

Dated as of December 20, 2020

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 20, 2020 (the “Agreement Date”), by and among Mirasol Parent, LLC, a Delaware limited liability company (“Parent”), Mirasol Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and RealPage, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. The Company Board has unanimously: (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL” ) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL.

C. Each of the board of managers of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

D. As a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered to the Company concurrently with the execution of this Agreement, (i) a limited guaranty (the “Guaranty”) from Thoma Bravo Fund XIII, L.P., a Delaware limited partnership, and Thoma Bravo Fund XIV, L.P., a Delaware limited partnership (collectively, the “Guarantors”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement; and (ii) the Financing Letters.

E. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “2022 Convertible Notes” means the Company’s 1.50% Convertible Senior Notes due 2022 issued pursuant to the 2022 Convertible Notes Indenture.

(b) “2022 Convertible Notes Indenture” means that certain Indenture, dated as of May 23, 2017, between the Company and Wells Fargo Bank, National Association, as trustee.

(c) “2025 Convertible Notes” means the Company’s 1.50% Convertible Senior Notes due 2025 issued pursuant to the 2025 Convertible Notes Indenture.

(d) “2025 Convertible Notes Indenture” means that certain Indenture, dated as of May 22, 2020, between the Company and U.S. Bank National Association, as trustee (as supplemented by that certain First Supplemental Indenture, dated as of May 22, 2020).

(e) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the date hereof; or (ii) executed, delivered and effective after the date hereof, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions); provided, however, that, with respect to such agreements executed and delivered following the execution and delivery of this Agreement, the provisions contained therein are not materially less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal). For the avoidance of doubt, a joinder to an Acceptable Confidentiality Agreement pursuant to which a third party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement shall be an Acceptable Confidentiality Agreement.

(f) “Acquisition Proposal” means any offer, proposal or indication of interest by a Third Person to engage in an Acquisition Transaction.

(g) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase, exclusive license or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 20% of the total outstanding voting power of the Company outstanding after giving effect to the consummation of such transaction.

(h) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

(i) “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. law).

(j) “Alternative Arrangement” means, with respect to Licensee in a particular jurisdiction, an arrangement sufficient to enable the services that such Company Group Member provides in such jurisdiction to continue (whether provided by Licensee or one or more other Company Group Member(s)) as of the Closing Date in compliance in all material respects with all applicable Law, Payment Network Rules and Material Contracts without a Money Transmitter License.

(k) “Anti-Corruption Laws” means any laws, regulations, rules, statutes or orders in any part of the world relating to combatting bribery and corruption, including the Organization for Economic Cooperation and Development Convention on Combatting Bribery of Foreign Officials in International Business Transactions and the UN Convention Against Corruption, the Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.

(l) “Anti-Money Laundering Laws” means all applicable U.S. and non-U.S. Laws relating to financial recordkeeping or reporting of financial transactions, or the prevention of money laundering or terrorist financing, including 18 U.S.C. §§ 1956 and 1957 and the Bank Secrecy Act, as amended by the USA PATRIOT Act, 31 U.S.C. §§ 5311 et seq., and its implementing regulations, 31 C.F.R. Chapter X, each as may be amended, and Part 504 of the regulations administered by the New York State Department of Financial Services.

(m) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition.

(n) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its Subsidiaries as of December 31, 2019 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2019.

(o) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of San Francisco is closed.

(p) “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, signed into law by the President of the United States on March 27, 2020, as in effect as of the date hereof.

(q) “Claim Expenses” shall mean out-of-pocket attorneys’ fees and all other out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, legal research, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal) any D&O Claim for which indemnification is authorized pursuant to Section 6.10, including any action relating to a claim for indemnification or advancement brought by a Covered Person.

(r) “Code” means the Internal Revenue Code of 1986, as amended.

(s) “Company Board” means the Board of Directors of the Company.

(t) “Company Call Option Documentation” means (i) that certain Base Call Option Transaction Confirmation, dated as of May 17, 2017, by and between the Company and Bank of America, N.A., (ii) that certain side letter, dated as of May 17, 2017, by and between the Company and Bank of America, N.A., (iii) that certain Additional Call Option Transaction Confirmation, dated as of May 18, 2017, by and between the Company and Bank of America, N.A., (iv) that certain side letter, dated as of May 18, 2017, by and between the Company and Bank of America, N.A., (v) that certain Base Call Option Transaction Confirmation, dated as of May 17, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (vi) that certain side letter, dated as of May 17, 2017, by and between the Company and JPMorgan Chase Bank,

National Association, London Branch, (vii) that certain Additional Call Option Transaction Confirmation, dated as of May 18, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (viii) that certain side letter, dated as of May 18, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (ix) that certain Base Call Option Transaction Confirmation, dated as of May 17, 2017, by and between the Company and Royal Bank of Canada, (x) that certain side letter, dated as of May 17, 2017, by and between the Company and Royal Bank of Canada, (xi) that certain Additional Call Option Transaction Confirmation, dated as of May 18, 2017, by and between the Company and Royal Bank of Canada and (xii) that certain side letter, dated as of May 18, 2017, by and between the Company and Royal Bank of Canada.

(u) “Company Call Option Transactions” means the transactions contemplated by the Company Call Option Documentation.

(v) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(w) “Company Capped Call Documentation” means (i) that certain Base Call Option Transaction Confirmation, dated as of May 19, 2020, by and between the Company and Goldman Sachs & Co. LLC, (ii) that certain side letter, dated as of May 19, 2020, by and between the Company and Goldman Sachs & Co. LLC, (iii) that certain Additional Call Option Transaction Confirmation, dated as of May 20, 2020, by and between the Company and Goldman Sachs & Co. LLC, (iv) that certain side letter, dated as of May 20, 2020, by and between the Company and Goldman Sachs & Co. LLC, (v) that certain Base Call Option Transaction Confirmation, dated as of May 19, 2020, by and between the Company and Deutsche Bank AG, London Branch, (vi) that certain side letter, dated as of May 19, 2020, by and between the Company and Deutsche Bank AG, London Branch, (vii) that certain Additional Call Option Transaction Confirmation, dated as of May 20, 2020, by and between the Company and Deutsche Bank AG, London Branch, (viii) that certain side letter, dated as of May 20, 2020, by and between the Company and Deutsche Bank AG, London Branch, (ix) that certain Base Call Option Transaction Confirmation, dated as of May 19, 2020, by and between the Company and Bank of Montreal, (x) that certain side letter, dated as of May 19, 2020, by and between the Company and Bank of Montreal, (xi) that certain Additional Call Option Transaction Confirmation, dated as of May 20, 2020, by and between the Company and Bank of Montreal and (xii) that certain side letter, dated as of May 20, 2020, by and between the Company and Bank of Montreal.

(x) “Company Capped Call Transactions” means the transactions contemplated by the Company Capped Call Documentation.

(y) “Company Common Stock” means the common stock, par value $0.001, of the Company.

(z) “Company Equity Award” means any Company Option or any Company Restricted Stock Award.

(aa) “Company Equity Plans” means the Company’s 2010 Equity Incentive Plan, as amended and restated, and as amended from time to time and the Company’s 2020 Equity Incentive Plan.

(bb) “Company Group” means the Company and its Subsidiaries.

(cc) “Company Group Member” means the Company or any of its Subsidiaries.

(dd) “Company Intellectual Property” means any Intellectual Property that is owned by any Company Group Member.

(ee) “Company Material Adverse Effect” means any change, event, effect or circumstance (each, an “Effect”) that is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that, none of the following Effects with respect to the following matters (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i) general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii) conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) conditions in the industries in which the Company Group or its customers generally conduct business;

(iv) regulatory, legislative or political conditions in the United States or any other country or region in the world;

(v) geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks (“COVID-19”)), epidemics or other outbreaks of diseases, quarantine restrictions, weather conditions and other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, as applicable, second or subsequent wave(s));

(vii) resulting from the announcement or the existence of, compliance with, pendency of or performance under, this Agreement or the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person; provided, however, that this clause (vii) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution of this Agreement or the consummation or pendency of the Transactions;

(viii) the compliance by any Party with the terms of this Agreement, including any action expressly required to be taken or refrained from being taken pursuant to or in accordance with this Agreement, including the failure of the Company to take any action that the Company is specifically prohibited by the terms of this Agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor pursuant to Section 5.2;

(ix) arising from any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date hereof;

(x) changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);

(xi) (A) changes or proposed changes in Laws (or the enforcement or interpretation thereof) or (B) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”);

(xii) price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred) or any change in the credit ratings or ratings outlook of any Company Group Member (provided that the underlying cause of such change in credit rating or rating outlook may be considered in determining if there has been a Company Material Adverse Effect);

(xiii) any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder);

(xiv) the availability or cost of equity, debt or other financing to Parent or Merger Sub;

(xv) any matter set forth in the Company Disclosure Letter; and

(xvi) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Transactions;

except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), (x) and (xi) (other than, in the case of clauses (vi) or (xi), any Effect with respect to COVID-19 or the COVID-19 Measures or any escalation or worsening thereof (including any second or subsequent wave(s))) to the extent that such Effect has had a materially disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

(ff) “Company Option” means an option to purchase shares of Company Common Stock granted under any of the Company Equity Plans.

(gg) “Company Preferred Stock” means the Preferred Stock, par value $0.001 per share, of the Company.

(hh) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned or purported to be owned by any Company Group Member.

(ii) “Company Restricted Stock Award” means an award of Company Common Stock granted under any of the Company Equity Plans that is subject to restrictions on transfer until the satisfaction, lapse or waiver of applicable vesting conditions.

(jj) “Company Stockholder Meeting” means a meeting of the Company Stockholders (as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders) for the purpose of obtaining the Requisite Stockholder Approval.

(kk) “Company Stockholders” means the holders of shares of Company Capital Stock.

(ll) “Company Warrant Documentation” means (i) that certain Base Warrant Confirmation, dated as of May 17, 2017, by and between the Company and Bank of America, N.A, (ii) that certain Additional Warrant Confirmation, dated as of May 18, 2017, by and between the Company and Bank of America, N.A., (iii) that certain Base Warrant Confirmation, dated as of May 17, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (iv) that certain Additional Warrant Confirmation, dated as of May 18, 2017, by and between the Company and JPMorgan Chase Bank, National Association, London Branch, (v) that certain Base Warrant Confirmation, dated as of May 17, 2017, by and between the Company and Royal Bank of Canada and (vi) that certain Additional Warrant Confirmation, dated as of May 18, 2017, by and between the Company and Royal Bank of Canada.

(mm) “Company Warrant Transactions” means the transactions contemplated by the Company Warrant Documentation.

(nn) “Continuing Employees” means each individual who is an employee of the Company immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(oo) “Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement; provided, however, that “Contracts” shall not include any Employee Plan.

(pp) “Convertible Note Hedge Documentation” means the Company Call Option Documentation, the Company Warrant Documentation and the Company Capped Call Documentation.

(qq) “Convertible Note Hedge Transactions” means the Company Call Option Transactions, the Company Warrant Transactions and the Company Capped Call Transactions.

(rr) “Convertible Notes” means the 2022 Convertible Notes and the 2025 Convertible Notes.

(ss) “Convertible Notes Indentures” means the 2022 Convertible Notes Indenture and the 2025 Convertible Notes Indenture.

(tt) “Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 5, 2019, by and among the Company, as borrower, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent.

(uu) “D&O Claim” means any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other Person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to a Covered Person’s duties or service (a) as a director or officer or employee of a Company Group Member at or prior to the Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement and the Merger, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto) or (b) as a director, trustee or officer of any other entity or any benefit plan maintained by any Company Group Member (for which a Covered Person is or was serving at the request or for the benefit of a Company Group Member) at or prior to the Effective Time.

(vv) “DOJ” means the United States Department of Justice or any successor thereto.

(ww) “Environmental Law” means any applicable Law or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

(xx) “ERISA” means the Employee Retirement Income Security Act of 1974.

(yy) “ERISA Affiliate” means, with respect to any entity, any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

(zz) “Exchange Act” means the Securities Exchange Act of 1934.

(aaa) “Excluded Party” means any Third Person (i) who did not submit an Acquisition Proposal in writing to the Company Group or its Representatives prior to the Agreement Date, (ii) who submits a written bona fide Acquisition Proposal to the Company or any of its Representatives after the Agreement Date and prior to the No-Shop Period Start Date and (iii) whose Acquisition Proposal is determined by the Company Board, in good faith, prior to the start of the No-Shop Period Start Date (after consultation with its outside counsel and its financial advisor), to be, or would reasonably be expected to lead to, a Superior Proposal; provided, however, that a Third Person shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if (1) such Acquisition Proposal is withdrawn by such Third Person or (2) such Acquisition Proposal, in the good faith determination of the Company Board (after consultation with its outside counsel and its financial advisor), no longer is or would no longer be reasonably expected to lead to a Superior Proposal.

(bbb) “Families First Act” means the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

(ccc) “FCPA” means the Foreign Corrupt Practices Act of 1977.

(ddd) “Financing Commitment Sources” means the agents, arrangers and lenders that are party to the Debt Commitment Letter, including the agents, arrangers and lenders party to any joinder agreements thereto.

(eee) “Financing Sources” means the agents, arrangers and lenders that provide or arrange the Debt Financing, including the agents, arrangers and lenders party to the Debt Commitment Letter, any joinder agreements, credit agreements or other definitive documentations relating thereto entered into in connection therewith, together with their respective Affiliates and their respective Affiliates’ officers, directors, general or limited partners, shareholders, members, employees, controlling persons, agents and representatives and their respective permitted successors and assigns.

(fff) “FTC” means the United States Federal Trade Commission or any successor thereto.

(ggg) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(hhh) “Governmental Authority” means any government, government-sponsored entity, governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitrator (public or private) or judicial body, in each case whether federal, state, county or provincial, national or supra-national, and whether local or foreign.

(iii) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products, polychlorinated biphenyls and friable asbestos.

(jjj) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(kkk) “Indebtedness” means, with respect to any Person and without duplication, any of the following monetary liabilities or obligations: (i) indebtedness for borrowed money (other than letters of credit, surety bonds or bank guarantees); (ii) indebtedness evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities for reimbursement of any obligor on letters of credit, banker’s acceptances or similar instruments, in each case solely to the extent funds have been drawn and are payable thereunder; (iv) liabilities pursuant to leases required to be capitalized under GAAP (other than any liabilities pursuant to leases which would not have been required to be capitalized under GAAP prior to the implementation of ASC 842); (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) any deferred acquisition purchase price or “earn-out” agreements related to past acquisitions (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened); (vii) all guarantees of the obligations of other Persons described in clauses (i) through (vi) above; and (viii) all obligations of other Persons described in clauses (i) through (vii) above secured by any Lien on property of such Person; provided that Indebtedness shall not include (A) accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business and (B) liabilities or obligations solely between the Company and any wholly owned Subsidiary or solely between any wholly owned Subsidiaries. For the avoidance of doubt, Taxes shall not constitute “Indebtedness.”

(lll) “Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.

(mmm) “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in trade secrets and confidential information; and (vi) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(nnn) “IRS” means the United States Internal Revenue Service or any successor thereto.

(ooo) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s President; Executive Vice President, Chief Financial Officer and Treasurer; Executive Vice President, Chief Legal Officer and Secretary; and Chief Information Officer.

(ppp) “Law” means any law, rule, regulation, judgment, injunction, order, decree, constitution, treaty, convention, ordinance, code, ruling or other similar restriction of any court or Governmental Authority.

(qqq) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, audit, subpoena, investigation (to the Knowledge of the Company, as used in relation to the Company Group) or other similarly formal legal action or proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal

(rrr) “Licensee” means the Company Group Member holding Money Transmitter Licenses set forth on Section 1.1(rrr) of the Company Disclosure Letter.

(sss) “Licensee Consent” means a Consent in connection with a change of control of Licensee of a state banking department, or other Governmental Authority of a state, in a state in which Licensee provides regulated services pursuant to a Money Transmitter License issued by the state banking department or other Governmental Authority of such state. For the avoidance of doubt, “Licensee Consent” shall include any assurance reasonably acceptable to Parent from the applicable Governmental Authority that no adverse action related to the failure to obtain formal Consent in connection with a change of control of Licensee prior to the Effective Time will be taken against the Company, Licensee or Parent in connection with the continued conduct of the operations of the Licensee in the applicable jurisdiction, notwithstanding the pendency of such formal Consent.

(ttt) “Licensee Consent Deadline” means the date that is one hundred and fifty (150) days following the date hereof.

(uuu) “Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest.

(vvv) “Marketing Period” means the first period of fifteen (15) consecutive Business Days commencing on the date that Parent has been provided the Required Financial Information; provided that (i) the Marketing Period shall end on any earlier date on which the Debt Financing is consummated and Parent shall have obtained all of the proceeds contemplated thereby; and (ii) the Marketing Period shall be deemed not to have commenced if, prior to the completion of such fifteen (15) consecutive Business Day period, the Company has announced any intention to restate, or the Company or its independent auditors have determined that the Company must restate, any financial statements included in the Required Financial Information, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the applicable Required Financial Information has been amended to reflect such restatement or the Company has or its independent auditors have, as applicable, announced or informed Parent that it has concluded that no restatement will be required. If at any time the Company shall reasonably believe that it has provided the Required Financial Information, the Company may deliver to Parent and Merger Sub a written notice to that effect (stating when it believes it completed such delivery), in which case the requirement to deliver the Required Financial Information will be deemed to have been satisfied on the date such notice is received, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Financial Information and, within three (3) Business Days after the receipt of such notice from the Company, delivers a written notice to the Company to that effect (stating with specificity which portion(s) of the Required Financial Information the Company has not delivered or are otherwise unsuitable).

(www) “Material Contract” means any of the following Contracts that is currently in effect and to which any Company Group Member is bound by or is a party:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;

(ii) any Contract with (A) each of the ten (10) largest customers of the Company Group, taken as a whole (the “Material Customers”) and (B) each of the ten (10) largest commercial vendors of the Company Group, taken as a whole (the “Material Vendors”), in each case by dollar amount for the nine (9) months ending September 30, 2020;

(iii) any Contract under which any Company Group Member uses or has the right to use any Intellectual Property licensed from third parties which is material to the business of the Company Group, taken as a whole, or under which any Company Group Member grants any third party a license to use material Company Intellectual Property, in each case, other than (1) non-disclosure agreements entered into in the ordinary course of business, (2) nonexclusive, “off-the-shelf” software licenses, (3) Contracts for Open Source Software, (4) maintenance and support and professional services Contracts by the Company in the ordinary course of business, (5) non-exclusive licenses to customers in the ordinary course of business and (6) agreements with employees and contractors in the ordinary course of business that assign all Intellectual Property created by the employee or contractor to a Company Group Member;

(iv) any Contract containing any covenant or other provision (A) limiting the right of any Company Group Member to engage in any line of business or to compete with any Person in any line of business; or (B) containing and limiting the right of any Company Group Member pursuant to any “most favored nation” or “exclusivity” provisions, that, following the Effective Time, would impose obligations upon Parent or its Affiliates, in each case of the above other than any such Contracts that (1) may be cancelled without material liability to any Company Group Member upon notice of 90 days or less, (2) are not material to the Company Group, taken as a whole, or (3) customary employee non-solicitation or non-hire clauses with respect to the service providers of a third party;

(v) any Contract entered into in the last three years (A) relating to the disposition or acquisition of assets by any Company Group Member with a value greater than $50,000,000 other than the disposition of assets in the ordinary course of business; or (B) pursuant to which the Company Group acquired or will acquire any ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company, that is material to the Company Group, taken as a whole, in the case of each of clause (A) and clause (B), under which a Company Group Member has obligations remaining to be performed as of the Agreement Date;

(vi) any Contract relating to Indebtedness for borrowed money in excess of $5,000,000 other than obligations incurred pursuant to business credit cards in the ordinary course of business;

(vii) any Contract providing for indemnification of any officer, director or employee by the Company Group with respect to service in such capacities, other than Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent;

(viii) any Contract that is an agreement in settlement of a dispute that imposes material obligations on any Company Group Member involving (A) a payment in excess of $5,000,000 or (B) any material ongoing requirements or restrictions on the Company Group, in each case, after the date hereof;

(ix) any Contract that involves any interest of any Company Group Member in a material joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person), other than any such Contract solely between the Company and any of its direct or indirect Subsidiaries or among the Company’s Subsidiaries; and

(x) any Contract or agreement with any Governmental Authority under which the Company or any of its Subsidiaries received payments in excess of $20,000,000 during the 9-month period ending September 30, 2020, other than non-exclusive licenses to customers in the ordinary course of business.

(xxx) “Material Jurisdictions” means those jurisdictions in which Licensee provides regulated services pursuant to a Money Transmitter License issued by state banking departments, or other Governmental Authorities of states, that represent, in the aggregate (together with the state represented by “ZZ” in cell A43 of Section 1.1(xxx) of the Company Disclosure Letter, with states that do not require a Money Transmitter License to provide such services, and jurisdictions that do not require approval, consent, exemption, or waiver to consummate the Transactions), at least 80% of the “Fee Revenue” received by Licensee in the United States during the period of January 1, 2020 to November 30, 2020, as set forth on Section 1.1(xxx) of the Company Disclosure Letter.

(yyy) “NASDAQ” means the Nasdaq Global Select Market.

(zzz) “Open Source Software” shall mean any software (in source or object code form) that is subject to (a) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement), or (b) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

(aaaa) “Other Antitrust Laws” means any Antitrust Laws (other than the HSR Act) or foreign investment Laws set forth on Section 1.1(aaaa) of the Company Disclosure Letter.

(bbbb) “Payment Network” means any card association, payment network, or any other similar entity, organization, association, or network permitting businesses or consumers to engage in financial transactions using a credit, debit or prepaid card or account, bank account, or other account or payment method, including MasterCard, Visa, Discover, American Express, and the National Automated Clearing House Association.

(cccc) “Payment Network Rules” means any bylaws, rules, regulations, procedures, guidelines or operational or technical standards or guidance issued, adopted, implemented or otherwise put into effect by or under the authority of any Payment Network.

(dddd) “Payments Contract” means any Contract under which any Company Group Member obtains banking or payment processing services or is sponsored or registered to participate in any Payment Network.

(eeee) “Payroll Tax Executive Order” means any U.S. presidential memorandum, executive order or similar pronouncement permitting or requiring the deferral of any payroll Taxes (including those imposed by Section 3101(a) and 3201 of the Code).

(ffff) “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either (A) not yet delinquent or (B) that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses; (iv) Liens imposed by applicable Law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not materially and adversely affect the current use of the applicable property owned, leased, used or held for use by the Company Group; (viii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (ix) non-exclusive licenses to Company Intellectual Property entered into in the ordinary course of business; (x) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (xi) statutory, common Law or contractual Liens (or other encumbrances of any type) of landlords or Liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company Group; (xii) Liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto; (xiii) Liens to be released at or prior to Closing; (xiv) Liens securing obligations under the Credit Agreement or any Loan Document (as defined in the Credit Agreement); and (xv) Liens securing liabilities or obligations solely between the Company and any wholly owned Subsidiary or solely between any wholly owned Subsidiaries.

(gggg) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(hhhh) “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion ending at the end of the Closing Date.

(iiii) “Redacted Fee Letter” means a fee letter with a Financing Commitment Source with respect to the Debt Financing in which the only redactions are pricing, fee amounts, “price flex” and other economic or “flex” provisions that are customarily redacted in connection with merger agreements of this type; provided that, in each case, such redactions do not relate to any terms that would be reasonably likely to adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount (except as a result of increased original issue discount or upfront fees resulting from the exercise of “price flex”) of the Debt Financing or other funding being made available by such Financing Commitment Source.

(jjjj) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.

(kkkk) “Required Financial Information” means the financial statements regarding the Company Group described in paragraph 4 of Exhibit D in the Debt Commitment Letter related to the Debt Financing as in effect on the date hereof, which, for the avoidance of doubt, shall include the audited consolidated balance sheet of the Company and its Subsidiaries for the year ending December 31, 2020 and the related audited consolidated statements of operations and cash flows for the year ending December 31, 2020.

(llll) “Sanctioned Country” means a country or territory which is (or whose government is) currently or has in the last five years been itself the subject of or target of any Sanctions and Export Control Laws (for the purposes of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan, Syria, and Venezuela).

(mmmm) “Sanctioned Person” means a Person (i) listed on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Authority, (ii) located, organized, or resident in a Sanctioned Country, or (iii) greater than 50% owned or controlled by one or more Persons described in clause (i) or (ii) above.

(nnnn) “Sanctions and Export Control Laws” means all U.S. and non-U.S. laws, regulations, rules, statutes and orders relating to (i) economic or trade sanctions, including the laws, regulations, rules, statutes and orders administered and enforced by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, and the

European Union and (ii) export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import laws and orders administered by the U.S. Customs and Border Protection, and the EU Dual Use Regulation.

(oooo) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(pppp) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(qqqq) “Securities Act” means the Securities Act of 1933, as amended.

(rrrr) “Shares” means the outstanding shares of the Company Common Stock.

(ssss) “Specified Consents” means Licensee Consents issued in connection with or by virtue of the Transactions with respect to the Material Jurisdictions.

(tttt) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

(uuuu) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that (i) was not solicited in violation of Section 5.4(b) in any material respect and (ii) is on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and other aspects of the Acquisition Proposal that the Company Board (or a committee thereof) deems relevant, and, if consummated, would be more favorable to the Company Stockholders (in their capacity as such) than the Transactions (taking into account (A) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination in accordance with Section 5.4(b) and (B) all legal, regulatory, financial (including any termination fee amounts and conditions), timing, financing and other aspects of such proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “80%.”

(vvvv) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including gross receipts, income, profits, sales, use, goods, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, social security (or similar), pension, employment, excise, estimated, stamp, custom, duty, license, and property taxes, however denominated, together with all interest, penalties, fines, and additions imposed with respect to such amounts, whether disputed or not).

(wwww) “Tax Returns” means any return, statement, report, tax filing or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes, and any amendments thereto.

(xxxx) “Third Person” means any Person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (i) the Company or any of its controlled Affiliates or (ii) Parent, Merger Sub, any Guarantor or any their respective Affiliates or any “group” including Parent, Merger Sub, any Guarantor or any their respective Affiliates.

(yyyy) “Transaction Litigation” means any Legal Proceeding commenced or threatened in writing against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Transactions, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or with the Financing Sources related to this Agreement, the Guaranty or the Financing Letters; provided that, for the avoidance of doubt, any Legal Proceeding involving or arising under any Antitrust Law shall not be considered Transaction Litigation.

(zzzz) “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(aaaaa) “WARN” means the United States Worker Adjustment and Retraining Notification Act and any similar foreign, state or local law, regulation or ordinance.

(bbbbb) “Willful Breach” means a breach that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, cause, result in or constitute a breach.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Advisor	3.3(b)
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	5.4(b)
Alternative Debt Financing	6.5(d)
Applicable Termination	8.3(b)(i)
Bylaws	3.1
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.9(c)
Charter	2.5(a)
Chosen Courts	9.10(a)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.4(d)(i)
Company Breach Notice Period	8.1(e)
Company Disclosure Letter	Article III
Company Liability Limitation	8.3(f)(ii)
Company Related Parties	8.3(f)(i)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Termination Fee	8.3(b)(i)
Confidentiality Agreement	9.4
Consent	3.6
Covered Persons	6.10(a)
Credit Agreement Termination	6.21
Debt Commitment Letter	4.11(b)
Debt Financing	4.11(b)
DGCL	Recitals

Dissenting Company Shares	2.7(c)(i)
DTC	2.9(d)
DTC Payment	2.9(d)
Effective Time	2.2
Electronic Delivery	9.13
Employee Plans	3.18(a)
Enforceability Limitations	3.2
Enforcement Expenses	8.3(e)
Equity Commitment Letter	4.11(a)
Equity Financing	4.11(a)
Event Notice Period	5.4(e)(i)(1)
Exchange Fund	2.9(b)
Financing	4.11(b)
Financing Conditions	4.11(c)
Financing Letters	4.11(b)
Go-Shop Period	5.4(a)
Guarantor	Recitals
Guaranty	Recitals
Interim Period	5.1
Intervening Event	5.4(e)(i)
Lease	3.14(b)
Leased Real Property	3.14(b)
Maximum Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Money Transmitter License	3.27
Non-U.S. Plan	3.18(h)
No-Shop Period Start Date	5.4(a)
Option Consideration	2.8(a)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Shares	2.7(a)(iii)
Owned Real Property	3.14(a)
Parent	Preamble
Parent Breach Notice Period	8.1(g)
Parent Liability Limitation	8.3(f)(i)
Parent Related Parties	8.3(f)(i)
Parent Termination Fee	8.3(c)
Party.	Preamble
Payment Agent	2.9(a)
Per Share Price	2.7(a)(ii)
Permits	3.20
Prohibited Financing Modifications	6.5(b)
Proposal Notice Period	5.4(e)(i)(3)
Protected Information	3.16(h)
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Regulatory Agreement	3.22(c)
Reimbursement Obligations	6.6(a)
Representatives	5.4(a)
Required Amounts	4.11(f)
Requisite Stockholder Approval	3.4

RSA Consideration	2.8(b)(i)
SEC Clearance Date	6.3(g)
Specified Acquisition	5.3
Surviving Corporation.	2.1
Tax Proceeding	3.17(c)
Termination Date	8.1(c)
Trade Control Laws	3.26(a)(i)
Uncertificated Shares	2.9(c)

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.

(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(l) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1).

(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(o) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(p) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

(q) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at datasiteone.merrillcorp.com/global/ prior to 7:00 p.m. Central time on the day prior to the Agreement Date.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

    2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur (a) remotely at 9:00 a.m., Central time, on the date that is two (2) Business Days after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing; provided that, notwithstanding the satisfaction or waiver (to the extent permitted hereunder) of the conditions set forth in Article VII, if the Marketing Period has not ended at the time of the satisfaction or waiver of such conditions (other than those conditions that by their nature are to be satisfied at the Closing), the Closing shall instead occur on the date that is the earlier to occur of (i) any Business Day during the Marketing Period specified by Parent to the Company on no less than two

(2) Business Days’ notice to the Company and (ii) the second Business Day after the final day of the Marketing Period, but subject in each case to the satisfaction or waiver (to the extent permitted hereunder) of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions). The date on which the Closing actually occurs is referred to as the “Closing Date”.

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10, the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”), will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “RealPage, Inc.”

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Unless otherwise mutually agreed by the Parties or by Parent and the applicable holder, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than with respect to Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $88.75, without interest thereon, subject to any required withholding of Taxes (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock or Company Preferred Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock and the Company Equity Awards occurring on or after the date hereof and prior to the Effective Time.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all Shares that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL subject to any required withholding of Taxes, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become cancelled and exchanged for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, subject to any required withholding of Taxes, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such Shares in the manner provided in Section 2.9.

(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Equity Awards.

(a) Company Options. At the Effective Time, each Company Option (whether vested or unvested) that is outstanding and unexercised immediately prior to the Effective Time shall, in each case, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (i) the excess of the Per Share Price over the per share exercise price of such Company Option, by (ii) the number of shares of Company Common Stock covered by such Company Option immediately prior to the Effective Time. The Surviving

Corporation shall pay the amounts due pursuant to this Section 2.8(a) (the “Option Consideration”) as promptly as practicable following the Closing Date, but in no event more than three (3) Business Days following the Closing Date.

(b) Company Restricted Stock Awards.

(i) At the Effective Time, each Company Restricted Stock Award granted prior to the date of this Agreement (other than any such award set forth on Section 2.8(b)(i) of the Company Disclosure Letter) that is outstanding immediately prior to the Effective Time shall, in each case, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Restricted Stock Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (A) the Per Share Price by (B) the number of shares of Company Common Stock covered by such Company Restricted Stock Award immediately prior to the Effective Time (which shall be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any such award subject to performance based vesting conditions). The Surviving Corporation shall pay the amounts due pursuant to this Section 2.8(b)(i) (the “RSA Consideration”) as promptly as practicable following the Closing Date, but in no event more than three (3) Business Days following the Closing Date.

(ii) At the Effective Time, each Company Restricted Stock Award granted after the date of this Agreement (subject to compliance with Section 5.2) or set forth on Section 2.8(b)(i) of the Company Disclosure Letter that is outstanding immediately prior to the Effective Time shall, in each case, without any action on the part of Parent, the Company or the holder thereof, be converted into the right to receive, in accordance with the terms of the applicable award agreement, an amount in cash equal to the product obtained by multiplying (A) the Per Share Price by (B) the number of shares of Company Common Stock covered by such Company Restricted Stock Award immediately prior to the Effective Time (which shall be the maximum number of shares assuming satisfaction of all applicable performance goals in the case of any such award subject to performance based vesting conditions). Except as otherwise provided in this Section 2.8(b)(ii), the cash-based award provided for by this Section 2.8(b)(ii) shall be subject to the terms and conditions applicable to the corresponding Company Restricted Stock Award (including the time-based vesting conditions in the applicable award agreement), except that the award immediately shall vest upon a Qualifying Termination as such term is defined in Section 5.2 of the Company Disclosure Letter.

(c) Further Actions. The Company (including the Company Board or any committee thereof which governs or administers the outstanding Company Equity Awards and/or the Company Equity Plan) shall, prior to the Effective Time, take or cause to be taken all actions to effectuate the provisions of this Section 2.8 and to terminate the Company Equity Plans, effective as of the Effective Time; such that, following the Effective Time, there shall be no outstanding Company Equity Awards (whether vested or unvested).

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) designate the Company’s transfer agent or such other bank or trust company, reasonably acceptable to the Company, to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of Shares pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within five (5) Business Days), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”); and (ii) subject to the last sentence of this Section 2.9(c), uncertificated Shares that represented outstanding Shares (other than Dissenting Company Shares and Owned Company Shares) (the “Uncertificated Shares”) (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Shares represented by such Certificate; by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of Shares represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Central time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of Shares (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Central time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of Shares is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the applicable Per Share Price with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders Shares that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such Shares for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the Shares represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all Shares will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any Shares will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article  II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Notwithstanding anything herein to the contrary, each of the Payment Agent, Parent, the Company, the Surviving Corporation, and their Affiliates will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of Shares or Company Equity

Awards, or any other applicable Person, such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.13 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2019 and prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk”, solely to the extent such disclosures are general and predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7(a), Section 3.7(b), the first and third sentences of Section 3.7(c) or Section 3.12(a)(ii)); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to date (other than the amendment of the Bylaws contemplated by Section 3.3(a)). The Company is not in violation of the Charter or the Bylaws in any material respect.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof; and (iv) adopted resolutions amending and restating the Bylaws in the manner previously disclosed to Parent.

(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of its financial advisor, BofA Securities, Inc. (the “Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the various factors, qualifications, limitations and assumptions set forth therein, the Per Share Price to be paid to holders of Company Common Stock (other than holders of Owned Company Shares or Dissenting Company Shares) is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.

3.4 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the voting power of the outstanding Shares entitled to vote on the adoption of this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.

3.5 Non-Contravention. Except as set forth in Section 3.5 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or order applicable to the Company Group or by which any of its properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not have a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority that has jurisdiction over the Merger is required on the part of the Company or any Company Group Member (a) in connection with the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any Other Antitrust Law; (iv) such filings with, and approvals by, any Governmental Authority with respect to a change of control of any Licensee; and (v) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 250,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of Company Preferred Stock. As of the close of business on December 18, 2020 (such time and date, the “Capitalization Date”), (A) is 102,003,897 shares of Company Common Stock were outstanding (which includes the shares of Company Common Stock covered by the Company Restricted Stock Awards referred to in Section 3.7(b)); (B) no shares of Company Preferred Stock were issued and outstanding; and (C) 415,937 shares of Company Capital Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the Capitalization Date to the date hereof, the Company has not issued or granted any Company Securities other than pursuant to the exercise of Company Equity Awards granted prior to the date hereof and which are reflected in the Company Equity Award numbers as set forth in Section 3.7(b).

(b) Stock Reservation. As of the Capitalization Date, (i) 694,710 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Options, (ii) 2,447,785 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Restricted Stock Awards, (iii) 16,333,750 shares of Company Common Stock were reserved for issuance upon conversion of the Convertible Notes and (iv) 12,336,839 shares of Company Common Stock were reserved for issuance upon exercise of the warrants under the Company Warrant Documentation. The Company has made available or otherwise delivered to Parent a true, correct and complete list of all Company Equity Awards outstanding as of the Capitalization Date with, for each such Company Equity Award, as applicable, the number of shares of Company Common Stock underlying the Company Equity Award, the current vesting status, and the exercise or strike price underlying each Company Equity Award (as applicable).

(c) Company Securities. As of the Capitalization Date, there are outstanding (x) $344,995,000 aggregate principal amount of 2022 Convertible Notes (with a conversion rate as of the Capitalization Date equal to 23.8393 shares of Company Common Stock per $1,000 principal amount, subject to adjustment as provided in the 2022 Convertible Notes Indenture) and (y) $345,000,000 aggregate principal amount of 2025 Convertible Notes (with a conversion rate as of the Capitalization Date equal to 13.0378 shares of Company Common Stock per $1,000 principal amount, subject to adjustment as provided in the 2025 Convertible Notes Indenture). Section 3.7(c) of the Company Disclosure Letter sets forth each Convertible Note Hedge Documentation. Except (A) as set forth in this Section 3.7 or Section 3.7(c) of the Company Disclosure Letter, (B) the Convertible Notes and (C) the Company Warrant Transactions, as of the Capitalization Date, there were (i) other than the Company Common Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights, including that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; and (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the

Company to which the Company is a party or by which it is bound. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.

(d) Other Rights. Except as otherwise described in this Section 3.7, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8 Subsidiaries.

(a) Subsidiaries. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents in any material respect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens).

(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company Group to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

(d) Other Investments. Other than marketable securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any Person (other than a Subsidiary of the Company).

3.9 Company SEC Reports. Since January 1, 2019, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date hereof (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date and giving effect to any amendments or supplements thereto filed prior to the date hereof, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.10 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company Group filed with the Company SEC Reports (i) were prepared in all material respects in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains, and has at all times since January 1, 2019 maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2019, and such assessment concluded that such system was effective. Since January 1, 2019, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act (including Sections 302 and 906 thereof). Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of in connection with the most recent evaluation of internal controls over financial reporting prior to the date hereof, (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.

(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company Group in an amount in excess of $5,000,000 individually as of the date hereof, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included with specificity in the Company SEC Reports.

3.11 No Undisclosed Liabilities. The Company Group has no liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date hereof; (b) arising pursuant to this Agreement or incurred in connection with the Merger (including any Transaction Litigation); (c) incurred in the ordinary course of business on or after October 1, 2020; or (d) that would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since (i) October 1, 2020 through the date hereof, (i) except specifically as a result of the Company’s sale process, including the Transactions, and any actions taken in good faith to respond to COVID-19 Measures, the business of the Company Group has been conducted, in all material respects, in the ordinary course of business and (ii) since December 31, 2019, there has not occurred a Company Material Adverse Effect.

(b) Forbearance. Since October 1, 2020 through the date hereof, the Company has not taken any action that would be prohibited by Sections 5.2(a), 5.2(b), 5.2(e) (solely with respect to the Company), 5.2(f), 5.2(i), 5.2(j), or 5.2(n), if taken or proposed to be taken after the date hereof.

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company Group is a party or is bound as of the date hereof (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts, which have been made publicly available pursuant to the Company SEC Reports, listed in Section 3.18(a) of the Company Disclosure Letter), and a true, correct and complete copy of each Material Contract has been made available to Parent, or has been publicly made available in the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database of the SEC.

(b) Validity. Each Material Contract is valid and binding on the applicable Company Group Member party thereto and is in full force and effect (except as limited by the Enforceability Limitations), and neither any Company Group Member party thereto nor, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect.

(c) Notices from Material Customers. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any written notice from or on behalf of any Material Customer indicating that such Material Customer intends to terminate or not renew, any Material Contract with such Material Customer.

(d) Notices from Material Vendors. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any written notice from or on behalf of any Material Vendor indicating that such Material Vendor intends to terminate, or not renew, any Material Contract with such Material Vendor.

3.14 Real Property.

(a) Owned Real Property. Section 3.14(a) of the Company Disclosure Letter contains the address of each parcel of land owned by the Company or any of its Subsidiaries (such property, the “Owned Real Property”). With respect to each Owned Real Property: (i) the Company or one of its Subsidiaries (as the case may be) has good, valid and marketable fee simple title to such Owned Real Property free and clear of all Liens (other than Permitted Liens), and (ii) neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof.

(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list of the leases, subleases, licenses or other Contracts pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property that provide for payments by the Company in excess of $5,000,000 per annum, excluding any Contract for the use of real property that is terminable by any party thereto without penalty on 90 days’ or less notice (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). With respect to each Lease and except as would not have a Company Material Adverse Effect, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) no Company Group Member has collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Lease. Neither the Company Group, nor to the Knowledge of the

Company, any other party to the Lease is in material breach of or default pursuant to any Lease, and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, modification or acceleration of rent under such Lease.

3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, none of the members of the Company Group (a) has received any written notice alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal of, or exposed any person to, any Hazardous Substances in violation of any applicable Environmental Law; (c) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by the Company Group with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; or (d) to the Company’s Knowledge, owns or operates any property or facility contaminated by any Hazardous Substance which would reasonably be expected to result in liability to the Company Group under Environmental Law.

3.16 Intellectual Property.

(a) Registered Intellectual Property; Proceedings. Except as would not constitute a Company Material Adverse Effect, the Company has provided or made available a true, correct and complete list, as of the date hereof, of all material items of Company Registered Intellectual Property. None of the material Company Registered Intellectual Property is jointly owned with any third Person.

(b) No Order. Except as would not constitute a Company Material Adverse Effect, no material items of Company Intellectual Property is subject to any Legal Proceeding or outstanding order to which any Company Group Member is a named party with respect to the Company Group restricting in any manner the use, transfer or licensing thereof by any Company Group Member of such Company Intellectual Property.

(c) Absence of Liens. Except as would not constitute a Company Material Adverse Effect, the Company or one of its Subsidiaries owns and has good and valid legal and equitable title to each item of material Company Intellectual Property and has sufficient rights to all other material Intellectual Property used in or necessary for the operation of the Company Group’s business as currently conducted, in each case free and clear of any Liens (other than Permitted Liens); provided, however, that the representation and warranty in this Section 3.16(c) shall not constitute or be deemed or construed as any representation or warranty of non-infringement or other non-violation of any Intellectual Property or other rights of any third Person, which is addressed in Section 3.16(d).

(d) No Infringement. Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, the operation of the business of the Company Group as such business currently is conducted (including the sale of the Company Group’s products) does not materially infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any third Person.

(e) No Notice of Infringement. Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, since January 1, 2019 through the date hereof, no Company Group Member has (i) received written notice from any third Person, or (ii) been involved in any Legal Proceeding, alleging that the operation of the business of any Company Group Member or any of the proprietary products of the Company Group (excluding, for clarity, any Open Source Software) materially infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third Person.

(f) No Third Person Infringement. Except as set forth in Section 3.16(f) of the Company Disclosure Letter, since January 1, 2019 through the date hereof, no member of the Company Group has provided any third Person with written notice claiming that such third Person is infringing, misappropriating, diluting or otherwise violating any material items of Company Intellectual Property, and, to the Knowledge of the Company, no such activity is occurring as of the date hereof, except, in each case, as would not constitute a Company Material Adverse Effect.

(g) Proprietary Information. Except as would not constitute a Company Material Adverse Effect, each member of the Company Group has taken commercially reasonable steps to protect and preserve the rights of the Company Group in their confidential information and trade secrets that they reasonably wish to protect and preserve.

(h) Data Security Requirements and Privacy. Except as would not constitute a Company Material Adverse Effect, the Company Group (i) maintains commercially reasonable policies and procedures designed to protect the security, integrity and privacy of personally identifiable information, as defined under any applicable law, and card account, bank account and all other financial information collected by any Company Group Member from the Company Group’s customers (“Protected Information”); and (ii) is in compliance in all material respects with such Company policies and all applicable laws, rules and regulations related to data privacy and data security. To the Knowledge of the Company, since January 1, 2019 through the date hereof, there has been no material unauthorized access to, or any material unauthorized use, disclosure, losses or theft of, or material security breaches relating to, Protected Information received, or transmitted, by, or in the possession, custody or control of any Company Group Member.

(i) Products and Source Code. Except as would not constitute a Company Material Adverse Effect, there are (i) no defects in any of the proprietary products of the Company Group (excluding, for clarity, any Open Source Software) that would prevent such proprietary products from performing materially in accordance with the Company’s obligations to customers under written customer agreements; and (ii) no viruses, worms, Trojan horses or similar disabling codes or programs in any of such proprietary products introduced by any Company Group Member or, to the Knowledge of the Company, any of their respective employees in any such product. Except as would not have a Company Material Adverse Effect, as of the date hereof, the Company and its Subsidiaries possess all source code that embodies material Company Intellectual Property used by any Company Group Member in the development and maintenance of the proprietary products of the Company Group (excluding, for clarity, any Open Source Software) and no member of the Company Group has any duty or obligation (whether present, contingent, or otherwise to disclose, deliver, license, or otherwise make available any proprietary source code (excluding, for clarity, any Open Source Software)) that embodies material Company Intellectual Property for any material product of the Company Group to any Person and neither the Company nor any of its Subsidiaries has done the same.

(j) Open Source Software. Each member of the Company Group is in compliance with all terms and conditions of any license for Open Source Software, except as would not constitute a Company Material Adverse Effect.

3.17 Tax Matters.

(a) Tax Returns. The Company and each of its Subsidiaries has (i) timely filed all income and other material Tax Returns filed or required to be filed by the Company or such Subsidiary, and all such Tax Returns filed by the Company and each of its Subsidiaries are true, correct, and complete in all material respects and were prepared in all material respects in compliance with applicable law; and (ii) timely paid all income and other material Taxes that are due and owing by each Company Group Member (regardless of whether shown as due and owing on a Tax Return). No Company Group Member has requested or executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any income or other material Tax, in each case which period has not since expired, other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business.

(b) Taxes Paid. Except as set forth in Section 3.17(b) of the Company Disclosure Letter, each Company Group Member has timely paid or withheld with respect to its Affiliates, employees and third Persons (and paid over any amounts withheld to the appropriate Tax authority or is holding for future payment) all material Taxes required to be paid or withheld.

(c) No Audits. No audits, actions, investigations, proceedings, arbitrations, suits, or other examinations with respect to material Taxes or any material Tax Return of the Company Group (a “Tax Proceeding”) are presently in progress, nor has any Tax Proceeding been threatened in writing. No Company Group Member has been notified in writing by any Governmental Authority regarding any proposed, asserted or assessed deficiency for any material Tax imposed on the Company Group which was not finally settled or paid in full. No written claim has been received by the Company Group since January 1, 2019 from a Governmental Authority in a jurisdiction where the Company or one of its Subsidiaries does not file Tax Returns that the Company or one of its Subsidiaries is or may be subject to material tax in that jurisdiction.

(d) Spin-offs and Other Distributions. In the past two years, no Company Group Member has (i) constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code, or (ii) distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 361 of the Code.

(e) No Reportable Transaction. No Company Group Member has engaged in a “listed transaction” as set forth in Treasury Regulations § 1.6011-4(b).

(f) Liens on Assets. There are no Liens for Taxes on any assets of any Company Group Member, other than Liens for Taxes either (A) not yet delinquent or (B) that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP.

(g) Items of Income or Deduction. No Company Group Member will be required to include any material item of income in, or exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in or use of an improper method of accounting for a Pre-Closing Tax Period, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date, (iii) any installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, in each case outside the ordinary course of business, (v) any transactions effected or investments made prior to the Closing that result in taxable income pursuant to Code Section 951(a) or Code Section 951A or (vi) the application of Section 965 of the Code.

(h) Permanent Establishment. No Company Group Member is subject to a material Tax in any jurisdiction other than the country in which such Person was incorporated or formed by virtue of having a permanent establishment (within the meaning of an applicable income Tax treaty) or other fixed place of business in such jurisdiction.

(i) Tax Agreements. No Company Group Member (i) is a party to or bound by, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes (such as a loan or a lease); (ii) has within the last six (6) years been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company); or (iii) has any material liability for the Taxes of any Person other than the Company Group pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States law), as a transferee or successor, or otherwise by operation of law.

(j) Sales, Use, and VAT. Each Company Group Member has properly (i) collected and remitted all material sales, use, valued added and similar Taxes with respect to sales or leases made or services provided to their customers and (ii) for all material sales, leases or provision of services that are exempt from sales, use, valued added and similar Taxes and that were made without charging or remitting sales, use, valued added or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale, lease or provision of services as exempt.

(k) COVID-19 Relief. The Company Group Members have (i) to the extent applicable, complied in all material respects with applicable Tax Law in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) not deferred any payroll tax obligations pursuant to any Payroll Tax Executive Order, (iii) to the extent applicable, complied in all material respects with applicable Tax Law regarding Tax credits under Sections 7001 through 7005 of the Families First

Act and Section 2301 of the CARES Act, and (iv) not sought (nor has any Affiliate that would be aggregated with any Company Group Member and treated as one employer for purposes of Section 2301 of the CARES Act sought) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act.

(l) Only Representation. Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 3.17 and in Section 3.18 (to the extent relating to Taxes or Tax matters) are the sole and exclusive representations of the Company with respect to Taxes and Tax matters.

3.18 Employee Plans.

(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all material Employee Plans. For purposes of this Agreement, “Employee Plans” means all (i) “employee benefit plans” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA); and (ii) other employment, consulting, stock option, phantom stock, stock appreciation, stock purchase or other equity-based, benefit, incentive compensation, bonus, commission, profit sharing, savings, retirement, disability, insurance, vacation, paid time off, deferred compensation, severance, termination, transition, tax gross-up, gratuity, post-employment, retention, change in control compensation and other material fringe, welfare or other compensation or benefit plans, programs, agreement, contracts, policies or arrangements (whether or not in writing) sponsored, maintained or contributed to (or required to be contributed) by the Company Group or with respect to which any Company Group Member has any material liability, contingent or otherwise. With respect to each material Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of: (A) the most recent annual report on Form 5500 required to have been filed under ERISA or the Code, if any, for each Employee Plan, including all schedules thereto; (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan documents and summary plan descriptions; (D) any related trust agreements, insurance contracts, insurance policies or other Contracts of any funding arrangements; (E) any notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Employee Plan since January 1, 2019.

(b) Absence of Certain Plans. No Employee Plan is, and no Company Group Member nor any of its ERISA Affiliates has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or has any liability or obligation with respect to: (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

(c) Compliance. Each Employee Plan has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code. To the Knowledge of the Company, all required contributions to the Employee Plans have been timely made, and no Employee Plan has any unfunded liabilities that have not been fully accrued. Each Employee Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a determination from the IRS that such Employee Plan is so qualified, and, to the Knowledge of the Company, nothing has occurred since the date of such determination that would reasonably be expected to adversely affect the qualification of such Employee Plan. No Company Group Member has incurred (whether or not assessed), or is reasonably expected to incur or be subject to, any liability under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code. There has been no prohibited transaction as determined under the Code or ERISA or breach of fiduciary duty as determined under ERISA with respect to any Employee Plan.

(d) Employee Plan Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of, against or involving any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan, including with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Post-Termination Welfare Benefit Plan. No Employee Plan provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar law.

(f) No Additional Rights. None of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in, or accelerate the time of payment or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) becoming due under any Employee Plan; (ii) materially increase any compensation or benefits otherwise payable under any Employee Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Employee Plan; (iv) result in the forfeiture of compensation or benefits under any Employee Plan; or (v) result in the payment of any “excess parachute payment” as defined Section 280G(b)(1) of the Code.

(g) No Gross-Ups. The Company Group has no obligation to gross-up or indemnify any individual with respect to any such Tax, including under Sections 409A or 4999 of the Code.

(h) Non-U.S. Plans. With respect to any Employee Plan for the benefit of Company Group employees or dependents thereof who perform services or who are employed outside of the United States (a “Non-U.S. Plan”), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) if required to have been approved by any non-U.S. Governmental Authority (or permitted to have been approved to obtain any beneficial Tax or other status), such Non-U.S. Plan has been so approved or timely submitted for approval; no such approval has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor that is reasonably likely to affect any such approval or increase the costs relating thereto; (ii) if intended to be funded and/or book reserved, such Non-U.S. Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions; and (iii) the financial statements of such Non-U.S. Plan (if any) accurately reflect such Non-U.S. Plan’s liabilities. No Non-U.S. Plan is a defined benefit plan, seniority premium, termination indemnity or provident fund.

3.19 Labor Matters.

(a) Union Activities. The Company Group is not a party to or bound by any collective bargaining agreement, labor union contract, works council agreement or trade union agreement (each, a “Collective Bargaining Agreement”). No employees of the Company Group are represented by a labor union, works council, or other labor organization. To the Knowledge of the Company, there are no activities or proceedings of any labor organization or trade union to organize any employees of the Company Group with regard to their employment with the Company Group, and no such activities or proceedings have occurred within the past three (3) years. No Collective Bargaining Agreement is being negotiated by the Company Group as of the date hereof. There is no strike, lockout, slowdown, or work stoppage against the Company Group pending or, to the Knowledge of the Company, threatened against the Company Group, and no such labor disputes have occurred since January 1, 2019.

(b) Employment Law Compliance. Since January 1, 2019, the Company Group has complied in all material respects with applicable laws and orders with respect to employment (including applicable laws, rules and regulations regarding wage and hour requirements, employee and worker classification, immigration status, discrimination in employment, employee health and safety, and collective bargaining).

3.20 Permits. Except as would not constitute a Company Material Adverse Effect, each Company Group Member holds to the extent required by Law or any Payment Network Rules, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities and Payment Networks that are required for the operation of the business of such Company Group Member as currently conducted and the ownership of its properties, rights and assets (“Permits”). The Company Group complies with the terms of all Permits, all such Permits are valid and in full force and effect, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, invalidity, suspensions or cancellations that would not have a Company Material Adverse Effect.

3.21 Compliance with Laws. Except as would not constitute a Company Material Adverse Effect, each Company Group Member is in (i) compliance with and is not in default or violation under any Law of any Governmental Authority that is applicable to such Company Group Member or to the products, conduct of the business or operations of such Company Group Member, and (ii) compliance with and is not in default or violation under any Payment Network Rules applicable to such Company Group Member. Since January 1, 2019, none of the Company Group Members have received any written notice or written communication of material noncompliance (or alleging material noncompliance) with any Laws or Payment Network Rules applicable to it. No representation or warranty is made in this Section 3.21 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with applicable Tax laws, which is exclusively addressed by Section 3.12, Section 3.17 and Section 3.18; (d) compliance with ERISA and other applicable laws relating to employee benefits, which is exclusively addressed by Section 3.18; (e) compliance with labor Law matters, which is exclusively addressed by Section 3.19; or (f) compliance with Trade Control Laws, Anti-Corruption Laws and Anti-Money Laundering Laws, which is exclusively addressed by Section 3.26.

3.22 Legal Proceedings; Orders; Regulatory Agreements.

(a) No Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against any Company Group Member or, as of the date hereof, against any present or former officer or director of any Company Group Member in such individual’s capacity as such.

(b) No Orders. The Company Group is not subject to any material order of any kind or nature that would prevent or materially impair the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

(c) Agreements with Governmental Authorities. Except as would not have a Company Material Adverse Effect, none of the Company Group Members is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any consent agreement or memorandum of understanding or other similar written agreement with, any Governmental Authority (each, a “Regulatory Agreement”).

3.23 Insurance. Except as would not constitute a Company Material Adverse Effect, as of the date hereof, the Company Group has all policies of insurance covering the Company Group and any of its employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company Group. As of the date hereof, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except, in each case, that would not have a Company Material Adverse Effect.

3.24 Related Person Transactions. Except as set forth in Section 3.24 of the Company Disclosure Letter and except for indemnification, compensation or other employment arrangements entered into, modified or waived in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between any Company Group Member, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.25 Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

3.26 Trade Controls; Anti-Corruption.

(a) Trade Controls. Except as would not otherwise be material to the Company Group,

(i) no Company Group Member or, to the Knowledge of the Company, any Person acting on its behalf is currently or has in the last five (5) years been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of any Sanctions and Export Control Laws or U.S. antiboycott requirements (collectively, “Trade Control Laws”).

(ii) for the past five (5) years, the Company Group has implemented and maintained in effect written policies, procedures and internal controls reasonably designed to prevent, deter and detect violations of applicable Trade Control Laws.

(iii) Within the past five (5) years, no Company Group Member is or has been the subject of any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any violation or alleged violation of any of the Trade Control Laws or Anti-Corruption Laws that are applicable to the Company Group (including by virtue of having made any disclosure relating to any violation or alleged violation), and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any investigation, inquiry or proceedings.

(b) Anti-Corruption. Except as would not otherwise be material to the Company Group, in the last five (5) years, no Company Group Member or, to the Knowledge of the Company, any Person acting on its behalf, has, directly or indirectly, (i) taken any action that would cause it to be in violation of any provision of the FCPA or other applicable Anti-Corruption Laws in any country in which the Company Group conducts business; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or employees; or (iv) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of the FCPA or other applicable Anti-Corruption Laws.

(c) Anti-Money Laundering. Except as would not otherwise be material to the Company Group, in the last five (5) years, no Company Group Member or, to the Knowledge of the Company, any Person acting on its behalf, has (i) been in violation of any applicable Anti-Money Laundering Law; or (ii) engaged in or conspired to engage in any transaction, investment, undertaking or activity (in each case, in the course of such Person’s employment) that evades or avoids, or has the purpose of evading or avoiding, or violates any of the Anti-Money Laundering Laws. Except as would not otherwise be material to the Company Group, for the past five (5) years, each Company Group Member that is required pursuant to applicable Anti-Money Laundering Laws to implement and maintain in effect written policies, procedures and internal controls reasonably designed to prevent, deter and detect violations of applicable Anti-Money Laundering Laws has done so, and has complied with such policies, procedures and internal controls in all material respects.

3.27 Money Transmitter Licenses. Section 3.27 of the Company Disclosure Letter sets forth each jurisdiction in which any Company Group Member holds a license or is authorized by a Governmental Authority as a money transmitter, money services or similar business (a “Money Transmitter License”). All Money Transmitter Licenses that any Company Group Member holds are valid and in full force and effect, except as would not constitute a Company Material Adverse Effect. Each Licensee is, and since January 1, 2019 has been, in compliance with all material terms and requirements of such Money Transmitter Licenses, including any material requirement imposed by a Governmental Authority, to maintain tangible shareholders’ equity, to limit receivables to a percentage of tangible shareholders’ equity, to properly calculate regulated outstandings, or to maintain unencumbered assets (sometimes referred to as “permissible investments” or “eligible securities”) backing regulated outstandings. Since January 1, 2019, no Company Group Member has received written notice from any Governmental Authority regarding (and to the Knowledge of the Company there is not): (a) any material violation of, or failure to comply with, any material term or requirement of any Money Transmitter License; (b) any material revocation, withdrawal, suspension, cancellation, termination or modification of any Money Transmitter License; or (c) any material denial of, or material failure to obtain or receive, any Money Transmitter License.

3.28 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries,

acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and the representations of the Guarantors under the Equity Commitment Letter and the Guaranty:

(i) none of Parent and Merger Sub and their respective Subsidiaries or any other Person makes, or has made, any representation or warranty relating to Parent and Merger Sub and their respective Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by Parent, Merger Sub or their respective Affiliates or Representatives to make any representation or warranty relating to Parent, Merger Sub or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company, its Subsidiaries or any of their respective Affiliates or Representatives as having been authorized by Parent, Merger Sub or any of their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by Parent and Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of the Parent and Merger Sub hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company Group or its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and the representations of the Guarantors under the Equity Commitment Letter and the Guaranty, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company Group or its Affiliates or Representatives; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company on the date hereof, Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations. Immediately following execution and delivery of this Agreement, this Agreement will be adopted by the sole stockholder of Merger Sub.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.

4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any Other Antitrust Laws; (iv) such filings with, and approvals by, any Governmental Authority with respect to a change of control of Licensee; and (v) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

4.5 Legal Proceedings; Orders; Disclosure.

(a) No Legal Proceedings. There are no Legal Proceedings (other than any Transaction Litigation) pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

(c) Proxy Statement; Other Information. None of the written information provided by or on behalf of Parent or its Subsidiaries to be included in the Proxy Statement will, at the time it is filed with the SEC in definitive form, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Sub or any of their Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the three years prior to the date hereof.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

4.8 Operations of Parent and Merger Sub. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, neither Parent nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Financing Letters or any agreements or arrangements entered into in connection with the Financing, the Guaranty and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all Liens.

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.

4.10 Guaranty. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company its duly executed Guaranty. As of the Agreement Date, the Guaranty is in full force and effect and constitute a legal, valid and binding obligation of the Guarantors, enforceable against it in accordance with its terms, subject to the Enforceability Limitations. As of the Agreement Date, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantors pursuant to the Guaranty.

4.11 Financing.

(a) Equity Commitment Letter. Parent has delivered to the Company a true, correct and complete copy of a fully executed equity commitment letter of even date herewith (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, modified, supplemented, replaced or extended from time to time after the Agreement Date, the “Equity Commitment Letter”) from the Guarantors pursuant to which the Guarantors have agreed to make an equity investment in Parent, subject to the terms and conditions therein, in cash in the aggregate amount set forth therein (the “Equity Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary of, and is entitled to specifically enforce performance of the Guarantors’ obligations to fund the Equity Financing in accordance with and subject to the terms of the Equity Commitment Letter and, subject in all respects to Section 9.8(a), Parent and the Guarantors will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that there is adequate remedy at law in connection with the exercise of such third-party beneficiary rights.

(b) Debt Commitment Letter. Parent has delivered to the Company a true, correct and complete copy of (i) a fully executed debt commitment letter of even date herewith from the Financing Commitment Sources

(together with all exhibits, annexes, schedules and term sheets attached thereto and with the Redacted Fee Letter, in each case as amended, modified, supplemented, replaced or extended from time to time after the Agreement Date, collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Letters”) and (ii) the Redacted Fee Letter, pursuant to which such financial institutions have agreed to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing” and, together with the Equity Financing, collectively referred to as the “Financing”).

(c) Validity. As of the Agreement Date, the Financing Letters are in full force and effect and constitute the valid, binding and enforceable obligation of Parent, Merger Sub and the Guarantors, as applicable, and, to the knowledge of Parent, the other parties thereto, enforceable in accordance with their terms (subject to the Enforceability Limitations). There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing contemplated by the Financing Letters, other than the conditions precedent set forth in the Financing Letters (such conditions precedent, the “Financing Conditions”). As of the Agreement Date and assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied on or prior to the Closing Date or (ii) the Financing contemplated by the Financing Letters will not be available to Parent on the Closing Date. As of the Agreement Date, Parent, Merger Sub and the Guarantors, as applicable, are not in default or breach under the terms and conditions of the Financing Letters and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a Financing Condition, in each case on the part of the Parent, Merger Sub or any Guarantor, as applicable. Parent, or an Affiliate thereof on its behalf, has fully paid any and all commitment or other fees and amounts required by the Financing Letters to be paid on or prior to the Agreement Date and Parent will pay in full (or cause to be paid in full) as and when due any such amounts due on or before the Closing Date.

(d) No Amendments. As of the Agreement Date, the Financing Letters have not been amended or modified in any manner, and the respective commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect by Parent, Merger Sub or any Guarantor or, to the knowledge of Parent, any other party thereto, and no such termination, reduction, withdrawal or rescission is contemplated by Parent, Merger Sub or any Guarantor or, to the knowledge of Parent, any other party thereto.

(e) No Other Arrangements. As of the Agreement Date, other than the Redacted Fee Letter, there are no side letters, understandings or other agreements or arrangements relating to the Financing Letters or the Financing to which Parent or any of its Affiliates is a party that affect the conditionality, availability or amount of the Financing.

(f) Sufficiency of Financing. The Financing, when funded in accordance with the Financing Letters, will provide Parent and Merger Sub at and as of the Closing Date with sufficient available funds (after netting out original issue discount and similar premiums and charges after giving effect to the maximum amount of flex (including original issue discount flex) provided under the Financing Letters) to consummate the Merger and to make all payments required to be made in connection therewith, including payment of the aggregate consideration to which the holders of Company Common Stock become entitled pursuant to Section 2.7, the RSA Consideration, the Option Consideration, the payment of any indebtedness required to be repaid, refinanced, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger (including all indebtedness of the Company Group contemplated to be repaid by the Financing Letters or required by its terms to be repaid, refinanced, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger), any amounts due in respect of the Convertible Notes, the Company Warrant Documentation, the Company Call Option Documentation and the Company Capped Call Documentation and all premiums and fees required to be paid in connection therewith and all other amounts to be paid by Parent and Merger Sub pursuant to this Agreement in connection with the Closing and associated costs and expenses of the Merger, in each case regardless of whether payable before or after the Closing (such amounts, collectively, the “Required Amounts”).

(g) No Conditionality. Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by

Parent or any Affiliate thereof or any other financing or other transactions be a condition to any of the obligations of Parent or Merger Sub hereunder.

4.12 Stockholder and Management Arrangements. As of the Agreement Date, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than any existing limited partner of any Guarantor or any of its Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company other than any Guarantor has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.13 Solvency. None of Parent, Merger Sub or any Guarantor is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the any Company Group Member. As of the Effective Time and immediately after giving effect to the Merger (including the payment of the Required Amounts), assuming the accuracy of the representations and warranties set forth in Article III, (a) the amount of the “fair saleable value” of the assets of the Parent and its Subsidiaries, taken as a whole, will exceed the amount that will be required to pay the probable liabilities (including contingent liabilities) of Parent and its Subsidiaries, taken as a whole, as such liabilities become absolute and matured; (b) the assets of Parent and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their liabilities (including the probable amount of all contingent liabilities); (c) the Parent and its Subsidiaries, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (d) Parent and its Subsidiaries, taken as a whole, will not have incurred liabilities, including contingent and other liabilities, beyond their ability to pay such liabilities as they mature or become due.

4.14 No Competing Business. As of the Agreement Date, none of Parent, or any Affiliate of Parent with direct or indirect capital or other interests of more than ten percent (10%) in Parent, (i) directly competes with, or has direct or indirect capital or other interests of more than ten percent (10%) in, any other corporation, partnership, limited liability company or business organization that directly competes with the Company Group or (ii) has entered into any agreement to acquire or make any investment of greater than ten percent (10%) ownership in any corporation, partnership, limited liability company or other business organization or any division or assets thereof, that directly competes with the Company Group.

4.15 Money Transmitter License Approvals. At all times prior to the Agreement Date, none of Parent, Thoma Bravo, L.P., any Affiliated investment funds advised or managed by Thoma Bravo, L.P., or any managing partners or investment professionals of Thoma Bravo, L.P. who are required to be approved as “control persons” in the Nationwide Multistate Licensing System, has been denied a finding of suitability by any Governmental Authority, including by any state banking department or similar agency, relating to any Money Transmitter License or financial services-related business, or had any Money Transmitter License revoked or suspended, in each case, which would prevent or materially delay receipt of the Specified Consents. To the actual knowledge of Parent as of the date of this Agreement, there are no nonpublic facts and circumstances specific to Parent, Thoma Bravo, L.P., any Affiliated investment funds advised or managed by Thoma Bravo, L.P., or any managing partners or investment professionals of Thoma Bravo, L.P. who are required to be approved as “control persons” in the Nationwide Multistate Licensing System, which are reasonably likely to prevent or materially delay receipt of the Specified Consents.

4.16 Exclusivity of Representations and Warranties; Investigation.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any closing certificate delivered pursuant to Section 7.2(c):

(i) none of the Company, its Subsidiaries or any other Person makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in any closing certificate delivered pursuant to Section 7.2(c), it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

Without limiting the foregoing, each of Parent and Merger Sub acknowledge and agree that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article III and in any closing certificate delivered pursuant to Section 7.2(c), neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the Transactions, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions.

(c) Investigation. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company Group, and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company Group and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company Group.

ARTICLE V

INTERIM OPERATIONS

5.1 Affirmative Obligations. Except (a) as contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as expressly prohibited by Section 5.2; (d) as required by applicable Law; (e) for any actions taken in good faith to respond to the actual or anticipated effects of COVID-19 or COVID-19 Measures; or (f) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); provided that Parent shall be deemed to have approved in writing if it provides no response within five (5) Business Days after a request by the Company for such approval, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), the Company will, and will cause each of its Subsidiaries to (i) maintain its existence in good standing pursuant to applicable law (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, use commercially reasonable efforts to conduct its business and operations, in all material respects, in the ordinary course of business; and (iii) use its commercially reasonable efforts to preserve intact, in all material respects, its material assets, properties, Contracts or other legally binding understandings, licenses and business organizations; provided that notwithstanding anything in this Section 5.1 to the contrary, no action by or failure to act of any Company Group Member in order to comply with the express requirements of any subsection of Section 5.2 shall in and of itself be deemed a breach of this Section 5.1 or any other subsection of Section  5.2.

5.2 Forbearance Covenants of the Company. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); provided that Parent shall be deemed to have approved in writing if it provides no response within five (5) Business Days after a request by the Company for such approval; (iii) to the extent necessary to comply with the express obligations set forth in any Material Contract in effect on the date hereof, provided that this clause (iii) shall not circumvent or supersede the express restrictions set forth in clauses (a) through (v) below; (iv) as required by applicable law; (v) for any actions taken in good faith to respond to the actual or anticipated effects of COVID-19 or COVID-19 Measures; or (vi) as expressly contemplated by the terms of this Agreement, at all times during the Interim Period, the Company will not directly or indirectly, including through any Subsidiary:

(a) amend the Charter, the Bylaws (other than the amendment of the Bylaws contemplated by Section 3.3(a)) or any other similar organizational document of any Company Group Member other than immaterial amendments to such organizational documents of the Company’s Subsidiaries;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than the Merger and other than any mergers, consolidations, restructurings, recapitalizations or other reorganizations solely between the Company and any of its direct or indirect Subsidiaries or solely among the Company’s Subsidiaries;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except (i) for the issuance pursuant to Company Equity Awards outstanding as of the Capitalization Date and reflected in the numbers and totals set forth in Section 3.7 or permitted to be granted pursuant to Section 5.2 of the Company Disclosure Letter, (ii) in transactions solely between the Company and any of its direct or indirect Subsidiaries or among the Company’s Subsidiaries, (iii) in accordance with the terms of the Convertible Notes or the Convertible Note Hedge Transactions or (iv) as described in Section 5.2 of the Company Disclosure Letter;

(d) directly or indirectly acquire, repurchase or redeem any securities, except (i) for repurchases, withholdings, or cancellations of Company Securities pursuant to the terms and conditions of Company Equity Awards outstanding as of the date hereof or permitted to be granted pursuant to Section 5.2 of the Company

Disclosure Letter in accordance with their terms as of the date hereof, (ii) in accordance with the terms of the Convertible Notes or the Convertible Note Hedge Transactions or (iii) transactions solely between the Company and any of its direct or indirect Subsidiaries or solely among the Company’s Subsidiaries;

(e) (i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; or (iii) pledge or encumber any shares of its capital stock or other equity or voting interest (except pursuant to Permitted Liens), other than in connection with financing transactions permitted by Section 5.2(f);

(f) incur, assume or suffer any Indebtedness for borrowed money (including any long-term or short-term debt) or issue any debt securities, except (i) any Indebtedness for borrowed money solely among the Company and/or its wholly owned Subsidiaries or solely among wholly owned Subsidiaries of the Company, (ii) guarantees by the Company of Indebtedness for borrowed money or debt securities of wholly owned Subsidiaries of the Company or guarantees by wholly owned Subsidiaries of the Company of Indebtedness for borrowed money or debt securities of the Company or any of its wholly owned Subsidiaries, which Indebtedness or debt securities are incurred in compliance with this clause (f) or are outstanding on the date hereof, (iii) Indebtedness incurred pursuant to the revolving credit facility under the Credit Agreement in an amount not to exceed such revolving credit commitments as of the date hereof, (iv) Indebtedness incurred pursuant to agreements entered into by the Company or any Subsidiary of the Company in effect prior to the execution of this Agreement, (v) obligations incurred pursuant to business credit cards in the ordinary course of business, (vi) Indebtedness incurred to replace, renew, extend, refinance or refund any Indebtedness of the Company or its wholly owned Subsidiaries up to an amount equal to the amount of the Indebtedness being replaced, renewed, extended, refinanced or refunded (plus any related fees, expenses, premiums and accrued interest) and (vii) additional Indebtedness for borrowed money or debt securities incurred by the Company or any of its Subsidiaries not to exceed $50,000,000 in aggregate principal amount at any time outstanding;

(g) make any loans, advances or capital contributions to, or investments in, any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; (iii) loans, advances or capital contributions to, or investments in, direct or indirect wholly-owned Subsidiaries of the Company or (iv) guarantees in respect of obligations under the Credit Agreement or otherwise permitted by Section 5.2(f);

(h) except as required by any Employee Plan as in effect on the Agreement Date, (i) except in the ordinary course of business, increase the compensation or other benefits payable or provided to any director, officer, employee or other service provider of any Company Group Member, (ii) enter into any employment, change of control, severance, deferred compensation, equity, equity-based or retention plan, program, agreement or other arrangement with any employee, officer, director or other service provider of any Company Group Member (except for severance agreements entered into with employees (other than officers of the Company who are party to an employment agreement providing for severance) in the ordinary course of business in connection with terminations of employment), (iii) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee or other service provider, or to forgive the indebtedness of any current or former director, officer, employee or other service provider, of any Company Group Member, or (iv) except as permitted pursuant to clause (ii) above, establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as would not result in a material increase in cost to the Company;

(i) settle, release, waive or compromise any pending or threatened Legal Proceeding, except for the settlement of any Legal Proceedings that is (i) reflected or reserved against in the Audited Company Balance

Sheet; (ii) for monetary payments of no more than $2,500,000 individually and $10,000,000 in the aggregate and includes no injunctive or similar restrictions which would adversely affect the Company’s revenues or expenses in any significant respect; or (iii) settled in compliance with Section 6.14 or Section 2.7(c);

(j) except as required by applicable Law or GAAP, make any material change in any of its accounting principles or practices;

(k) (i) settle or compromise any Tax claim or assessment in respect of material Taxes; (ii) file an amended Tax Return that could materially increase the Taxes payable by Parent or the Company Group; (iii) surrender any right to claim a material refund of Taxes; (iv) make, change, or revoke any material tax election; (v) enter into any closing agreement with any Governmental Authority regarding any material Tax; or (vi) request or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment in respect of material Taxes (other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business);

(l) incur or commit to incur any capital expenditure (excluding, for the avoidance of doubt, internal and external capitalized labor costs and software development expenses) other than (i) as contemplated by the capital expenditure budget set forth in Section 5.2(l) of the Company Disclosure Letter or (ii) to the extent that such capital expenditures do not exceed $35,000,000 in the aggregate;

(m) modify, amend or terminate, in each case, a manner materially adverse to any Company Group Member, or enter into any Material Contract, except in the ordinary course of business or as permitted under Section 5.2(f) or Section 5.2(h);

(n) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, legal partnership (excluding, for avoidance of doubt, strategic relationships, alliances, reseller agreements and similar commercial relationships), limited liability corporation or similar arrangement with any third Person, in each case, other than investment in equity securities held in the ordinary course of business for cash management purposes, if such acquisition or investment is in excess of $100,000,000 individually or $300,000,000 in the aggregate and, in each case, other than (i) pursuant to Contracts in effect on the date hereof; or (ii) transactions solely between the Company and any of its direct or indirect Subsidiaries or solely among the Company’s Subsidiaries;

(o) enter into, amend or terminate any Collective Bargaining Agreement or agreement to form a works council or other Contract with any labor organization or works council (except to the extent required by applicable Law);

(p) adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated pursuant to Parent’s rights under Section 5.4(e)(i)(2) or Section 5.4(e)(i)(3) that does not exempt Parent or its Affiliates or the Merger;

(q) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(r) effectuate a “plant closing,” “mass layoff” (each as defined in WARN) or other layoff event triggering WARN requirements;

(s) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business or that are not in excess of $2,000,000 individually or $10,000,000 in the aggregate;

(t) apply for or receive any relief under (a) the CARES Act or any other applicable Law or governmental program designed to provide relief related to COVID-19 or (b) any Payroll Tax Executive Order;

(u) lease, license, sell, abandon, transfer, assign, guarantee, or exchange any assets, tangible or intangible (including any material Company Intellectual Property), in each case in excess of $15,000,000 individually or $50,000,000 in the aggregate, other than (1) the sale, lease or licensing of products or services of the Company Group or other materials embodying Company Intellectual Property in the ordinary course of business; (2) the assignment or abandonment of immaterial Company Intellectual Property in connection with the exercise of the reasonable business judgment of the Company in the ordinary course of business; (3) the abandonment of trade secrets and Company Intellectual Property in the ordinary course of business and to the extent not economically desirable to maintain for the conduct of the business of the Company; (4) the expiration of Company Intellectual Property at the end of its statutory term; (5) sales of inventory, raw materials and other property or services in the ordinary course of business and sales of obsolete assets; (6) any capital expenditures permitted by (or consented to by Parent) under Section 5.2(l); (7) pursuant to Contracts in effect on the date hereof; or (8) transactions solely between the Company and any of its direct or indirect Subsidiaries or solely among the Company’s Subsidiaries; or

(v) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, without limiting or modifying the restrictions set forth in this Section 5.2, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

5.3 Forbearance Covenants of Parent. During the Interim Period, Parent shall not, and shall not permit any of its Affiliates to, (i) knowingly take any action that would prevent, materially delay or materially impede the consummation of the Equity Financing or the Debt Financing; (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any Person (a “Specified Acquisition”) or enter into any new line of business, if the entering into of a definitive agreement relating to or the consummation of such a Specified Acquisition or the entering into of such new line of business, as applicable, would reasonably be expected to (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any authorizations, consents, orders, declarations or approvals of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions or (B) materially increase the risk of any Governmental Authority seeking or entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions; or (iii) take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Parent to otherwise perform its covenants and agreements under this Agreement or to consummate the Merger.

5.4 No Solicitation.

(a) Go-Shop Period. Notwithstanding anything to the contrary set forth in this Agreement, during the period (the “Go-Shop Period”) beginning on the date hereof and continuing until 11:59 p.m., Central time on February 3, 2021 (the “No-Shop Period Start Date”), the Company and its Affiliates and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, and other representatives and advisors (collectively, “Representatives”) shall have the right to: (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal; (ii) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, furnish to any Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives), any non-public information relating to the Company Group or afford to any such Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce the making, submission or announcement of an Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal); provided, however, that (A) the Company will promptly (and in any event within forty-eight (48) hours) provide to Parent, or provide Parent access to, any such non-public information concerning the Company Group that is provided to any such Third Person or its Representatives that was not previously provided to Parent or its Representatives and (B) the Company Group shall not provide (and shall not permit any of their respective Representatives to provide) any competitively sensitive non-public information to any Third Person who is or whose Affiliates are a competitor of any Company Group Member in connection with the actions permitted by this Section 5.4(a), except in accordance with customary “clean room” or other similar procedures; (iii) continue, enter into, maintain, participate or engage in discussions or negotiations with any Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with respect to an Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal); and (iv) cooperate with or assist or participate in or facilitate any such proposals, inquiries, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposal, including that the Company may grant a limited waiver under any “standstill provision” or similar obligation of any Third Person with respect to any Company Group Member to allow such Third Person to submit or amend an Acquisition Proposal on a confidential basis to the Company Board (or any committee thereof).

(b) No Solicitation or Negotiation. Subject to the terms of this Section 5.4, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause its Subsidiaries and its and their respective officers and directors, and will instruct and use reasonable best efforts to cause each of its other Representatives to cease and cause to be terminated any discussions or negotiations with any Third Person and its Representatives that would be prohibited by this Section 5.4(b), request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement with respect to an Acquisition Proposal was entered into at any time within the three (3) month period immediately preceding the No-Shop Period Start Date and will (A) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Third Person or its Representatives; and (B) terminate all access granted to any such Third Person and its Representatives to any physical or electronic data room (or any other diligence access). Subject to the terms of Section 5.4(c), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries will not instruct, authorize or knowingly permit any of their officers and directors or any of their other Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Third Person any non-public information relating to the Company Group or afford to any Third Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any Inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions, communications or negotiations with any Third Person with respect to an Acquisition Proposal or Inquiry (other than informing such Third Persons of the provisions contained in this Section 5.4); (iv) approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; or (v) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), an “Alternative Acquisition Agreement”). Notwithstanding the commencement of the No-Shop Period Start Date, the Company may continue to engage in the activities described in Section 5.4(a) with respect to any Excluded Party (but only for so long as such Person is and remains an Excluded Party), including with respect to any amended or modified Acquisition Proposal submitted by any Excluded Party following the No-Shop Period Start Date, and the restrictions in this Section 5.4(b) shall not apply with respect thereto. From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) (unless the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law).

(c) Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.4, until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly, through one or more of their Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company a bona fide Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with such Acquisition Proposal (in each case, if requested by such Person), in each case with respect to an Acquisition Proposal that was not the result of any material breach of Section 5.4(b); provided that, the Company and its Representatives may contact any Third Person in writing (with a request that any response from such Third Person is in writing) with respect to an Acquisition Proposal to clarify any ambiguous terms and conditions thereof which are necessary to determine whether the Acquisition Proposal constitutes a Superior Proposal (without the Company Board being required to make the determination in the following proviso), it being agreed that if the Company Board receives any clarifications from such Third Person, the Proposal Notice Period will not be deemed commenced until such clarifications are provided to Parent; provided, however, that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably likely lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.4(c) would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; and provided further, that the Company will provide to Parent and its Representatives any non-public information that is provided to any Person or its Representatives given such access that was not previously made available to Parent prior to or substantially concurrently (but in no event later than forty-eight (48) hours after) the time it is provided to such Person.

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.4(e), at no time after the date hereof (or, in the case of clause (i)(C) below, after the No-Shop Period Start Date) may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to Parent in any material respect (it being understood that it shall be considered a modification adverse to Parent that is material if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (2) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer)) and the Company Board fails to issue a public press release within ten (10) Business Days of such public announcement providing that the Company Board reaffirms the Company Board Recommendation; (B) adopt, approve, endorse, recommend or otherwise declare advisable (or propose to adopt, approve, endorse, recommend or otherwise declare advisable) an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) separate occasions); or (D) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (D), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (2) the factually accurate public disclosure by the Company of the receipt of an

Acquisition Proposal, (3) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or (4) the delivery by the Company to Parent of any notice contemplated by Section 5.4(e) will constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.

(e) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any material event, fact, circumstance, development or occurrence that was (A) not known to, or reasonably foreseeable by, the Company Board as of the date hereof; and (B) does not relate to (a) any Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal); or (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account); (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:

(1) the Company has provided prior written notice to Parent at least four (4) Business Days (the “Event Notice Period”) in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change pursuant to this Section 5.4(e)(i), which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, must have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to offer such adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guaranty to obviate the need to effect a Company Board Recommendation Change, in response to such Intervening Event; and (B) taken into account any adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guaranty proposed by Parent and other information provided by Parent in response to the notice described in clause (1) of this Section 5.4(e)(i), in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Central time) on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; and

(3) following such Event Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; provided that each time material modifications to the Intervening Event occur, the Company shall notify Parent of such modification and the time period set forth in the preceding clause (2) shall recommence and be extended for two (2) Business Days from the day of such notification.

(ii) if the Company has received a bona fide Acquisition Proposal, whether during the Go-Shop Period or after the No-Shop Period Start Date, that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior

Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) or (B) unless:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.4 with respect to such Acquisition Proposal;

(3) (i) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 5.4(e)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to offer such adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guaranty so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) taken into account any adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guaranty proposed by Parent and other information provided by Parent during the Proposal Notice Period, in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Central time) on the last day of the Proposal Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(e)(ii)(3) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be two (2) Business Days);

(4) following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.4(e)(ii)(3), the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change or to terminate this Agreement would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; and

(5) in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(iii).

(f) Notice.

(i) From the Agreement Date until the first to occur of the No-Shop Period Start Date and the termination of this Agreement pursuant to Article VIII, the Company shall as promptly as reasonably practicable (and, in any event, within forty-eight (48) hours) notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives receives any bona fide written Acquisition Proposal (provided that, solely for this purpose, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “80%), including copies of any written materials relating thereto provided to the Company or its Representatives. Within two (2) Business Days following the No-Shop Period Start Date, the Company shall deliver to Parent a written notice setting forth (A) the identity of each Excluded Party and (B) the material terms and conditions of the pending Acquisition Proposal made by such Excluded Party. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date hereof which prohibits the Company from complying with this Section 5.4(f).

(ii) From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within forty-eight (48) hours) notify Parent if any Inquiries, offers or proposals or requests for non-public information or discussions that constitute or would reasonably be expected to lead to an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals disclosed pursuant to Section 5.4(f)(i), are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Third Person making such Inquiries, offers or proposals, (ii) a summary of the material terms and conditions of such Inquiries, offers or proposals to the extent such material terms and conditions are not included in the written materials provided in the following clause (iii); and (iii) copies of any written materials relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis, of the status (and supplementally provide the material terms) of any such Inquiries, offers or proposals (including any amendments thereto and any new, amended or revised written materials relating thereto provided to the Company or its Representatives) and the status of any such discussions or negotiations.

(g) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.4; or (iv) making any disclosure to the Company Stockholders as required by applicable Law, regulation or stock exchange rule or listing agreement, it being understood that (1) any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.4(g) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.4, and (2) nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.4(e). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate required public statement by the Company or the Company Board (or a committee thereof) that solely describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.

(h) Breach by Representatives. The Company agrees that any material breach of this Section 5.4 by any of its Representatives (acting as such) shall be deemed to be a breach of this Agreement by the Company.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including subject to Section 6.2), each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:

(i) causing the conditions to the Merger set forth in Article VII to be satisfied;

(ii) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and

(iii) using commercially reasonable efforts to execute and deliver any Contracts and other instruments, including obtaining any consents under Material Contracts (other than Material Contracts related to Indebtedness), that are reasonably necessary to consummate the Merger, in each case, to the extent requested by Parent.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement (including subject to Section 6.2), neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall, nor shall they cause their respective Affiliates to, take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.4 will be considered a violation of this Section 6.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, no Company Group Member will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

(d) Antitrust and Money Transmitter License Approvals. This Section 6.1 shall not apply to filings under Antitrust Laws or relating to Money Transmitter Licenses, which shall be governed by the obligations set forth in Section 6.2.

6.2 Antitrust and Money Transmitter License Filings.

(a) Parent and Company shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Merger as promptly as practicable and in any event prior to the Termination Date, including (i) preparing and filing all forms, registrations and notifications to or with any Governmental Authority, including state banking departments and similar agencies, required to be filed to consummate the Merger, (ii) using reasonable best efforts to satisfy the conditions to consummating the Merger, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, order or approval of, waiver or any exemption by, any Governmental Authority, including state banking departments and similar agencies (including furnishing all information and documentary material required under the HSR Act or Other Antitrust Laws or requested or required by a Governmental Authority, including a state banking department or similar agency, in connection with any notices, reports, filings or applications in connection with a change of control of Licensee; provided that Parent shall cause (in addition to causing its Affiliates) its and its Affiliates’ respective partners, equity holders, investment professionals or executives to promptly provide any such information, including financial information) required to be obtained or made by Parent, the Company or their respective Affiliates in connection with the Merger or the taking of any action contemplated by this Agreement, and (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger. In connection with the foregoing, each of Parent, the Company and their respective Affiliates shall (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten (10) Business Days following the Agreement Date, which shall request early termination of the waiting period; (ii) as promptly as practicable after the date hereof make all other notices, filings or applications required under any Other Antitrust Laws; and (iii) as promptly as practicable after the date hereof (and in any event by the close of business on January 18, 2021) file with all Governmental Authorities, including state banking departments and similar agencies with whom any filings or reports are required to be filed, or to whom any notifications are required to be made, or from whom any approvals, consents or waivers are required to be obtained, in connection with a change of control of Licensee, all filings or reports required to be so filed, all notifications required to be so made and all documentation required to obtain such approval, consent or waiver, it being understood and agreed that Parent and the Company shall cooperate in good faith to determine the prioritization of such jurisdictions with respect to the timing of making such initial filings and reports. Neither Parent, the Company, nor their respective Affiliates will withdraw any such notices, reports, filings or applications (including its Notification and Report Form under the HSR Act and any notices, reports, filings or applications in connection with a change of control of Licensee) without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned, or delayed.

(b) (I) Each of Parent and the Company shall, and shall cause their respective Affiliates to, and, in connection with any notices, reports, filings or applications in connection with a change of control of Licensee, Parent shall cause its and its Affiliates’ respective partners, equity holders, investment professionals or executives to (i) promptly furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any governmental filings, submissions or other documents, including any follow-up request for information in respect of any government filing, submission or other document, subject to the limitations herein; (ii) give the other reasonable prior notice of any such filing, submission or other document and, to the extent reasonably practicable, of any communication with or from any Governmental Authority, including any state banking department or similar agency regarding the Merger. Subject to the limitations herein, each of Parent and Company shall permit the other to review (to the extent not prohibited by applicable Law or by the applicable Governmental Authority) and discuss in advance, and consider in good faith the views, and secure the participation, of the other Party in connection with any such filing, submission, document or substantive communication (but not including routine communications); and (iii) to the extent not prohibited by applicable Law or by the applicable Governmental Authority, furnish to the other copies of all filings, submissions, correspondence and communications with any Governmental Authority, including any state banking department or similar agency. In exercising the foregoing rights, each of the parties hereto shall act reasonably and as promptly as practicable; provided that materials may be redacted (x) to remove references concerning the valuation of Company; (y) as necessary to comply with contractual arrangements or applicable Laws; and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Each party may also, as it deems advisable or necessary, reasonably designate material provided to the other party as “Outside Counsel Only Material.” Notwithstanding anything to the contrary in this Agreement, with respect to any filing or supplement thereto required by a Governmental Authority that may include sensitive financial or other information with respect to Parent or any partner, equity holder, investment professional, executive or Affiliate of Parent or the Guarantors, or any Affiliates or representative of the foregoing, such person may elect, in such person’s sole discretion, to provide such information to such Governmental Authority directly through its legal counsel. Each of Parent and the Company shall, and shall cause their respective Affiliates to, and, in connection with any notices, reports, filings or applications in connection with a change of control of Licensee, Parent shall cause its and its Affiliates’ respective partners, equity holders, investment professionals or executives to, cooperate in responding as promptly as reasonably practicable to any investigation or other inquiry from a Governmental Authority, including any state banking department or similar agency, including informing the other Party as soon as practicable of any such investigation or inquiry, and consulting in advance, to the extent practicable, before making any presentations or submissions to a Governmental Authority, including any state banking department or similar agency. In addition, each of the Parties will give reasonable prior notice to and consult with the other in advance of any meeting, conference or substantive communication with any Governmental Authority in connection with the Transactions, including any state banking department or similar agency, and to the extent not prohibited by applicable Law or by the applicable Governmental Authority, not participate or attend any meeting or conference, or engage in any substantive communication, with any Governmental Authority in connection with the Transactions, including any state banking department or similar agency, without offering the other Party the possibility to participate, attend or engage in such meetings, conferences or communications, and in the event one Party is prohibited from, or unable to participate, attend or engage in, any such meeting, conference or substantive communication, keep such Party apprised with respect thereto.

(II) In connection with obtaining any approvals or consents in connection with a change of control to the extent required by a Money Transmitter License of any Company Group Member, the Parties will use their respective reasonable best efforts following the Licensee Consent Deadline to implement, to the extent permissible by Law, Alternative Arrangements with respect to the operations of the Company Group governed by the Company Group’s Money Transmitter Licenses, such as payee agent arrangements or other uses of third parties, to permit the Closing to occur as promptly as practicable. Notwithstanding the foregoing, no Alternative Arrangement shall be implemented prior to the Licensee Consent Deadline without the prior written approval of Parent. Notwithstanding anything in this Agreement to the contrary (including Section 7.1(c)), the Parties agree to consider in good faith all available Alternative Arrangements in a particular jurisdiction before surrendering the Money Transmitter License in such jurisdiction. None of the Company Group Members shall publicly announce, or make any disclosures to any Governmental Authorities or customers with respect to, an intention to implement Alternative Arrangements prior to the Licensee Consent Deadline without the prior written approval of Parent (it being understood that in no event shall (x) the public disclosure of this Agreement or (y) the disclosure of this Agreement or any of the related transaction documents as requested or required by Law or any Governmental Authority, including by any state banking department or similar agency, be deemed a breach of this sentence). Without limitation of the preceding sentence (including the proviso therein), the Company shall provide any public announcement of, or any disclosure to Governmental Authorities or customers with respect to, any Alternative Arrangement to Parent a reasonable time prior to making such announcement or disclosure and consider in good faith any comments proposed by Parent or its Representatives. Any Alternative Arrangements in compliance with this Section 6.2(b)(II) shall be considered an approval for purposes of Section 7.1(c) and the 80% test within the definition of Material Jurisdiction. The Company shall use its commercially reasonable efforts to identify and disclose to Parent as promptly as practicable following the date of this Agreement any Payments Contract which would have been required to be disclosed in Section 3.5 of the Company Disclosure Letter had Payments Contracts been included within the definition of Material Contracts. For the avoidance of doubt, actions taken by the Company pursuant to this Section 6.2(b)(II) shall be deemed to be permitted pursuant to Sections 5.1 and 5.2.

(c) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require, or be construed to require, Parent, Merger Sub and/or any of their respective partners, equity holders, investment professionals, executives or Affiliates to (1) (A) make any payment to any third party (other than filing and application fees to Governmental Authorities (and related expenses incurred in connection therewith), payments to its third party Representatives working on its behalf to obtain approvals and consents or reasonable confirmations of compliance with obligations and reporting requirements) in order to obtain any consent or approval; or (B) (1) agree to invest any additional capital in Parent or any of its Subsidiaries or Affiliates or (2) take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of Parent or any material Affiliate of Parent, taken as a whole.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. Promptly (but in no event later than 20 Business Days) following the date hereof, the Company will prepare and file with the SEC a preliminary proxy statement relating to the Company Stockholder Meeting (as amended or supplemented, the “Proxy Statement”). Subject to Section 5.4, the Company must include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Other Required Parent Filing. If Parent, Merger Sub or any of their respective Affiliates determines that it is required to file any document with the SEC in connection with the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause, and will cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, no Other Required Parent Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting or any such filing, any information relating to the Company Group, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(f) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g) Dissemination of Proxy Statement. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement (the “SEC Clearance Date”).

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of NASDAQ to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company Stockholders; provided that the Company Stockholder Meeting shall not be held later than 45 days after the SEC Clearance Date. Subject to Section 5.4 and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting more than two times pursuant to this clause (i) without Parent’s prior written consent); or (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement and the Merger to its stockholders at the Company Stockholder Meeting even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

6.5 Financing.

(a) Each of Parent and Merger Sub shall, and shall cause their respective Subsidiaries and the Guarantors to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms (including the market “flex” provisions) set forth in the Financing Letters, including using reasonable best efforts to (i) maintain (and cause each Guarantor to maintain) in effect and comply with the Financing Letters and, to the extent entered into prior to the Closing, the definitive agreements relating to the Financing in a timely and diligent manner, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms (including the market “flex” provisions) and subject to the conditions set forth in the Debt Commitment Letter (or on other terms that are acceptable to Parent, subject to the Prohibited Financing Modifications), (iii) satisfy (or obtain a waiver of) all conditions applicable to (and within control of) Parent and Merger Sub in the Financing Letters and, to the extent entered into prior to the Closing, the definitive agreements relating to the Financing (including by consummating the Equity Financing at or prior to the Closing on the terms and subject to the conditions set forth in the Equity Commitment Letter), (iv) upon the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate Merger, consummate the Financing and cause the Financing Sources, each Guarantor and the other Persons committing to fund the Financing to fund the Financing at the Closing, and (v) enforce its rights under the Financing Letters. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 6.5 shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (x) seek the Equity Financing from any source other than the counterparties to, or in any amount in excess of that contemplated by, the Equity Commitment Letter, or (y) incur or pay any fees to obtain a waiver of any term of the Debt Commitment Letter or pay any material fees that are, in the aggregate, in excess of those contemplated by the Equity Commitment Letter or the Debt Commitment Letter (including any market “flex” provisions contained therein).

(b) Parent and Merger Sub shall not, without the prior written consent of the Company, (x) agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Equity Commitment Letter or (y) agree to or permit any termination of or amendment, supplement or modification (including, for the avoidance of doubt, the exercise of the Second Lien Preplacement Right (as defined in the Debt Commitment Letter)) to be made to, or grant any waiver of any provision under, the Debt Commitment Letter or the Redacted Fee Letter if, in the case of this clause (y), such termination, amendment, supplement, modification or waiver would (A) reduce the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Debt Commitment Letter on the date of this Agreement unless the amount of the Debt Financing or Equity Financing is increased by a corresponding amount) such that the aggregate amount of the Financing would be less than the amount required to pay the Required Amounts, (B) impose new or additional conditions precedent to the availability of the Debt Financing or expand or amend or modify in a manner adverse to the Company any of the existing conditions precedent to the Debt Financing, (C) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against other parties to the Debt Commitment Letter or (D) otherwise reasonably be expected to hinder, delay or prevent the Closing (the foregoing clauses (A) through (C), collectively, the “Prohibited Financing Modifications”). Notwithstanding the foregoing, any amendment, supplement or modification to effectuate any “market flex” terms contained in the Debt Commitment Letter and/or Redacted Fee Letter provided as of the date hereof or to add any additional agents or other financial institutions thereto as provided for therein shall be permitted and shall not require written consent of the Company. Parent shall promptly deliver to the Company copies of any written amendment, modification, supplement, consent or waiver to or under any Financing Letter promptly upon execution thereof.

(c) Parent shall, upon Company’s request, keep the Company informed on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and, upon Company’s reasonable request, provide to the Company complete, correct and executed copies of the material definitive documents for the Debt Financing. Parent and Merger Sub shall give the Company prompt written notice (i) of any material breach, default, termination, cancellation or repudiation by any party to any of the Financing Letters of which Parent or Merger Sub becomes aware, (ii) of the receipt by Parent or Merger Sub of any written notice or other written communication from any Financing Source with respect to any actual or alleged (in writing) material breach, default, termination, cancellation or repudiation by any party to any of the Financing Letters of any provisions of the Financing Letters and (iii) of the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Financing necessary to fund the Required Amount on the Closing Date. Additionally, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence, subject to applicable legal privilege.

(d) If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any applicable market “flex” provisions) contemplated by the Debt Commitment Letter and such portion is necessary to fund the Required Amount, Parent shall promptly notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain, as promptly as practicable, alternative financing from the same or alternative sources in an amount sufficient to fund the Required Amount and with terms and conditions (including market “flex” provisions) not less favorable to Parent and Merger Sub (or their respective Affiliates) in the aggregate than the terms and conditions set forth in the Debt Commitment Letter (“Alternative Debt Financing”). Parent shall deliver to the Company true and complete copies of any commitment letters (including related fee letters) with respect to any Alternative Debt Financing (which fee letters may be redacted in a fashion consistent with the Redacted Fee Letter). For purposes of this Agreement, references to (x) the “Financing” shall include the financing contemplated by the Financing Letters as permitted to be amended, modified, supplemented or replaced by this Section 6.5 and any Alternative Debt Financing, (y) the “Debt Commitment Letter” shall include such documents as permitted to be amended, modified, supplemented or replaced by this Section 6.5 and any commitment letter or other binding documentation with respect to any Alternative Debt Financing and (z) “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 6.5 and any Alternative Debt Financing.

(e) For the avoidance of doubt, compliance by Parent and Merger Sub with this Section 6.5 shall not relieve Parent or Merger Sub of their obligations to consummate the transactions contemplated by this Agreement whether or not the Financing is available.

6.6 Cooperation With Debt Financing.

(a) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such reasonable cooperation as is customary for financings of the type contemplated in the Debt Commitment Letter and reasonably requested by Parent in connection with the arrangement of the Debt Financing, including using its reasonable best efforts to, upon Parent’s written request:

(i) furnish Parent and Merger Sub (and Parent and Merger Sub may then furnish to applicable Financing Sources) (A) within forty-five (45) days after the end of any fiscal quarter that is not a fiscal year end, with the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited consolidated statements of operations and cash flows and (B) within ninety (90) days after the end of any fiscal year, with the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of operations and cash flows;

(ii) assist in preparation for and participate in a reasonable number of investor and lender meetings (including a reasonable and limited number of one-on-one meetings and calls that are requested in advance with or by the parties acting as lead arrangers or agents for, and prospective lenders of, the Debt Financing), presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with rating agencies in connection with the Debt Financing at reasonable times and locations mutually agreed, and assist Parent in obtaining ratings in connection with the Debt Financing;

(iii) assist Parent with the preparation by Parent and the Financing Commitment Sources of materials for rating agency presentations, offering documents, private placement memoranda, prospectuses, bank information memoranda and similar marketing documents required in connection with the Debt Financing, including the execution and delivery of customary representation letters in connection with bank information memoranda;

(iv) cooperate reasonably with the Financing Commitment Sources’ due diligence, to the extent customary and reasonably requested;

(v) assist Parent in connection with Parent’s preparation of pro forma financial statements of the Company and its Subsidiaries of the type necessary or reasonably requested by the Financing Commitment Sources to be included in any bank information memoranda, offering documents, private placement memoranda, offering memoranda prospectuses or other customary marketing materials, including by providing such financial and other pertinent information regarding the Company and its Subsidiaries and their respective businesses; provided that neither the Company nor any of its Subsidiaries or Representatives shall be required to provide any information or assistance relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates and fees and expenses relating to such debt and equity capitalization, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing or (C) any information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company;

(vi) execute and deliver as of (but not prior to) the Closing any pledge and security documents, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent and otherwise reasonably facilitate the pledging of collateral as of (but not prior to) the Closing; provided that (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing and (C) no liability shall be imposed on the Company or any of its Subsidiaries or any of their respective officers or employees involved prior to the Closing Date; and

(vii) provide all documentation and other information about the Company and its Subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act, at least five (5) Business Days prior to the Closing Date to the extent requested in writing at least ten (10) Business Days prior to the Closing Date;

provided that:

(A) in no event shall the Company or any of its Subsidiaries be required to provide any such cooperation to the extent it interferes unreasonably with the ongoing operations of the Company and its Subsidiaries;

(B) no obligation of the Company or any of its Subsidiaries or any of their respective Representatives on account of the Debt Financing shall be effective until the Effective Time (excluding in connection with any authorization letters delivered by the Company in connection with the Debt Financing);

(C) in no event shall the Company or any of its Subsidiaries be required to pay any commitment or other fee, enter into any definitive agreement or agree to provide any indemnity in connection with the Financing prior to the Effective Time;

(D) nothing in this Section 6.6 shall require any action that would conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any Laws or result in, prior to the Effective Time, the contravention of any Contract to which the Company or its Subsidiaries is a party;

(E) neither the Company or its Subsidiaries nor any Persons who is a director, officer or employee of the Company or its Subsidiaries shall be required to (x) pass resolutions or consents (except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing) or (y) execute any document (excluding the representation letters referred to in clause (iii) above) or Contract prior to the occurrence of the Closing in connection with the Debt Financing;

(F) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to disclose or provide any information in connection with the Financing, the disclosure of which, in the judgement of the Company, is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation; provided that the Company or such Subsidiary shall use reasonable best efforts to provide an alternative means of disclosing or providing such information, and in the case of any confidentiality obligation, Company shall, to the extent permitted by such confidentiality obligations, notify Parent if any such information that Parent, Merger Sub or any Financing Commitment Source has specifically identified and requested is being withheld as a result of any such obligation of confidentiality;

(G) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to prepare or deliver (x) any financial information in a form not customarily prepared by the Company or its Subsidiaries in the ordinary course of their business, (y) any financial information with respect to a fiscal period that has not yet ended or (z) any pro forma financial information or projections (without waiver of the obligations of the Company set forth in clause (vi) above);

(H) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to deliver any legal opinion in connection with the Debt Financing;

(I) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that would cause the Company or any of its Subsidiaries to breach any representation, warranty, covenant or agreement in this Agreement; and

(J) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that could cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur personal liability.

Parent shall, in the event the Closing shall not occur, (x) promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including (A) reasonable and documented attorneys’ fees and (B) reasonable and documented fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 6.6(a) (it being understood that the reimbursement set forth in this paragraph shall not apply to any fees, costs and expenses incurred by, or on behalf of, the Company in connection with its ordinary course financial reporting requirements); and (y) indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing (including the performance of their respective obligations under this Section 6.6) and any information used in connection therewith, in each case other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of the Company or any of its Subsidiaries (the “Reimbursement Obligations”).

(b) The Company hereby consents to the use of its logos solely in connection with the Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely (i) in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company’s reputation or goodwill, (ii) in connection with a description of the Company, its business and products or the Merger and (iii) in a manner that will comply with the Company’s usage requirements to the extent made available to Parent prior to the date of this Agreement.

(c) Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any Alternative Debt Financing, is not a condition to Closing.

(d) In no event will any Guarantor, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the Financing Sources or potential Financing Sources of Parent, Merger Sub and such investors) enter into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company Group or in connection with the Merger.

6.7 Anti-Takeover Laws. Each of Parent and the Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.8 Access. At all times during the Interim Period, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law (including COVID-19 Measures) requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which any Company Group Member is a party or otherwise bound would violate or cause a material default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; (e) access would, in light of COVID-19 or COVID-19 Measures, jeopardize the health and safety of any officer or employee of the Company Group; or (f) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall reasonably cooperate with Parent to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (a) through (f). Nothing in this Section 6.8 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group or create a risk of damage or destruction to any property or assets of the Company. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated by the Company.

6.9 Section 16(b) Exemption. During the Interim Period, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted by applicable Laws, as now or hereafter in effect: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the Effective Time will be, serving as a director, officer or employee of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of any Company Group Member (collectively, the “Covered Persons”) in connection with any D&O Claim and any losses, claims, damages, liabilities, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such D&O Claim and (ii) promptly advance to such Covered Person any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any D&O Claim in advance of the final disposition of such D&O Claim, including payment on behalf of or advancement to the Covered Person of any Claim Expenses incurred by such Covered Person in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security. In the event of any such D&O Claim, Parent and the Surviving Corporation shall cooperate with the Covered Person in the defense of any such D&O Claim. All rights to indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director, officer or employee of the Company or any of its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives.

(b) For not less than six (6) years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, limitations on liability of Covered Persons, indemnification of and advancement of expenses to Covered Persons than are set forth as of the date hereof in the Charter and the Bylaws. Notwithstanding anything herein to the contrary, if any D&O Claim (whether arising before, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 6.10(b) shall continue in effect until the final disposition of such D&O Claim. Following the Effective Time, the indemnification Contracts, if any, in existence on the Agreement Date with any of the Covered Persons shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms.

(c) At the Company’s option and expense, or if Parent requests, prior to the Effective Time, the Company may purchase (and pay in full the aggregate premium for) a six (6)-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company Group’s existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided that the premium for such tail policy shall not exceed three hundred percent (300%) of the aggregate annual amounts currently paid by the Company Group for such insurance (such amount being the “Maximum Premium”). If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the Surviving Corporation shall obtain such a tail policy; provided, however, that the premium for such tail policy shall not exceed the Maximum Premium; provided, further, that if such tail policy cannot be obtained or can be obtained only by paying aggregate annual premiums in excess of the Maximum Premium, Parent, the Company or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium. Parent and the Surviving Corporation shall cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.

(d) In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) sells all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.10(d).

(e) The obligations under this Section 6.10(e) shall not be terminated or modified in any manner that is adverse to any Covered Persons (and their respective successors and assigns), it being expressly agreed that each Covered Person (including their respective successors and assigns) shall be a third-party beneficiary of this Section 6.10(e). In the event of any breach by the Surviving Corporation or Parent of this Section 6.10(e), the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 6.10(e) as such fees are incurred, upon the written request of such Covered Person.

6.11 Employee Matters.

(a) From and after the Effective Time, the Company shall, and Parent shall cause the Company to, honor all Employee Plans in accordance with their terms as in effect immediately before the Effective Time. For a period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time (or, if sooner, on the date of termination of employment of the relevant Continuing Employee), Parent shall provide, or cause to be provided, to each Continuing Employee, (i) base salary and base wages, short-term cash incentive compensation opportunities, commission opportunities, severance payments and severance benefits, each on a basis no less favorable than that in effect immediately prior to the Effective Time, and (ii) employee benefits (excluding equity or equity-based, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation) that are substantially comparable in the aggregate to the employee benefits (excluding equity or equity-based, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation) provided to such Continuing Employees immediately prior to the Effective Time.

(b) Parent agrees that all Continuing Employees shall be eligible to continue to participate in the Surviving Corporation’s health and welfare benefit plans (to the same extent such Continuing Employees were eligible to participate under the health and welfare benefits plans of the Company immediately prior to the Effective Time); provided, however, that (i) nothing in this Section 6.11 or elsewhere in this Agreement shall limit the right of Parent, its Affiliates or the Surviving Corporation to amend, modify or terminate, in accordance with its terms, any benefit or compensation plan, policy, program, agreement, Contract or arrangement at any time assumed, established, sponsored or maintained by any of them, subject to the requirements set forth in Section 6.11(a), and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan (upon expiration of any appropriate transition period) in the plan year in which the Effective Time occurs, then the Continuing Employees shall be eligible to participate in the Surviving Corporation’s (or a Subsidiary’s) health and welfare benefit plans to the extent that coverage under such plans is replacing comparable coverage under an Employee Plan in which such Continuing Employee participated immediately before the Effective Time. To the extent that service is relevant under any 401(k) plan of Parent or Subsidiary of Parent and/or the Surviving Corporation, then Parent shall ensure that such benefit plan shall, for purposes of eligibility to participate and vesting, credit Continuing Employees for their years of service prior to the Effective Time with the Company Group or their respective predecessors; provided that, no credit for any service will be required that would result in duplication of benefits and such credit shall only be given to the same extent that such service was recognized prior to the Effective Time under the corresponding benefit plan of a Company Group Member. Nothing in this Section 6.11 or elsewhere in this Agreement shall be construed to create a right in any Person to employment, engagement or service or any right to continued employment, engagement or service with Parent, the Surviving Corporation or any other Affiliate of the Surviving Corporation and the employment of each Continuing Employee shall be “at will” employment.

(c) With respect to any group health plans maintained by Parent or its Subsidiaries in which the Continuing Employees participate following the Effective Time and in the plan year in which the Effective Time occurs, Parent shall, and shall cause the Surviving Corporation and any of its Subsidiaries to use commercially reasonable efforts to (i) cause there to be waived any eligibility requirements or pre-existing condition limitations or waiting period requirements under any such group health plans to the same extent waived or satisfied under any corresponding Employee Plan of a Company Group Member in which such Continuing Employee participated immediately prior to the Effective Time, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations under such group health plans in the plan year in which the Effective Time occurs, to amounts paid by such Continuing Employees during the portion of the year prior to the Effective Time under the Employee Plans maintained by a Company Group Member.

(d) The Company may, immediately prior to the Effective Time, provide to each employee who, immediately prior to the Effective Time, is employed by a Company Group Member and is eligible to participate in an annual bonus program of a Company Group Member a pro-rated portion of the annual bonus with respect to the period from January 1, 2021 through the date on which the Closing occurs, which bonus shall be determined based on the greater of target performance and actual performance through the latest practicable date prior to the Closing Date, as determined by the Company prior to the Effective Time.

(e) The provisions of this Section 6.11 are solely for the benefit of the Parties, and no provision of this Section 6.11 is intended to, or shall, constitute the establishment or adoption of or an amendment to any Employee Plan for purposes of ERISA or otherwise, and no current or former employee or any other individual associated therewith or any other Person (other than the Parties) shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof.

6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will be a joint press release reasonably acceptable to Parent and the Company. At all times during the Interim Period, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, except that (x) Parent and the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); or (iii) solely to the extent related to a Superior Proposal or Company Board Recommendation Change and (y) Parent will not be obligated to engage in such consultation with respect to communications that are disclosures or communications by Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions.

6.14 Transaction Litigation. At all times during the Interim Period, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate (at Parent’s expense) in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent shall not be unreasonably withheld, delayed or conditioned). For purposes of this Section 6.14, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above. For the avoidance of doubt, any Legal Proceeding related to Dissenting Company Shares will be governed by Section 2.7(c).

6.15 Stock Exchange Delisting; Deregistration. At all times during the Interim Period, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NASDAQ to cause (a) the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.16 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.17 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

6.18 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

6.19 No Employment Discussions. Except as approved by the Company Board, at all times during the Interim Period, Parent and Merger Sub will not, and will not permit any of their Subsidiaries or controlled Affiliates to authorize, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (i) regarding any continuing employment or consulting relationship with the Surviving Corporation from and after the Effective Time; or (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

6.20 Treatment of Convertible Securities.

(a) On the Closing Date, Parent, Merger Sub and the Company shall, as and to the extent required by the Convertible Notes Indentures, execute, and use reasonable best efforts to cause the trustee to execute, any supplemental indenture(s) required by the Convertible Notes Indentures and deliver any certificates and other documents required by the Convertible Notes Indentures to be delivered by such persons in connection with such supplemental indenture(s); provided, that counsel for the Company shall not be required to give any legal opinions under the Convertible Notes Indentures. Prior to the Effective Time, the Company shall deliver all notices and take all other actions required under the terms of the Convertible Notes or the Convertible Notes Indentures (or required by applicable Law with respect to the Convertible Notes or the Convertible Notes Indentures), including, without limitation, the giving of any notices that may be required in connection with the Merger, including with respect to any repurchases or conversions of the Convertible Notes occurring as a result of or in connection with the Merger, and the Company will provide copies of such notice or other document to Parent a reasonable time (and in any event at least two (2) Business Days) prior to delivering any such notice or other document described in this Section 6.20(a) and shall reasonably consider all comments provided by Parent with respect thereto. After the Effective Time, the Surviving Corporation will, and Parent will cause the

Surviving Corporation to, comply with its obligations (including any conversion or repurchase obligations) under the Convertible Notes Indentures. For the avoidance of doubt, the transactions contemplated by this Agreement, wherever referred to in this Agreement, shall be deemed to include effecting any repurchases or conversions and taking all other actions required under the terms of the Convertible Notes and the Convertible Notes Indentures. Notwithstanding anything to the contrary in this Section 6.20(a), nothing herein shall require the Company to make any payment with respect to the Convertible Notes in connection with the Merger (including in connection with the settlement of any conversion obligations), prior to the occurrence of the Effective Time.

(b) At and prior to the Effective Time, the Company shall (i) use reasonable best efforts to facilitate the settlement of the Convertible Note Hedge Transactions at the Effective Time as reasonably requested by Parent (it being understood that any such settlement will be subject to the respective terms of the Convertible Note Hedge Transactions, as such terms may be amended or modified from time to time after the date hereof with the prior written consent of Parent), (ii) use reasonable best efforts to cooperate with Parent with respect to its efforts to settle the Convertible Note Hedge Transactions and the negotiation of any termination payments or valuations related thereto, as applicable; provided, that the Company shall not (x) exercise any right that it may have to terminate any of the Convertible Note Hedge Transactions or (y) except as required pursuant to the terms of the Convertible Note Hedge Documentation, agree to amend or modify the terms of the Convertible Note Hedge Documentation relating to, or agree to any amount due upon, the termination or settlement of the Convertible Note Hedge Transactions, in each case, without the prior written consent of Parent; provided, further, that nothing herein shall require the Company to (A) make any payment with respect to the termination or settlement of any Convertible Note Hedge Transaction in connection with the Merger prior to the occurrence of the Effective Time or (B) enter into any instrument or agreement relating to the termination or settlement of the Convertible Note Hedge Transactions, or agree to any change or modification to any Convertible Note Hedge Documentation that is effective prior to the Effective Time and (iii) deliver all notices and take all other actions required under the terms of the Convertible Note Hedge Documentation, including the giving of any notices that may be required in connection with the Merger, and the Company will provide copies of such notice or other document to Parent a reasonable time (and in any event at least two (2) Business Days to the extent practicable) prior to delivering any such notice or other document described in this Section  6.20(b) and shall reasonably consider all comments provided by Parent with respect thereto.

6.21 Treatment of Certain Indebtedness. Prior to the Effective Time, the Company shall (a) deliver (or cause to be delivered) notices of prepayment and/or termination of the Credit Agreement (which notices may be conditioned upon the consummation of the Closing and other transactions contemplated hereunder (including the Debt Financing)) within the time periods required by the Credit Agreement; (b) take all other actions required to facilitate the repayment of the accrued Obligations (as defined in the Credit Agreement) with respect to and termination of the commitments under the Credit Agreement and the release of any Liens (including any Liens granted against the Company Registered Intellectual Property) and termination of all guarantees granted in connection therewith, in each case on the Closing Date subject to the delivery of funds arranged by Parent and the occurrence of the Effective Time (the “Credit Agreement Termination”) and (c) use reasonable best efforts to obtain a customary, executed pay-off letter from the Administrative Agent in respect of the Credit Agreement at least one (1) Business Day prior to Closing and use reasonable best efforts to obtain and furnish Parent with a draft of such pay-off letter not fewer than five (5) Business Days prior to the contemplated Effective Time. Notwithstanding anything to the contrary herein, (x) in no event shall this Section 6.21 require the Company or any of its Subsidiaries to cause any Credit Agreement Termination unless the Closing shall have occurred and (y) Parent shall provide, or cause to be provided, all funds required to effect any Credit Agreement Termination.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company shall have received the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) HSR Act and Other Antitrust Laws. The applicable waiting period under the HSR Act shall have expired or been terminated and any other approvals, clearances or expirations of waiting periods under any Other Antitrust Laws shall have been obtained or deemed obtained as a result of the expiry of applicable waiting periods.

(c) Money Transmitter Licenses. The Specified Consents shall have been received; provided, however, that (x) unless Parent and the Company mutually agree in writing, the reference to “80%” in the definition of Material Jurisdictions shall be deemed to be a reference to “100%” until the Licensee Consent Deadline, (y) upon the earlier of the Licensee Consent Deadline or such date that Parent and Company mutually agree in writing, this condition shall be deemed satisfied by the receipt of the Specified Consents or any combination of Licensee Consents and Alternative Arrangements in the Material Jurisdictions, and (z) with respect to each jurisdiction for which a Licensee Consent is required prior to the Closing but that does not constitute a jurisdiction used to satisfy the 80% test within the definition of Material Jurisdiction for purposes of this condition, the Company shall, and shall cause Licensee to, in consultation with Parent, use their respective reasonable best efforts to implement an Alternative Arrangement to continue the lawful conduct of services in such non-Material Jurisdiction, and where such Alternative Arrangements cannot be implemented despite such reasonable best efforts, cease the conduct of services regulated by Licensee in such jurisdiction in accordance with the Law of such non-Material Jurisdiction (including surrendering the Money Transmitter License in accordance with such Law). Notwithstanding the foregoing, this condition shall not be deemed satisfied if the Alternative Arrangements and any other steps necessary to ensure compliance with applicable Law (including surrender of Money Transmitter Licenses) in such Material Jurisdictions and non-Material Jurisdictions, would, individually or in the aggregate, constitute a Company Material Adverse Effect, taking into account such Alternative Arrangements and steps and the effect thereof notwithstanding Section 1.1(ee)(vii) and Section 1.1(ee)(viii).

(d) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in clauses (ii), (iii) and (iv) in this Section 7.2(a), the representations and warranties of the Company set forth in Article III will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect;

(ii) the representations and warranties set forth in Section 3.1 (other than the penultimate sentence thereof), Section 3.2, Section 3.3, Section 3.4, clause (a) of Section 3.5, Section 3.7(b) (other than the first sentence thereof), Section 3.7(d), Section 3.8 and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

(iii) the representations and warranties set forth in Section 3.12(a)(ii) will be true and correct in all respects of the Closing Date; and

(iv) the representations and warranties set forth in Section 3.7(a), the first sentence of Section 3.7(b) and Section 3.7(c) will be true and correct as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure to be so true and correct would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $50,000,000.

(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the applicable date.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prohibit, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prohibit, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Effective Time only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger; provided that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order in accordance with Sections 6.1 and 6.2; provided, further, neither Parent nor the Company may terminate this Agreement pursuant to this Section 8.1(b) unless it is in material compliance with its obligations under Sections 6.1 and 6.2;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., Central time, on September 20, 2021 (the “Termination Date”); provided that if the Marketing Period has commenced but not yet been completed at the time of the Termination Date, the Termination Date shall be extended until three (3) Business Days after the final date of the Marketing Period (and in the case of any extension pursuant to this proviso, any reference to the Termination Date in any other provision of this Agreement shall be a reference to the Termination Date, as extended), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) Parent if the Company has perfected its right to terminate this Agreement pursuant to Section 8.1(i); and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement and it being understood that a breach of this Agreement by Merger Sub shall be deemed to be a breach by Parent for all purposes of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;

(e) by Parent (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2 to be satisfied, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if (i) such breach has been cured within the Company Breach Notice Period (to the extent capable of being cured) or (ii) the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g);

(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will (i) expire at 5:00 p.m., Central time, on the tenth (10th) Business Day following the date on which Parent becomes aware of such Company Board Recommendation Change;

(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if (i) such breach has been cured within the Parent Breach Notice Period (to the extent capable of being cured) or (ii) Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e);

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in accordance with Section 5.4; (iii) the Company has complied in all material respects with Section 5.4 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b); or

(i) by the Company, at any time prior to the Effective Time, if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been, and continue to be, satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by law, waived; (B) Parent and Merger Sub shall have failed to consummate the Merger by the time the Closing was required to occur under Section 2.3; (C) the Company has irrevocably notified Parent in writing that, if Parent performs its obligations hereunder and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing (if any) is funded, the Company stands ready, willing and able to consummate, and will consummate, the Merger; (D) the Company shall have given Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i); and (E) the Merger shall not have been consummated by the end of such three (3) Business Day period, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(i) if Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 6.13, this Section 8.2, Section 8.3 and Article IX (other than Section 9.8(b)) will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(f), nothing in this Agreement will relieve any Party from any liability for any fraud or Willful Breach of this Agreement prior to its termination. For the avoidance of doubt, in the event of termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the Merger or any Debt Financing (including for any Willful Breach). In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Guaranty, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except to the extent otherwise provided in Section 2.9(e), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(c) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the limitations set forth in Section 8.1(c)(i), Section 8.1(c)(ii) or Section 8.1(d)) or (y) by Parent pursuant to Section 8.1(e) (each, an “Applicable Termination”); (B) following the execution and delivery of this Agreement and prior to an Applicable Termination, an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned; and (C) within nine (9) months following such Applicable Termination, an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, which is thereafter consummated, then the Company will concurrently with the consummation of such Acquisition Transaction pay to Parent an amount equal to $288,000,000 (the “Company Termination Fee”), in accordance with the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two (2) Business Days) following such termination pay to Parent the Company Termination Fee, in accordance with the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay to Parent the Company Termination Fee in accordance with the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time; provided, that if the Company terminates this Agreement pursuant to Section 8.1(h) and enters into an Alternative Acquisition Agreement with an Excluded Party prior to the No-Shop Period Start Date with respect to a Superior Proposal, then the “Company Termination Fee” shall mean an amount equal to $91,000,000.

(c) Parent Payment. If this Agreement is validly terminated pursuant to Section 8.1(g) or Section 8.1(i) or Parent shall terminate this Agreement pursuant to Section 8.1(c) and at such time the Company could have validly terminated this Agreement pursuant to Section 8.1(g) or Section 8.1(i), then Parent must promptly (and in any event within five (5) Business Days) following such termination pay to the Company $528,000,000 in cash (the “Parent Termination Fee”) in accordance with the payment instructions which have been provided to Parent by the Company as of the Agreement Date, or as further updated by written notice by the Company from time to time.

(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee, or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if either Party fails to promptly pay any amount due pursuant to Section 8.3 and, in order to obtain such payment, the payee Party commences a Legal Proceeding that results in a judgment against the payor Party for the amount set forth in Section 8.3 or any portion thereof, the payor Party will pay to the payee Party its reasonable and documented out-of-pocket fees, costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in the Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (the “Enforcement Expenses”). All payments under this Section 8.3 shall be made by the payor Party to the payee Party by wire transfer of immediately available funds to an account designated in writing by the payee Party.

(f) Sole and Exclusive Remedy.

(i) If this Agreement is terminated pursuant to Section 8.1, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) (including the Company’s right to enforce the Guaranty with respect thereto and receive the Parent Termination Fee from the Guarantors), the Reimbursement Obligations and the Company’s right to seek specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of the Company and the Company Related Parties against the Parent Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure. Upon payment of the Parent Termination Fee, none of the Parent Related Parties will have any further liability or obligation to any of (A) the Company and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(e), as applicable). Notwithstanding the foregoing, this Section 8.3(f)(i) will not relieve Parent, Merger Sub or any Guarantor from liability (1) for any fraud or Willful Breach of this Agreement or (2) for any breaches of the Confidentiality Agreement; provided that under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches (including any Willful Breach) under this Agreement (taking into account the payment of the Parent Termination Fee pursuant to this Agreement), the Guaranty or the Equity Commitment Letter exceed an amount equal to $528,000,000 plus the Enforcement Expenses and the Reimbursement Obligations in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against (A) Parent, Merger Sub or any Guarantor; or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent, Merger Sub or any Guarantor), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and each Guarantor (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will the Company be entitled to seek or obtain consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Financing Letters, the Guaranty or the transactions contemplated hereby and thereby (including, any breach by any Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided that the foregoing shall not preclude any liability of the Financing Sources to the Company, Parent or Merger Sub under the definitive agreements relating to the Debt Financing, nor limit the Company, Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Financing Source pursuant to the definitive agreements relating to the Debt Financing. Other than the Guarantors’ obligations under the Guaranty and the Equity Commitment Letter and other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person other than any Guarantor, Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(ii) If this Agreement is terminated pursuant to Section 8.1, Parent’s receipt of the Company Termination Fee, to the extent owed pursuant to Section 8.3(b), the Reimbursement Obligations and Parent’s right to seek specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of Parent, Merger Sub, the Guarantors and the Parent Related Parties against the Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure. Upon payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation to any of Parent, Merger Sub, any Guarantor, or the Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination. Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) will be the only monetary damages of Parent and Merger Sub and each of their respective Affiliates may recover from Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(e), as applicable); and (2) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(e), as applicable). Notwithstanding the foregoing, this Section 8.3(f)(ii) will not relieve the Company Group from liability (1) for any Willful Breach of this Agreement or (2) for any breaches of the Confidentiality Agreement; provided that under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed an amount equal to $288,000,000 in the aggregate for all such breaches, plus the Enforcement Expenses (if any) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure.

(iii) Each of the parties hereto acknowledges that any amount payable by the Company or Parent pursuant to this Section 8.3, including the Company Termination Fee and the Parent Termination Fee, does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(a), except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.8(a) (and, if the Company elects, doing so concurrently with seeking monetary damages and/or payment of the Parent Termination Fee), under no circumstances will the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 9.8(a), on the one hand, and payment of the Parent Termination Fee, Enforcement Expenses and Reimbursement Obligations as and when due, pursuant to this Section 8.3, on the other hand.

(h) Non-Recourse Parent Party. In no event will the Company seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, each Guarantor, Parent and Merger Sub) with respect to this Agreement, the Equity Commitment Letter or the Guaranty or the transactions contemplated hereby and thereby (including any breach by any Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from Parent or Merger Sub to the extent expressly provided for in this Agreement or any Guarantor to the extent expressly provided for in the Guaranty and the Equity Commitment Letter.

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 8.3(f), Section 8.6, Section 9.6, Section 9.8(b), Section 9.10(b), Section 9.11 and this Section 8.4 (and any provision of this Agreement to the extent an amendment, a modification, waiver or termination of such provision would modify the substance of the provisions relating to the Financing Sources set forth in Section 8.3(f), Section 8.6, Section 9.6, Section 9.8(b), Section 9.10(b), Section 9.11 or this Section 8.4) may not be amended, modified or altered in a manner adverse to any Financing Source without the prior written consent of the Financing Commitment Sources.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6 No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive agreements for the Debt Financing executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission with receipt confirmed, in each case to the intended recipient as set forth below:

(a)  if to Parent or Merger Sub to:

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

Attention:	Scott Crabill

Tara Gadgil

Email:	scrabill@thomabravo.com; tgadgil@thomabravo.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, IL 60654

Attention:	Gerald T. Nowak, P.C.

Corey D. Fox, P.C.

Bradley C. Reed, P.C.

Daniel A. Hoppe

Email:	gnowak@kirkland.com; cfox@kirkland.com;

breed@kirkland.com; dan.hoppe@kirkland.com

(b)  if to the Company (prior to the Effective Time) to:

RealPage, Inc.

2201 Lakeside Boulevard

Richardson, Texas 75082

Attention:	David Monk, Executive Vice President, Chief Legal Officer and Secretary

Email:	david.monk@realpage.com

with a copy (which will not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Andrew J. Nussbaum

Zachary S. Podolsky

Email:	AJNussbaum@wlrk.com

ZSPodolsky@wlrk.com

Any notice received at the addressee’s location, or by email at the addressee’s email address, on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) to any of their respective Affiliates; or (b) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to the Equity Commitment Letter or any Guarantor pursuant to the Guaranty; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock and Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Thoma Bravo, L.P., a Delaware limited partnership, and the Company have previously executed a Confidentiality Agreement, dated November 27, 2020 (as amended, the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Guaranty and the Financing Letters, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third-Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; and (b) from and after the Effective Time, the rights of the holders of shares of Company Common Stock and the Company Equity Awards to receive the Per Share Price set forth in Article I. The provisions of Section 8.3(f), Section 8.4, Section 8.6, Section 9.8(b), Section 9.10(b), Section 9.11 and this Section 9.6 will, subject to the rights of the Financing Commitment Sources set forth in the last sentence of Section 8.4, inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns).

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance.

(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not timely perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.6, (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. It is explicitly agreed that, subject to the limitations in the next two (2) sentences of this Section 9.8(b)(i), the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Financing to be funded (including to cause Parent to enforce the obligations of the Guarantors under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) subject to the terms and conditions set forth therein and herein. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Financing under the terms thereof, none of the Company and its Affiliates and their direct and indirect equityholders shall be entitled to directly seek the remedy of specific performance of this Agreement against any Financing Source. Notwithstanding anything to the contrary in this Agreement, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund a portion of the Required Amounts (but not the right of the Company to seek such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), (ii) the Debt Financing has been funded in accordance with the terms and conditions thereof or will be funded in accordance with the terms and conditions thereof if the Equity Financing is funded and (iii) the Company has irrevocably confirmed in writing that if the Equity Financing and Debt Financing are funded, then the Company shall take such actions that are required of it by this Agreement to consummate the Closing pursuant to the terms of this Agreement.

(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party further agrees that it will use its reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute before the Termination Date.

9.9 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Transactions, shall be governed by the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Transactions and the Guaranty, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guaranty or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guaranty or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guaranty or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary but subject to Section 8.6, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Commitment Letter, the Debt Financing or the performance of services thereunder or related thereto will be brought in and subject to the exclusive jurisdiction of the Supreme Court of the State of New York, county of New York sitting in the Borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed by, construed in accordance with and enforced under the laws of the State of New York.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS, THE GUARANTY, THE EQUITY COMMITMENT LETTER, THE DEBT COMMITMENT LETTER, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES IN CONNECTION WITH THE FINANCING DESCRIBED IN THIS AGREEMENT). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

9.15 Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation.

9.16 Disclaimer. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole contractual benefit of such parties. Such representations and warranties may be made as of specific dates, only for purposes of the Agreement and for the benefit of the parties hereto. Such representations and warranties are subject to important exceptions and limitations agreed upon by the parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and were made subject to a contractual standard of materiality that may differ from the standard generally applicable under federal securities laws or under other contracts. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. Any information concerning the subject matter of such representations and warranties may have changed, and may continue to change, since the Agreement Date, and such subsequent information may or may not be fully reflected in the Company’s public reports. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of contractual risks associated with particular matters regardless of the Knowledge of any of such parties. Any filing of this Agreement with the SEC or otherwise is only to provide investors with information regarding its terms and conditions and not to provide any other factual information regarding the Company or its business. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement or any description thereof as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date. The information in this Agreement should be considered together with the Company’s public reports filed with the SEC.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

MIRASOL PARENT, LLC

By:	/s/ S. Scott Crabill
Name: S. Scott Crabill
Title: President and Assistant Secretary

MIRASOL MERGER SUB, INC.

By:	/s/ S. Scott Crabill
Name: S. Scott Crabill
Title: President and Assistant Secretary

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Name: Stephen T. Winn
Title: Chief Executive Officer and Chairman

[Signature Page to Agreement and Plan of Merger]

Annex B

December 20, 2020

The Board of Directors

RealPage, Inc.

2201 Lakeside Boulevard

Richardson, Texas 75082-4305

Members of the Board of Directors:

We understand that RealPage, Inc. (“RealPage”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among RealPage, Mirasol Parent, LLC (“Parent”) and Mirasol Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into RealPage (the “Merger”) and each outstanding share of the common stock, par value $0.001 per share, of Real Page (“RealPage Common Stock”) (other than shares of RealPage Common Stock held by Parent, Merger Sub or their subsidiaries, held as treasury stock, or with respect to which dissenters’ rights shall have been properly exercised (collectively, “Excluded Shares”)) will be converted into the right to receive $88.75 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of RealPage Common Stock (other than holders of Excluded Shares) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to RealPage;

(ii)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of RealPage furnished to or discussed with us by the management of RealPage, including certain financial forecasts relating to RealPage prepared by the management of RealPage (such forecasts, “RealPage Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of RealPage with members of senior management of RealPage;

(iv)	reviewed the trading history for RealPage Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(v)	compared certain financial and stock market information of RealPage with similar information of other companies we deemed relevant;

(vi)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(vii)	reviewed a draft, dated December 20, 2020, of the Agreement (the “Draft Agreement”); and

(viii)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of RealPage that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the RealPage Forecasts, we have been advised by RealPage, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of RealPage as to the future financial performance of RealPage. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of RealPage, nor have we made any physical inspection of the properties or assets of RealPage. We have not evaluated the solvency or fair value of RealPage or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of RealPage, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on RealPage or the contemplated benefits of the Merger. We also have assumed, at the direction of RealPage, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, or any terms or other aspects or implications of any related transactions, of any voting or support agreements or any other arrangements, agreements or understandings entered into in connection with or related to the Merger or otherwise. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of RealPage. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of RealPage Common Stock (other than holders of Excluded Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to RealPage or in which RealPage might engage or as to the underlying business decision of RealPage to proceed with or effect the Merger. We also are not expressing any view or opinion with respect to, and have relied, with your consent, upon the assessments of representatives of RealPage regarding, legal, regulatory, accounting, tax and similar matters relating to RealPage and the Merger (including the contemplated benefits thereof) as to which we understand that RealPage obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

We have acted as financial advisor to RealPage in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, RealPage has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of RealPage and certain of its affiliates and Thoma Bravo, L.P., an affiliate of Parent (“Thoma Bravo”), and certain affiliates and portfolio companies of Thoma Bravo.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to RealPage and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a book-running manager, bookrunner and/or underwriter for certain debt and equity offerings of RealPage, (ii) having acted or acting as a bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of RealPage and/or certain of its affiliates (including acquisition financing), (iii) having provided or providing certain derivatives and foreign exchange trading services to RealPage and/or certain of its affiliates, and (iv) having provided or providing certain treasury management products and services to RealPage and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Thoma Bravo and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Thoma Bravo and/or certain of its affiliates and portfolio companies in connection with certain merger and acquisition transactions, (ii) having acted or acting as a book-running manager, bookrunner and/or underwriter for certain debt and equity offerings of certain affiliates and portfolio companies of Thoma Bravo, (iii) having acted or acting as an administrative agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of Thoma Bravo and/or certain of its affiliates and portfolio companies (including acquisition financing), (iv) having provided or providing certain derivatives, foreign exchange and other trading services to Thoma Bravo and/or certain of its affiliates and portfolio companies and (v) having provided or providing certain treasury management products and services to Thoma Bravo and/or certain of its affiliates and portfolio companies. In addition, we and/or certain of our affiliates have maintained, currently are maintaining, and in the future may maintain, significant commercial (including vendor and/or customer) relationships with Thoma Bravo and/or certain of its affiliates and portfolio companies.

We further note that, concurrent with RealPage’s issuance in May 2017 of $345.0 million aggregate principal amount of 1.50% convertible senior notes due 2022 (the “Convertible Notes”), RealPage entered into separate convertible bond hedge transactions and issuer warrant transactions (collectively, the “Call Spread Transactions”) with three banks, including our affiliate, Bank of America, N.A. (“BANA”), acting as principal for its own account in respect of twenty-five percent (25%) of the Call Spread Transactions. The Call Spread Transactions consisted of the purchase by RealPage from those three banks of call options in respect of the number of shares of RealPage Common Stock initially underlying the Convertible Notes and with an initial strike price equal to the initial conversion price of the Convertible Notes of $41.9475, and the sale by RealPage to those three banks of warrants in respect of the same number of shares of RealPage Common Stock and with an initial strike price equal to $57.5750, with each strike price being subject to certain adjustments.

In accordance with the terms of the Call Spread Transactions with BANA, following announcement of the Merger, BANA may, acting in good faith and in a commercially reasonable manner as calculation agent with respect to such issuer warrant transactions, adjust the terms of such warrant transactions to account for the economic effect of the announcement on such transactions. In addition, if the Merger is consummated, the issuer warrant transactions with BANA will terminate and any termination payment payable by RealPage to BANA will be determined by BANA in accordance with the termination provisions of such issuer warrant transactions, unless otherwise agreed by the parties. If the Merger is consummated and the holders of the Convertible Notes elect to put their notes for par in accordance with the terms of the Convertible Notes, the convertible bond hedge transactions will expire unexercised. If the Merger is consummated and the holders of the Convertible Notes elect to convert their notes in accordance with the terms of the Convertible Notes, the convertible bond hedge transactions will be automatically exercised, resulting in a cash payment by BANA to RealPage that will be determined in accordance with the provisions of such convertible bond hedge transactions (as modified by a side letter entered into between RealPage and BANA), unless otherwise agreed by the parties. BANA may recognize gains or losses in connection with the Call Spread Transactions and its hedging activity as a result of such events.

It is understood that this letter is for the benefit and use of the Board of Directors of RealPage (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on RealPage or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of RealPage Common Stock (other than holders of Excluded Shares) is fair, from a financial point of view, to such holders.

Very truly yours,

BOFA SECURITIES, INC.

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) Repealed by 82 Laws 2020, ch. 256, § 15.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the

Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/RP or scan the QR code - login details are located in the shaded bar below.Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada* Employees and other service providers of RealPage, Inc. who intend to vote their shares received under the RealPage, Inc. 2010 Equity Incentive Plan, as amended, and the RealPage, Inc. 2020 Equity Incentive Plan must vote their shares not later than 1:00 a.m., Central Time, on March 4, 2021. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain For Against Abstain 1. To approve the adoption of the Agreement and Plan of Merger 2. To approve, on an advisory (non-binding) basis, the (the "Merger Agreement"), dated as of December 20, 2020, by compensation that may be paid or become payable to and among Mirasol Parent, LLC, Mirasol Merger Sub, Inc., and RealPage's named executive officers that is based on or RealPage, Inc. ("RealPage") otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement 3. To adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the special meeting B Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box .C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND1UPX 489910 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03DGSD

The Special Meeting of Stockholders of RealPage, Inc. will be held on March 8, 2021 at 10:00AM CST, virtually via the internet at www.meetingcenter.io267632344. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is - RP2021. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RPIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - RealPage, Inc. + Notice of Special Meeting of StockholdersProxy Solicited by Board of Directors for Special Meeting March 8, 2021 Stephen T. Winn is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of RealPage, Inc. to be held on March 8, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in accordance with the directions indicated by the stockholder herein. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below.